As filed with the Securities and Exchange Commission on October 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	86-2409612
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

Telephone: (303) 431-3435

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terrance E. Mendez

Chief Executive Officer

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

Telephone: (303) 431-3435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael D. Schwamm, Esq.

Justin A. Santarosa, Esq.

Duane Morris LLP

865 South Figueroa Street, Suite 3100

Los Angeles, California 90017

Tel. No. (213) 689-7466

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 20, 2025

PRELIMINARY PROSPECTUS

SHF HOLDINGS, INC.

52,280,646 Shares of Class A Common Stock

This prospectus relates to the potential offer and sale from time to time by the selling stockholders named in this prospectus (each, a “Selling Stockholder”) of 52,280,646 shares of Class A common stock, par value $0.0001 (the “Common Stock”), of SHF Holdings, Inc. (“SHF,” the “Company,” “we,” “us,” or “our”).

The 52,280,646 shares of Common Stock offered under this prospectus consist of (i) 49,993,585 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) issued and sold to certain investors pursuant to a Securities Purchase Agreement, dated as of September 30, 2025, by and between us and such investors (the “Series B SPA”) at the potential floor conversion price of $1.5528, (ii) 1,999,544 shares of Common Stock underlying Common Stock purchase warrants (the “Series B Warrants”) at the floor exercise price of $1.5528 per warrant share, issued and sold to the investors pursuant to the Series B SPA, (iii) 250,000 shares of Common Stock underlying warrants at the exercise price of $40.00 per warrant share, issued and sold to the Abaca Holders (as defined below) (the “Abaca Warrants” and together with the Series B Warrants, the “Warrants”), pursuant to an Agreement and Plan of Merger, dated as of October 31, 2022 (as amended, the “Merger Agreement”), by and between us, SHF Merger Sub I, SHF Merger Sub II, LLC, Rockview Digital Solutions, Inc. d/b/a Abaca (“Abaca”), and Daniel Roda, solely in his capacity as the representative of Abaca’s securityholders (the “Abaca Holders”), and (iv) 37,517 shares of Common Stock issued on or about October 5, 2025 to the Abaca Holders pursuant to the Merger Agreement.

We are registering the shares on behalf of the Selling Stockholders, to be offered and sold by it from time to time. We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders pursuant to this prospectus. Upon any exercise of the Warrants by payment of cash, we will receive the exercise price of such Warrants, which, if exercised in cash with respect to all of the Warrants outstanding and held by the Selling Stockholders as of the date hereof, would result in gross proceeds to us of approximately $24.6 million at the floor exercise price. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from their exercise.

Our Common Stock is listed on The Nasdaq Stock Market (the “Nasdaq”) under the symbol “SHFS.” The last reported sale price of our Common Stock on the Nasdaq on October 17, 2025 was $3.78 per share. We recommend that you obtain current market quotations for our Common Stock prior to making an investment decision.

Each Selling Stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares. The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expense.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” on page 80 of this prospectus.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC whereby the Selling Stockholders named herein may, from time to time, sell the securities offered by them as described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered pursuant to this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Stockholders and their respective permitted transferees may use this registration statement to sell securities from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders and their respective permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “SHF,” “the Company,” “we,” “us,” “our” and similar references refer to SHF Holdings, Inc., a Delaware corporation, and where appropriate, its wholly-owned subsidiaries, SHF, LLC and SHFxAbaca, LLC.

This prospectus and the information incorporated herein by reference may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various of the statements made in this prospectus, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning of, and subject to the protections of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and condition, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, achievements, or financial condition of the Company to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. These forward-looking statements should be read together with the discussion of the Company’s risks and uncertainties included under the caption “Risk Factors” beginning on page 12 of this prospectus.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “seek,” “should,” “indicate,” “would,” “believe,” “contemplate,” “consider,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

●	Our profitability is subject to interest rate risk;

●	Volatility and uncertainty in the financial markets and banking industry may adversely impact our clients and our ability to obtain additional financial institution customers;

●	Liquidity risks could affect our operations and jeopardize our financial condition and certain funding sources could increase our interest rate expense including our ability to operate as a going concern and also remaining in compliance with debt covenants;

●	The industry in which our clients operate is considered federally illegal, which may pose risk if actions were taken against those clients or our Company;

●	Our strategic plan and growth strategy may not be achieved as quickly or as fully as we seek;

●	Our success depends on our ability to compete effectively in highly competitive markets;

●	Potential gaps in our risk management policies may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business;

●	Our ability to resolve our material weaknesses in internal controls over financial reporting;

●	We have identified and we may identify additional deficiencies in our internal controls, which may have an impact on our business operations;

●	Technological changes affect our business including potentially impacting the revenue stream of traditional products and services, and we may have fewer resources than many competitors to invest in technological improvements;

●	Our information systems may experience interruptions and security breaches, and are exposed to cybersecurity threats;

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●	Many of our major systems depend on and are operated by third-party vendors, and any systems failures or interruptions could adversely affect our operations and the services we provide to our clients;

●	Any failure to protect the confidentiality of customer information could adversely affect our reputation and subject us to financial sanctions and other costs that could have a material adverse effect on our business, financial condition and results of operations;

●	Future acquisitions and expansion activities may disrupt our business, dilute shareholder value and adversely affect our operating results;

●	We may not be able to generate sufficient cash to service all of our operation needs, including our debt obligations;

●	We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations;

●	Our business may be adversely affected by economic conditions in general and by conditions in the financial markets;

●	We are subject to extensive regulations that could limit or restrict our activities and adversely affect our earnings;

●	Litigation and regulatory investigations are increasingly common in our businesses and may result in significant financial losses and/or harm to our reputation;

●	Liquidity risks arising from the uncertainty surrounding cash flows, including the potential impact on our ability to continue operations as a going concern;

●	We are subject to capital adequacy and liquidity standards, and if we fail to meet these standards, whether due to losses, growth opportunities or an inability to raise additional capital or otherwise, our financial condition and results of operations would be adversely affected;

●	Certain of our existing shareholders could exert significant control over the Company;

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of our Common Stock and its trading volume could decline;

●	We have the ability to issue additional equity securities, which would lead to dilution of our issued and outstanding Common Stock;

●	We are an “emerging growth company,” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our Common Stock may be less attractive to investors;

●	We may be unable to attract and retain key people to support our business;

●	In certain circumstances, we assume the risk of fraud loss and negative balances for accounts maintained at our financial institution partners;

●	Severe weather, natural disasters, global pandemics, acts of war or terrorism, theft, civil unrest, government expropriation or other external events could have significant effects on our business;

●	There is substantial doubt about our ability to continue as a going concern;

●	The Company’s ability to comply with Nasdaq, Nasdaq’s listing requirements and maintain its listing on Nasdaq is uncertain and subject to various risks and factors that may cause actual results to differ materially; and

Other factors and information in other filings that we make with the SEC under the Exchange Act and Securities Act.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. Because of these risks and other uncertainties, our actual future financial condition, results, performance or achievements, or industry results, may be materially different from the results indicated by the forward-looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results of operations. You should not rely on any forward-looking statements as predictions of future events.

All written or oral forward-looking statements that are made by us or are attributable to us are expressly qualified in their entirety by this cautionary note. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update, revise or correct any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

This prospectus and any related prospectus supplement also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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SUMMARY OF RISK FACTORS

Our business is subject to a number of risks, which are discussed more fully under “Risk Factors” beginning on page 12 of this prospectus, that could cause actual results to differ materially from those indicated by forward-looking statements made in this prospectus or presented elsewhere from time to time. Capitalized terms used but not otherwise defined in the following summary have the meanings ascribed to them elsewhere in this prospectus. These risks include, but are not limited to, the following:

Risks Related to the Company’s Business

●	There is substantial doubt as to our ability to continue as a going concern.
●	Substantially all of the Company’s CRB clients’ deposits are currently held at Partner Colorado Credit Union, which means that our growth will be restricted until we can enter into agreements with additional financial institutions or directly with CRB clients.
●	The Company’s loan program is currently substantially dependent on the regulatory restrictions placed on PCCU, currently the largest funding source of loans facilitated by the Company, which may limit the types, terms and amounts of loans that we may offer.
●	The Company may face competition from traditional financial institutions and other lenders and service providers for its lending and other services, which may adversely affect the Company’s ability to achieve its business goals and its results of operations.
●	The soundness of our financial institution customers could adversely affect us.
●	Volatility in interest rates may adversely affect our revenues, profitability, and competitive position.
●	Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
●	The Company is dependent third parties for certain services, and if we cannot manage our relationships with such third parties, our business, results of operations, financial condition, and cash flows could be adversely affected.
●	An information systems interruption or breach in security of the Company’s systems could adversely affect us.
●	The Company may suffer uninsured losses or suffer material losses in excess of insurance limits.
●	An adverse outcome in litigation to which the Company is or becomes a party could materially and adversely affect us.
●	We have identified material weaknesses in our internal control over financial reporting. If the remediation of such material weaknesses are not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

Risks Related to the Cannabis Industry

●	The Company provides services to financial institutions that provide banking services to businesses in or ancillary to the state-licensed cannabis industry and the hemp industry, which could expose us to additional liabilities and regulatory compliance cost and adversely impact our business, operations, financial condition, brand and reputation.
●	The Company, its financial institution customers and their cannabis related business (“CRB”) clients are subject to a variety of laws regarding financial transactions related to cannabis, which could subject their CRB clients to legal claims or otherwise adversely affect our business.
●	We may have difficulty using bankruptcy courts due to our involvement in the regulated cannabis industry.
●	The conduct of third parties may jeopardize our business and regulatory compliance.
●	We may be subject to constraints on marketing our services, which could adversely impact our results of operations and our growth opportunities.
●	Service providers to cannabis businesses may be subject to unfavorable U.S. tax treatment.
●	Cannabis businesses may be subject to civil asset forfeiture.

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●	Because we provide services to companies that provide services to CRBs, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.
●	There may be difficulty enforcing certain of our commercial agreements and contracts.
●	Directors, officers, employees and investors who are not U.S. citizens may face constraints on cross-border travel into the United States because of their involvement in the cannabis industry.

Risks Related to the Company’s Organization and Structure

●	The Company depends on key management personnel and other experienced employees.
●	Failure by the Company’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.
●	Changes in accounting rules, assumptions or judgments could materially and adversely affect the Company.
●	If the Company fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in the Company’s financial results, which could materially and adversely affect the Company.

Risks Related to an Investment in Our Securities

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.
●	The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.
●	The Company may issue additional shares of common or preferred stock under the Equity Incentive Plan or otherwise, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.
●	Our operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.
●	If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of the Common Stock could decline.
●	We may be unable to obtain additional financing to fund our operations and growth.
●	Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our Common Stock.
●	Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
●	The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

Risks Related to this Offering

●	It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.
●	The Selling Stockholders will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.
●	Investors who buy shares of Common Stock from the Selling Stockholders at different times will likely pay different prices.
●	Future resales and/or issuances of shares of Common Stock, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly.
●	We may use proceeds from sales of our Common Stock made pursuant to the Purchase Agreement in ways with which you may not agree or in ways which may not yield a significant return.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read our financial statements, the information incorporated by reference into this prospectus and the exhibits to the registration statement of which this prospectus is a part.

The Company

The Company was founded in 2015 as a solution to a major problem that plagued the nascent legalized cannabis industry in Colorado - access to reliable and compliant financial services. Cannabis-related funds were already finding their way into the financial system, including via hidden, misrepresented accounts and unlawful banking practices. Based upon our research, we determined that the appropriate step was to protect the financial system from criminal activity and provide legitimacy to the legal state CRBs. From decades of regulatory and banking experience, we created a detailed compliance program to assist financial institutions desiring to provide safe and sound financial services that would accomplish industry accountability and protect the financial system. The compliance program provides onboarding, validation and monitoring services to financial institutions desiring to provide traditional banking services to all types of marijuana, hemp, and CBD businesses, and to ancillary businesses that provide services to the cannabis industry. These ancillary businesses include payroll companies, payment processors, and professionals providing services to and receiving payment from CRBs. As the lawful cannabis industry grew beyond Colorado, the Company evolved its business practices to build a national footprint and currently provides services to financial institutions that provide banking services in 41 states and territories of the United States of America (the “United States” or “U.S.”) where cannabis is either legal medicinally or for full adult use.

We intend to support our mission by providing unparalleled client and customer service while offering a unique array of innovative technology-based products and services. We believe that our unique banking relationships, reputation of reliability in the cannabis industry, as well as our deep expertise and experience in the industry will position us to serve a broad range of cannabis industry participants, including cannabis and hemp cultivators, processors, manufacturers, dispensaries, multi-state operators, as well as the financial institutions that wish to bank cannabis and hemp industry participants. Since 2015, we have facilitated more than $25.6 billion in deposit activity across a footprint of 41 states and territories of the United States. Through its relationship with its financial institution customers, the Company has successfully navigated over 16 state and federal banking exams.

Through a combination of organic growth, increased commercial lending, and further development of our financial technology company (“fintech”) platform, we believe we are all well-positioned to service the cannabis industry, including through the industry’s recent large-scale consolidations.

Background and Recent Developments

Background

The Company has developed and commercialized a fully compliant financial services platform for financial institutions providing banking services to CRBs to access and maintain reliable financial services as long as both the financial institution customer and the CRB meet regulatory requirements. Our platform enables the Company’s staff to efficiently guide financial institution customers and the CRBs desiring banking services through the onboarding, validation and monitoring process. Our automated platform provides for an efficient and effective management tool allowing our employees to provide continuity of service while enabling compliance staff to monitor Bank Secrecy Act (“BSA”) activities.

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Through the Company’s platform, our financial institution customers have the ability to provide CRBs with access to traditional financial services including wires, debit, Automated Clearing House (“ACH”), remote deposit capture, business checking and savings accounts, courier and vaulting services, cash management accounts and commercial lending. We believe our services have been implemented consistent with applicable law and regulations, ensuring our financial institution customers will be able to provide CRBs with reliable access to these services. We feel our history of developing processes that satisfy regulatory standards has resulted in a solid reputation with related authorities and solidifies our ability to continue to grow existing services and reduces barriers to expanding into new service offerings.

Recent Developments

On August 27, 2025, the Company closed an offering of Convertible Promissory Notes (the “Notes”) that were issued to certain accredited investors (the “Investors”) with a maturity date of September 9, 2026, a 20% original issue discount and an aggregate principal sum of $562,500. Pursuant to the terms of the Notes, the Company has agreed to pay all outstanding principal and interest on the maturity date. The conversion price of the Notes is the lesser of (i) a twenty percent (20%) discount to the average VWAP (as defined below) of the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately prior to the execution date of the Note and (ii) a twenty percent (20%) discount to the average VWAP of the Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately preceding the date of a conversion notice, subject to adjustment as provided in the Note. The Investors may, at any time, convert all or a portion of the Notes. The Notes contain customary events of default and become due and payable upon the occurrence thereof. The Notes also provide the Investors with the right to exchange the Note for securities issued by the Company in a subsequent offering of securities by the Company. At the election of the Investors, 120% of the principal and interest then outstanding on the Note shall be exchanged for the new securities. The Company has also granted the Investors piggyback registration rights with respect to the shares of Common Stock underlying the Notes.

On September 9, 2025, the Company issued an additional Note to an accredited investor in the principal sum of $125,000 (the “September Note”). The September Note is identical to the Notes issued on August 27, 2025.

On September 17, 2025, the Company entered into the Purchase Agreement with CREO Investments, LLC (“CREO”), whereby the Company may offer and sell, from time to time at its sole discretion, and whereby CREO has committed to purchase, up to $150.0 million of the Company’s newly issued Common Stock, subject to the limitations described herein. We and CREO can also agree to increase this purchase commitment to up to $500.0 million of the Company’s newly issued Common Stock, subject to the limitations described herein. As consideration for CREO’s commitment to purchase shares of Common Stock pursuant to the Purchase Agreement, we agreed to issue to CREO $1,000,000 in stated value of certain preferred stock of the Company (the “Commitment Shares”), following the creation of such preferred stock. In the event CREO’s purchase commitment is increased, we will issue additional CREO Commitment Shares. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with CREO, pursuant to which it agreed to provide CREO with certain registration rights related to the shares issued under the Purchase Agreement (the “CREO Registration Rights Agreement”).

On September 30, 2025, the Company and CREO entered into an amendment to the Purchase Agreement whereby the Company agreed to apply 25% of any net cash proceeds from the sale of shares of its Common Stock pursuant to the Purchase Agreement towards the redemption of the Series B Preferred Stock. The issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of CREO’s control.

On September 30, 2025, the Company entered into a Securities Purchase Agreement (the “Series B SPA”) with the investors party thereto (the “Buyers”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Buyers an aggregate of 31,052 shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”) and related warrants (the “Original Series B Warrants”) initially to acquire an aggregate of 1,999,544 shares of the Company’s Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events. The exercise price per warrant share is $7.7644, subject to adjustment as provided therein.

On October 14, 2025, the Company entered into an Amendment No. 1 to Securities Purchase Agreement (the “Amendment”), with each Buyer, effective September 30, 2025. Pursuant to each Amendment, such Buyer’s Original Series B Warrant was amended and restated (as amended and restated, each, a “Series B Warrant”) to correct the exercisability date from six months and one day after the Issuance Date (as defined in the Series B Warrant) to six months and one day after the Applicable Date (as defined in the Series B Warrant).

Subject to the terms of the Warrant, each Warrant is exercisable at any time on or after the six month and one day anniversary of the Applicable Date (as defined in the Series B SPA). The Warrants expire upon the third anniversary of such Initial Exercisability Date. Subject to the terms and conditions of the Certificate of Designation (as defined below), the Series B Preferred Stock is convertible immediately upon issuance, and the conversion price is $7.7644 per share, subject to adjustment as provided therein. The aggregate purchase price paid by the Buyers to the Company pursuant to the Series B SPA was approximately $28.8 million, resulting in approximately $6.3 million in additional cash to the Company. This purchase price includes certain Buyers that paid for the securities acquired pursuant to the Series B SPA, in whole or in part, by (i) cancelling outstanding Indebtedness (as defined in the Series B SPA) or securities of the Company, (ii) cancelling amounts owed to such Buyer by the Company, including the Commitment Shares owed to CREO, and/or (iii) transferring assets, including third-party securities, to the Company. Certain members of the Company’s management and board participated in the transaction as Buyers, however the issuance to such members of management of the shares of Common Stock underlying the Series B Preferred Stock and Warrants is subject to stockholder approval under Nasdaq Listing Rule 5635(c). The Company received net proceeds of approximately $6.1 million in connection with the transactions contemplated by the Series B SPA.

In connection with the execution of the Series B SPA, the Company entered into a Registration Rights Agreement with the Buyers on the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed, among other things, to file a registration statement on Form S-1 with the SEC as soon as practicable, but in no event later than October 29, 2025, to register the Common Stock underlying the Series B Preferred Stock and the Series B Warrants for resale by the Buyers.

On September 30, 2025, the Company entered into a Debt Cancellation Agreement (the “Debt Cancellation Agreement”) with Partner Colorado Credit Union (“PCCU”). As previously disclosed, the Company and PCCU entered into a Senior Secured Promissory Note and Security Agreement (the “Loan Agreements”) on March 29, 2023 whereby PCCU agreed to make loans to the Company in the aggregate principal amount of $14.5 million. Pursuant to the terms of the Debt Cancellation Agreement, the outstanding principal amount of all loans made to the Company under the Loan Agreements, or approximately $10.7 million, was deemed repaid and the obligations of the Company represented thereby with respect to such principal amount was deemed to be satisfied in full and cancelled in exchange for 13,436 shares of Company’s Series B Preferred Stock and a Series B Warrant to purchase 865,200 shares of Stock, subject to adjustment as provided in the Series B Warrant.

Exchange and Cancellation Agreements

On September 30, 2025, the Company entered into Exchange and Cancellation Agreements (each, an “Exchange and Cancellation Agreement”) with each of Verdun Investments LLC (“Verdun”), Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”), and Midtown East Management NL,LLC (“Midtown” and, together with Verdun and Vellar, the “Sellers”). As previously disclosed, on June 16, 2022 the Company and Midtown entered into a Forward Purchase Agreement (the “FPA”), which was subsequently assigned by Midtown to each of Vellar and Verdun. Pursuant to the terms of the Exchange and Cancellation Agreement, the Company issued a certain number of shares of Series B Preferred Stock and Warrants to the Sellers in exchange for each Seller agreeing to irrevocably cancel, waive and forego all of its rights under the FPA and to terminate the FPA. The Company issued (i) 1,607 shares of Series B Preferred Stock and a Warrant to purchase 103,485 shares of Common Stock to Verdun, (ii) 2,070 shares of Series B Preferred Stock and a Warrant to purchase 133,301 shares of Common Stock to Midtown, and (iii) 1,325 shares of Series B Preferred Stock and a Warrant to purchase 85,325 shares of Common Stock to Vellar. The number of shares of Common Stock purchasable under the Warrants is subject to adjustment as provided therein.

As previously disclosed, on August 27, 2025 and September 9, 2025 the Company issued Convertible Promissory Notes (the “Notes”) to certain accredited investors with an aggregate principal sum of $687,500. On September 30, 2025, these Notes were exchanged for an aggregate of 825 shares of Series B Preferred Stock and Series B Warrants to purchase an aggregate of 53,127 shares of Common Stock, subject to adjustment as provided in the Series B Warrant.

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Exchange Listing

Our Common Stock is currently listed on the on the Nasdaq under the symbol “SHFS.”

Nasdaq Listing Compliance

As of June 30, 2025, our stockholders’ deficit of approximately $17.9 million was $20.4 million below the $2.5 million minimum equity requirement for continued listing on Nasdaq under Rule 5550(b)(1). We received a deficiency notice from Nasdaq regarding this noncompliance, and we submitted a compliance plan on May 22, 2025.

On April 7, 2025, the Company received a notice from Nasdaq indicating that it no longer met the continued listing requirements. The Company does not meet the alternative criteria for continued listing, which are based on the market value of listed securities or net income from continuing operations Specifically, the Company’s stockholders’ equity was below the minimum required stockholders’ equity of $2.5 million as stipulated by Nasdaq’s Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”). A compliance plan was submitted to Nasdaq on May 22, 2025, and Nasdaq confirmed receipt of our compliance plan. As a result of the recent preferred equity financing, Nasdaq informed the Company that it has regained compliance with Rule 5550(b)(1). In that regard, the Company believes that its stockholders’ equity exceeds $2.5 million, and SHF anticipates that the information contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2025, will reflect this. The Company also believes that its stockholders’ equity will continue to exceed $2.5 million as of December 31, 2025.

There can be no assurance that the Company will be able maintain compliance with any other Nasdaq requirement in the future.

Emerging Growth Company

We are an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an EGC can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an EGC can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period, for as long as it is available. We will remain an EGC until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act and (b) in which we have total annual gross revenue of at least $1.07 billion, (2) the date on which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning provided in the JOBS Act.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which allows us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our Common Stock held by non-affiliates exceeds $250.0 million as of the prior June 30, and (ii) our annual revenue exceeded $100.0 million during such completed fiscal year or the market value of the shares of our Common Stock held by non-affiliates exceeds $700.0 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Corporate Information.

The Northern Lights Acquisition Corp. (“NLIT”) was incorporated in the State of Delaware on February 26, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company completed its initial public offering in June 2021. In September 2022, NLIT acquired SHF, changing its name from Northern Lights Acquisition Corp. to SHF Holdings, Inc. Our principal executive offices are located at 1526 Cole Boulevard, Suite 250, Golden, Colorado 80401 and our telephone number is 303-431-3435. Our website address is www.shfinancial.org. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website addresses in this prospectus solely as an inactive textual reference.

The rights of holders of our Common Stock are governed by our Second Amended and Restated Certificate of Incorporation (as amended, the “Second Amended and Restated Certificate of Incorporation”), our bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). See “Description of Capital Stock.”

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THE OFFERING
Issuer	SHF Holdings, Inc.
Shares of Common Stock offered by the Selling Stockholders

Up to 52,280,646 shares of our Common Stock.

We are registering the number of shares of Common Stock issuable under the Purchase Agreement assuming the floor conversion price of $1.5528 for the Series B Preferred conversion.

Shares of Common Stock outstanding immediately prior to this offering	2,953,473 shares (as of October 16, 2025).

Shares of Common Stock outstanding immediately following to this offering	Up to 55,234,119 shares, assuming immediate (i) conversion of all the Preferred Stock, and (ii) exercise of all Warrants.

Terms of the offering	Each Selling Stockholder will determine when and how it will dispose of any shares of our Common Stock that are registered under this prospectus for resale. See “Plan of Distribution.”

Plan of distribution	Each Selling Stockholder will determine when and how it sells all or a portion of the shares of Common Stock offered pursuant to this prospectus. See “Plan of Distribution.”

Use of proceeds

We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders pursuant to this prospectus. Upon any exercise of the Warrants by payment of cash, we will receive the exercise price of such Warrants, which, if exercised in cash with respect to all of the Warrants outstanding and held by the Selling Stockholders as of the date hereof, would result in gross proceeds to us of approximately $15.5 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from their exercise.

We intend to use any net proceeds from the exercise of Warrants for working capital and other general corporate purposes. See “Use of Proceeds.”

Nasdaq symbol	“SHFS”

Risk factors

Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Transfer agent	The transfer agent and registrar for our Common Stock is Continental Stock Transfer and Trust Company.

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PRIVATE PLACEMENT OF PREFERRED SHARES AND ABACA MERGER SHARES

This prospectus relates to the potential offer and sale from time to time by the selling stockholders named in this prospectus (each, a “Selling Stockholder”) of 52,280,646 shares of Class A common stock, par value $0.0001 (the “Common Stock”), of SHF Holdings, Inc. (“SHF,” the “Company,” “we,” “us,” or “our”).

The 52,280,646 shares of Common Stock offered under this prospectus consist of (i) 49,993,585 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) issued and sold to certain investors pursuant to a Securities Purchase Agreement, dated as of September 30, 2025, by and between us and such investors (the “Series B SPA”) at the potential floor conversion price of $1.5528, (ii) 1,999,544 shares of Common Stock underlying Common Stock purchase warrants (the “Series B Warrants”) at the floor exercise price of $1.5528 per warrant share, issued and sold to the investors pursuant to the Series B SPA, (iii) 250,000 shares of Common Stock underlying warrants at the exercise price of $40.00 per warrant share, issued and sold to the Abaca Holders (as defined below) (the “Abaca Warrants” and together with the Series B Warrants, the “Warrants”), pursuant to an Agreement and Plan of Merger, dated as of October 31, 2022 (as amended, the “Merger Agreement”), by and between us, SHF Merger Sub I, SHF Merger Sub II, LLC, Rockview Digital Solutions, Inc. d/b/a Abaca (“Abaca”), and Daniel Roda, solely in his capacity as the representative of Abaca’s securityholders (the “Abaca Holders”), and (iv) 37,517 shares of Common Stock issued on or about October 5, 2025 to the Abaca Holders pursuant to the Merger Agreement.

Private Placement of Preferred Shares

On September 30, 2025, the Company entered into the Series B SPA with the investors party thereto (the “Buyers”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Buyers an aggregate of 31,052 shares of Series B Preferred Stock and related Original Series B Warrants initially to acquire an aggregate of 1,999,544 shares of the Company’s Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events. The Series B Preferred Stock that was issued included Commitment Shares that the Company was required to issue to CREO in accordance with the Purchase Agreement.

On October 14, 2025, the Company and each Buyer entered into an Amendment No. 1 to Securities Purchase Agreement (the “Amendment”). Pursuant to each Amendment, such Buyer’s Original Series B Warrant was amended and restated (as amended and restated, each, a “Series B Warrant”) to change the exercisability date from six months and one day after the Issuance Date (as defined in the Series B Warrant) to six months and one day after the Applicable Date (as defined in the Series B Warrant).

Subject to the terms of the Series B Warrant, each Series B Warrant is exercisable at any time on or after the six month and one day anniversary of the Applicable Date (the “Initial Exercisability Date”). The Series B Warrant expire upon the third anniversary of such Initial Exercisability Date. The exercise price per warrant share is $7.7644, subject to adjustment as provided therein.

Subject to the terms and conditions of the Certificate of Designation (as defined below), the Series B Preferred Stock is convertible immediately upon issuance, and the conversion price is $7.7644 per share, subject to adjustment as provided therein.

Series B Preferred Stock

Our board of directors amended our articles of incorporation on September 30, 2025, to authorize the issuance of Series B Preferred Stock by the filing of a certificate of designation (as amended as of the date of this Information Statement, the “Series B Certificate of Designation”), with each such share having a stated value of $1,000 as described below.

General. Each share of Series B Preferred Stock has a stated value of $1,000 per share and, when issued, the Series B Preferred Stock will be fully paid and non-assessable.

Ranking. Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Series B Certificate of Designation) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

Dividends. The holders of Series B Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series B preferred stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

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Conversion Rights

Conversion at Option of Holder. Each holder of Series B preferred stock may convert all, or any part, of the outstanding Series B preferred stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $7.7644 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Other Adjustments. The Company has agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of conversion shares at a conversion price below the conversion price (the date of such approval, the “Stockholder Approval Date”).

If 60 days, 90 days and 180 days following the occurrence of the later of (x) the Stockholder Approval Date and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series B preferred stock is eligible to be resold without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Conversion Price then in effect is greater than the greater of $1.5528 and the Market Price (as defined in the Certificate of Designations) then in effect (each, an “Adjustment Price”), the conversion price shall automatically lower to such Adjustment Price.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series B preferred stock for consideration equal to the Change of Control Election Price (as defined in the Series B Certificate of Designation), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series B preferred stock then outstanding at a redemption price equal to 120% of the greater of (i) the Conversion Amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the Conversion Amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

Fundamental Transactions. The Series B Certificate of Designation prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Series B Certificate of Designation).

Voting Rights. The holders of the Series B preferred stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Abaca Merger Shares

On October 26, 2023, the Company issued 250,000 Abaca Warrants to the Abaca Holders, in connection with the Second Amendment to the Merger Agreement (the “Second Amendment”) and the First Amendment to the Second Amendment dated February 27, 2024 . The Abaca Warrants have an exercise price of $40.00 per share of Common Stock to be paid in cash. An Abaca Warrant may be exercised only during the period (the “Exercise Period”) commencing October 26, 2023 and terminating October 25, 2028 (the “Expiration Date”).

The Second Amendment also added a Third Anniversary Consideration Payment of $1,500,000 which was payable in cash, stock, or a combination of both at the Company’s discretion. On October 5, 2025, the Company issued 37,517 shares of Common Stock to the Abaca Holders pursuant to the Second Amendment (the “Abaca Shares”).

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RISK FACTORS

We are subject to risks and uncertainties that could potentially negatively impact our business, financial conditions, results of operations and cash flows. This section contains a description of the risk and uncertainties identified by management that could, individually or in combination, harm our business, results of operations, liquidity and financial condition, as well as our financial instruments and our securities. In evaluating us and our business and making or continuing an investment in our securities, you should carefully consider the risks described below as well as other information contained in this prospectus and any risk factors and uncertainties discussed in our other public filings with the SEC under the caption “Risk Factors.” We may face other risks that are not contained in this prospectus, including additional risk that are not presently known, or that we presently deem immaterial. This prospectus and the risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in such forward-looking statements. Please refer to the sections in this prospectus titled “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding forward-looking statements and “Summary of Risk Factors” for additional information regarding the risks and uncertainties that could potentially negatively impact our business, financial conditions, results of operations and cash flows.

Risks Related to the Company’s Business

There is substantial doubt as to our ability to continue as a going concern.

As of June 30, 2025, the Company reported $247,318 of cash and cash equivalents, with an accumulated deficit of $122,513,459, In addition, the Company had a working capital deficit of $7,318,312 and cash used from operating activities of $1,815338 for the six months ended June 30, 2025. Additional funds are necessary to maintain current operations and to continue our activities. However, there can be no assurance that sufficient funding, from the CREO Equity Financing or otherwise, will be available to allow the Company to successfully continue our activities. If the Company is unable to obtain the necessary funds, additional reductions in spending and the delay or cancellation of planned activities may be necessary. These actions would have a material adverse effect on the Company’s business, results of operations, and prospects. As further discussed in the Company’s Annual Report on Form 10-K and on Form 10-K/A for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2025, these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date these accompanying financial statements were issued. Furthermore, the independent auditors’ report on our consolidated financial statements for the year ended December 31, 2024 included an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern. Our reported working capital deficit and operating losses, before adjustment for non-cash activity, raises substantial doubt about our ability to continue as a going concern. In addition, our future financial statements may include similar qualifications about our ability to continue as a going concern. Our financial statements were prepared assuming that we will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to meet our current operating costs, we will need to seek additional financing or modify or cease our operational plans. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

Our ability to raise additional funds will depend on financial, economic, and other factors, many of which are beyond our control. We cannot be certain that additional funding will be available on acceptable terms, or at all. Except as described in this prospectus, we have no committed source of additional capital and if we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be forced to delay, reduce, or terminate our business activities.

Substantially all of the Company’s CRB clients’ deposits are currently held at Partner Colorado Credit Union (“PCCU”), which means that our growth will be restricted until we can enter into agreements with additional financial institutions or directly with CRB clients.

Substantially all of the deposits of the Company’s CRB clients are currently held at PCCU. There can be no assurances that PCCU will be able to support the continued growth of CRB deposits given its regulatory framework. Therefore, unless we are able to expand the number of financial institutions at which deposits onboarded and monitored by the Company are held, our growth will be limited to the extent that PCCU’s assets may grow, if at all. Although under the Amended CAA (as defined below) the Company is not restricted from onboarding and monitoring deposits at other financial institutions, there can be no assurances that we will be able to expand the number of financial institutions with which we will onboard and monitor deposits or, if we are able to enter into agreements with additional financial institutions, whether the terms of those agreements will be on comparable terms. In addition, if PCCU were to terminate the Amended CAA, our operations would be materially impaired if we were not able to obtain from third parties the services the Company receives from PCCU under the Amended CAA or if we were not able to enter into arrangements with other financial institutions to host the deposits of the Company’s clients.

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The Company’s loan program is currently substantially dependent on the regulatory restrictions placed on PCCU, currently the largest funding source of loans facilitated by the Company, which may limit the types, terms and amounts of loans that we may offer.

The Company’s loan program is currently dependent on a single financial institution, PCCU, as its primary funding source for loans to CRBs. To date, all of the Company’s loans have been funded by this institution. PCCU’s lending capacity is subject to regulatory, concentration, and internal policy limits, including limits on the aggregate amount of loans, types of collateral, and exposure to any single borrower or group of borrowers. As a result, the Company’s ability to expand its loan program is directly constrained by the growth and lending policies of this financial institution unless and until the Company establishes the capacity to make loans directly or secures participation from other financial institutions willing to lend to CRBs. Because the Company’s ability to attract and retain CRB clients is partially correlated to its ability to extend loans, any constraints on lending capacity could negatively impact client retention and business development. There can be no assurance that additional lenders will be identified, or that the Company would be able to obtain terms as favorable as those currently available. Any inability to diversify or expand funding sources could materially and adversely affect the Company’s growth prospects and financial condition.

The Company’s partner financial institutions may face competition from traditional financial institutions and other lenders and service providers for its lending and other services, which may adversely affect the Company’s ability to achieve its business goals and its results of operations.

The Company operates in an increasingly competitive market for its lending, compliance, client intake, management and banking services. The competitors to our compliance and customer-focused services include both traditional financial institutions and fintech companies servicing those financial institutions. Lending competitors include private investment funds, public real estate investment trusts and business development companies focused on the cannabis industry, and traditional financial institutions that have begun offering loans to CRBs. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. In particular, because traditional financial institutions may have lower cost of funds, greater lending capacity, or higher risk tolerances than our financial institution customers, we may face greater competition in providing loans to CRBs. There can be no assurances that we will be able to successfully compete against these competitors, which may adversely affect the Company’s ability to achieve its business goals and its results of operations.

The soundness of our financial institution customers could adversely affect us.

Because our customers are other financial institutions, our ability to grow our operations and CRB client base could be adversely affected by the actions and commercial soundness the financial institutions for whom we provide services or who might seek our services. Financial institutions are interrelated as a result of trading, clearing, counterparty or other relationships. As a result, defaults by, or even rumors or questions about the financial health of, one or more financial institutions, or the banking and financial services industry generally, have previously led to market-wide liquidity problems and in the future could lead to losses, defaults or regulatory actions against the financial institutions with which we do business or with whom we may seek to provide services. There can be no assurances that the occurrence of any such losses, defaults or regulatory actions would not materially and adversely affect our results of operations.

Volatility in interest rates may adversely affect our revenues, profitability, and competitive position.

Prevailing interest rates affect multiple aspects of our business. Our investment income on deposits is tied to the Federal Reserve Interest on Reserve Balances (“IORB”) rate, such that changes in the IORB rate directly impact our revenues. Loan interest income is also influenced by prevailing market rates, which can affect both the yields on new loans and the demand for borrowing by CRBs. In addition, interest rates affect the cost of interest-bearing deposit products, including money market savings accounts offered by our financial institution partners.

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Competitive dynamics in the cannabis banking sector are also affected by interest rates. In a higher-rate environment, some financial institutions may subsidize compliance costs with increased investment income and reduce or eliminate account fees charged to CRB clients, which can pressure our fee revenues. In a lower-rate environment, while account fees may increase, competition may prevent us from raising fees, which could reduce our profitability. As a result, sustained or volatile changes in interest rates could materially and adversely affect our business, financial condition, results of operations, and liquidity.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. We are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:

●	As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.

●	As a company whose Common Stock is listed for trading on Nasdaq, we are subject to Nasdaq’s continued listing requirements, which include requirements relating corporate governance matters, the size of the public float of our shares, the minimum bid price of our shares, and maintaining minimum levels of shareholders’ equity. We are also required to notify Nasdaq of various corporate actions. See “Business––Nasdaq Listing Compliance.”

●	We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us.

As our business expands to additional states and U.S. territories, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold client deposits or offer loans for consumer or personal purposes, we are not currently required have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

The Company is dependent third parties for certain services, and if we cannot manage our relationships with such third parties, our business, results of operations, financial condition, and cash flows could be adversely affected.

We rely on third parties, including PCCU, for certain administrative services. These fees may result in higher expenses than we would otherwise incur. In addition, we may not be able to bring these functions in-house and, even if we are able to do so, we may continue to rely on third parties for all or part of these functions. Reliance on a third party, including PCCU, may result in significant expenses and operational issues over which we will not have direct control. In addition, if any of these third parties terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we may not be able to replace such third party’s services or secure reasonable terms with another third party, which could adversely affect our business, results of operations, financial condition, and cash flows.

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An information systems interruption or breach in security of the Company’s systems could adversely affect us.

The Company relies on information technology and other computer resources to perform important operational and marketing activities, as well as to maintain its business and employee records and financial data. The Company’s computer systems are currently hosted by PCCU and are subject to damage or interruption from, among other things, power outages, computer attacks by hackers, viruses, catastrophes, hardware and software failures and breach of data security protocols by its personnel or third-party service providers. Although the Company has implemented administrative and technical controls and has taken other actions to minimize the risk of cyber incidents and otherwise protect its information technology, computer intrusion efforts are becoming increasingly sophisticated and even the controls that the Company has installed might be breached. Further, many of these computer resources are provided to the Company or are maintained on the Company’s behalf by third-party service providers pursuant to agreements that specify certain security and service level standards, but which are ultimately outside of the Company’s control. If the Company were to experience a significant period of disruption in information technology systems that involve interactions with clients or suppliers, it could result in the loss of sales and clients and significant incremental costs, which could adversely affect its business. Additionally, security breaches of information technology systems could result in the misappropriation or unauthorized disclosure of proprietary, personal and confidential information, including information related to employees, counterparties, and clients, which could result in significant financial or reputational damage and liability under data privacy laws and regulations.

The Company may suffer uninsured losses or suffer material losses in excess of insurance limits.

In addition to difficulties with respect to claim assessment and liability and reserve estimation, some types of claims may not be covered by insurance or may exceed applicable coverage limits. The Company may also be responsible for applicable self-insured retentions with respect to its insurance policies. Furthermore, any product liability or warranty claims made against the Company, whether or not they are viable, may lead to negative publicity, which could impact the Company’s reputation and future sales.

Because of the uncertainties inherent in litigation, we cannot provide assurance that the Company’s insurance coverage, indemnity arrangements and reserves will be adequate to cover liability for any damages, the cost of litigation, or any other related expenses surrounding the current claims to which the Company is subject or any future claims that may arise. Such damages and expenses, to the extent that they are not covered by insurance, could materially and adversely affect our consolidated financial statements and results.

An adverse outcome in litigation to which the Company is or becomes a party could materially and adversely affect us.

Except as otherwise described in “Business––Involvement in Certain Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2024 and 2023––Litigation,” the Company is not aware of any pending litigation involving the Company. However, in the future, it may become subject to litigation, including claims relating to its operations, breach of contract, securities offerings, relation to the cannabis industry, or otherwise in the ordinary course of business or otherwise. Some of these claims may result in significant defense costs and potentially significant judgments against the Company, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against the Company may result in significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact the Company’s earnings and cash flows, thereby materially and adversely affecting us. Litigation or the resolution of litigation may affect the availability or cost of the Company’s insurance coverage, which could materially and adversely impact us.

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We have identified material weaknesses in our internal control over financial reporting. If the remediation of such material weaknesses are not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

As of June 30, 2025, the Company identified material weaknesses in our internal control over financial reporting related to its going concern assessment. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, the following are the material weaknesses over financial reporting identified by management:

●	Revenue Recognition: The Company is unable to support the completeness and accuracy of its activity fee income generated from deposits held at PCCU, as such activity fees are compiled from a system from which the Company does not have the ability to fully rely upon. As such, there is a potential that revenues recognized could have been misstated.

●	Accounting for Financial Instruments: The Company did not appropriately apply the guidance under ASC 470, Debt, in connection with the reclassification of the Amended PCCU Note. The PCCU Note, which was amended on March 1, 2025, met the criteria for classification as a non-current liability under ASC 470, but was incorrectly presented as a current liability in the Company’s financial statements. As a result, management deemed that remediation efforts related to previously reported matter relating to the accounting, disclosure and valuation of complex financial instruments unsuccessful.

●	Accounting for Forward Purchase Receivables: During the three months ended March 31, 2025, the Company did not appropriately reclassify the forward purchase receivables to additional paid-in-capital after certain conditions preventing its classification as equity were overcome. The Company did not have adequate documentation regarding the valuation of these receivables in accordance with the relevant accounting literature. This matter, corrected prior to issuance of the quarterly report, could have resulted in a misstatement in the valuation of the reported forward purchase receivables and additional paid-in-capital.

●	Going Concern: In applying ASC 205-40 and SEC Staff Accounting Bulletin No. 59 (Topic 1.M), management failed to recognize that substantial doubt about the Company’s ability to continue as a going concern existed as of the December 31, 2024. Management’s evaluation initially failed to be evaluated based on financial cash flow projections from the date the financial statements would be issued. This matter could affect the accuracy and completeness assertions related to the presentation of liquidity and going concern disclosures in the financial statements.

●	Information Technology: The Company did not regularly monitor, review, and restrict privileged user access to key financial applications, most significantly, the Jack Henry system utilized by PCCU which tracks account activity fees and the Company’s accounting system. Certain individuals, including the former Chief Financial Officer (CFO), retained unnecessary privileged access to these systems during the reporting period. Although audit logs confirm that no unauthorized transactions were executed and there is no evidence of intentional misuse of access, the presence of such elevated access created an environment where critical controls—particularly those relying on the segregation of duties—could have been overridden or bypassed.

●	Determination of stock compensation expense: During the three months ended March 31, 2025, the Company initially reversed all previously recognized stock compensation expense under ASC 718 related to stock options that were fully vested at the time of the employee’s contract termination. Further, the fair value of certain stock option awards was not calculated correctly. The Black-Scholes option pricing model contained incorrect inputs, specifically for the expected term and stock price. The error in recording stock-based compensation resulted from a material weakness in the management review process.

The Company has implemented a remediation plan for each of the matters listed above. Management is in the process of assessing the effectiveness of these remediation efforts. Such remediation efforts include replacing the former Chief Financial Officer with a Principal Accounting Officer and Senior Vice President (SVP) Controller with substantial SEC Registrant experience, enhancing the support provided to the SVP Controller, and implementing enhanced technology security procedures. Completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly. A failure to maintain effective internal controls over financial reporting could result in errors in its financial statements that could require the Company to restate past financial statements, cause the Company to fail to meet its reporting obligations and cause investors to lose confidence in the Company’s reported financial information, all of which could materially and adversely affect the Company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2024 and 2023––Liquidity and going concern––Management’s Plan Related to Going Concern” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months and Six Months ended June 2025 and 2024––Internal Control Over Financial Reporting” for additional discussion regarding the material weaknesses identified by management.

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Our control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If our financial statements are not accurate, investors may not have a complete understanding of our operations. If we do not file financial statements on a timely basis as required by the SEC, we could face severe consequences. If we are unable to conclude that its internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could decline, and we could be subject to sanctions or investigations by the Nasdaq, the SEC or other regulatory authorities. Moreover, responding to such investigations are likely to consume a significant amount of our management resources and cause us to incur significant legal and accounting expenses. Failure to remedy any material weakness in internal control over financial reporting, or to maintain effective control systems, could also restrict our future access to the capital markets. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Risks Related to the Cannabis Industry

The Company provides services to financial institutions that provide banking services to businesses in or ancillary to the state-licensed cannabis industry and hemp industry, which could expose us to additional liabilities and regulatory compliance cost and adversely impact our business, operations, financial condition, brand and reputation.

The Company provides deposit and lending services to financial institutions that desire to provide services to CRBs in states where cannabis is legal for medical or full adult use. Medical use cannabis, as well as adult-use businesses, are legal in numerous states and the District of Columbia. Cannabis remains a Schedule I drug under the Controlled Substances Act of 1970 (the “CSA”), however, and the federal government has the authority to enforce the CSA regardless of whether cannabis is legal under state law. In 2014, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) published guidance for financial institutions servicing state-legal cannabis businesses (the “FinCEN Guidance”). The Company has implemented a comprehensive control framework that includes written policies and procedures related to the on-boarding of such businesses and the monitoring and maintenance of such business accounts at PCCU or other financial institutions that comport with the FinCEN Guidance. Additionally, the Company’s policies call for due diligence review of the cannabis business before the business is on-boarded, including, as applicable, confirmation that the business is properly licensed and maintains the license in good standing in the applicable state. The Company’s services to PCCU or other financial institutions include the ongoing monitoring and of the business to determine if the business continues to meet the requirements of the depositary institution.

While we believe the Company’s policies and procedures will allow us to operate in compliance with the FinCEN Guidance, there can be no assurance that compliance with the FinCEN Guidance will protect us from federal or other regulatory sanctions. Federal prosecutors have significant discretion and there can be no assurance that the federal prosecutors will not choose to strictly enforce the federal laws governing cannabis. Any change in the federal government’s enforcement position could potentially subject us to criminal prosecution and other regulatory sanctions. While we also believe the Company’s BSA anti-money laundering (“AML” and, together with BSA, “BSA/AML”) policies and programs are appropriate for the services offered by PCCU or other financial institutions to CRBs, the medical and adult-use cannabis business is considered high-risk, thus increasing the risk of a regulatory action against the Company’s BSA/AML program that could expose us to liabilities and regulatory compliance costs that would have an adverse impact on our business, results of operations, financial condition, brand and reputation.

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Further, to the extent any law enforcement actions require us to respond to subpoenas, or undergo search warrants, for client records, PCCU or other financial institutions providing services to CRBs could elect to cease using our services. Until the U.S. federal government changes the laws with respect to cannabis, which may not occur, U.S. federal authorities could more strictly enforce current federal prohibitions and restrictions. An increase in federal enforcement against companies licensed under state cannabis laws could negatively impact the state-licensed cannabis industries and, in turn, our business, operating results, financial condition, brand and reputation.

The Company, its financial institution customers and their CRB clients are subject to a variety of laws regarding financial transactions related to cannabis, which could subject their CRB clients to legal claims or otherwise adversely affect our business.

The Company, its financial institution customers and their CRB clients are subject to a variety of laws and regulations in the United States regarding financial transactions, including the BSA, as amended by Title III of the USA Patriot Act. The penalties for violation of these laws and regulations include imprisonment, substantial fines and forfeiture. In complying with these laws and regulations, the Company complies with the FinCEN Guidance. This compliance includes, among other things, extensive due diligence reviews of potential and existing CRB clients of the financial institutions. These reviews may be time-consuming and costly, potentially creating additional barriers to providing financial services and imposing additional compliance requirements on us and our CRB clients. In addition, the Company is, on behalf of its financial institution customers, required to make various filings with FinCEN and the Internal Revenue Services (“IRS”) to report certain suspicious transactions or cash transactions of over $10,000. If the filings are not made accurately or promptly, substantial penalties may be imposed that could have a material adverse effect on our business, results of operations and financial condition. In addition, we cannot assure that the Company’s strategies and techniques for designing our services and solutions for our clients and CRB clients will operate effectively and efficiently and not be adversely impacted by cannabis regulations. Further, a change in financial services regulations or a change in the position of the financial services industry that permits more financial institutions to directly serve businesses that grow and sell cannabis products may increase competition for us, facilitate new entrants into the industry offering services similar to those that we offer, or otherwise adversely affect our results of operations.

We may have difficulty using bankruptcy courts due to our involvement in the regulated cannabis industry.

We currently have no plans to seek bankruptcy protection. Courts in the United States have held that debtors whose income is derived from cannabis or cannabis assets in violation of the CSA cannot seek federal bankruptcy protections. Although we are not in the business of growing or processing cannabis or selling or even possessing cannabis or cannabis products, a U.S. court could determine that our revenue is derived from cannabis or cannabis assets and prevent us from obtaining bankruptcy protections if necessary.

The conduct of third parties may jeopardize our business and regulatory compliance.

While the Company is not a cannabis licensee or directly involved in the cannabis industry and is therefore not subject to commercial cannabis regulations that apply to cannabis operators, we cannot guarantee that our systems, protocols, and practices associated with our onboarding and monitoring services will prevent all unauthorized or illegal activities by the CRBs receiving banking services through our financial institution customers. Our success depends in part on our financial institution customers’ ability to operate consistently with the regulatory and licensing requirements of each state, local, and regional jurisdiction in which they operate. We cannot ensure that the conduct of our financial institution customers and the CRBs that have deposits with them will not expose our clients to legal sanctions and costs, which could in turn, adversely affect our business, results of operations, financial condition, brand and reputation.

We may be subject to constraints on marketing our services, which could adversely impact our results of operations and our growth opportunities.

Certain states in which the Company may operate have strict regulations regarding marketing and sales activities ancillary to cannabis products, which could affect our ability to market our services and the development of our business. If we are unable to effectively market our services and compete for market share, or if the costs of compliance with government legislation and regulation cannot be mitigated through increased fees for our services, this could result in a loss of revenue.

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Service providers to cannabis businesses may be subject to unfavorable U.S. tax treatment.

Under Section 280E of the Internal Revenue Code (the “Code”), no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on business, other than costs of goods sold, if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the CSA). The IRS has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses and asserting assessments and penalties for additional taxes owed. While we believe that Section 280E of the Code does not apply to our business, or ancillary service providers that work with state-licensed CRBs, if the IRS determines that Section 280E does apply it would significantly and materially affect our profitability and financial condition.

Cannabis businesses may be subject to civil asset forfeiture.

Property owned by participants in the cannabis industry used in the course of conducting such business, or that represents proceeds of such business or is traceable to proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture. Forfeiture of assets of our CRB clients, particularly if such assets represent collateral for loans made or serviced by us, could adversely affect our revenues if it impedes the borrowers’ profitability or operations and our CRB clients’ ability to continue to use our services.

Because we provide services to companies that provide services to CRBs, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability and directors’ and officers’ insurance, may be more difficult for us to find and could be more expensive or contain significant exclusions because our financial institution customers provide services to CRBs. There are no guarantees that we will be able to find such insurance coverage in the future or that the cost will be affordable to us. If appropriate coverage is not available, we may be prevented from entering into certain transactions or business sectors, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities. If we experience an uninsured loss, it may result in loss of anticipated cash flow and could materially adversely affect our results of operations, financial condition, and business.

There may be difficulty enforcing certain of our commercial agreements and contracts.

Courts may not enforce a contract deemed to involve a violation of law or public policy. Parties to contracts involving the state-legal cannabis industry have at times argued that the agreements were void as federally illegal or against public policy. Some courts have accepted this argument in certain cases. While courts have enforced contracts related to activities by state-legal cannabis companies, and the trend is generally to enforce contracts with state-legal cannabis companies and their vendors, there remains some doubt that we will be able to enforce our commercial agreements with our financial institution customers or the CRBs to which they provide banking services in court. Therefore, we cannot be assured that we will have a remedy for breach of contract in all instances, which could have a material adverse effect on our business.

Directors, officers, employees and investors who are not U.S. citizens may face constraints on cross-border travel into the United States because of their involvement in the cannabis industry.

Non-U.S. citizens employed at or investing in companies doing business in the state-legal cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with cannabis businesses. Entry to the United States happens at the sole discretion of the officers on duty of the U.S. Customs and Border Protection, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national. Business or financial involvement in the legal cannabis industry could be grounds for officers to deny entry. Travel restrictions imposed on our current or future directors, officers, employees and investors could impair our ability to conduct business and to freely explore new strategic relationships, thereby impacting our results of operations.

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Risks Related to the Company’s Organization and Structure

The Company depends on key management personnel and other experienced employees.

The Company’s success depends to a significant degree upon the contributions of certain key management personnel including, but not limited to, the individual listed in the “Management” section included elsewhere in this prospectus. If the Company’s sole executive officer or any of the Company’s other key management personnel were to cease employment with the Company, the Company’s operating results could suffer. The Company’s ability to retain its key management personnel or to attract suitable replacements should any member(s) of its management team leave is dependent on the culture its leadership team fosters and on the competitive nature of the employment market. The loss of services from key management personnel or a limitation in their availability could materially and adversely impact the Company’s business, prospects, liquidity, financial condition and results of operations. Further, such a loss could be negatively perceived in the capital markets. The Company has not obtained key management life insurance that would provide it with proceeds in the event of death or disability of any of its key management personnel.

Experienced employees in the financial services and cannabis-related services industries are fundamental to the Company’s ability to generate, obtain and manage opportunities. In particular, relevant licenses and qualifications, local knowledge and relationships are critical to the Company’s ability to provide its services. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy or otherwise may adversely affect the standards of the Company’s service and may have an adverse impact on the Company’s business, prospects, liquidity, financial condition and results of operations.

Failure by the Company’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.

The Company has adopted an employee handbook which includes policies and guidelines for its directors, officers and employees. The Company’s adoption of these policies and guidelines is not a representation or warranty that all persons subject to such standards are or will be in complete compliance. The failure of a director, officer or employee of the Company to comply with the applicable policies and guidelines may result in liability or other legal consequences, adverse publicity and termination of the relationship, which could materially adversely affect the Company.

Changes in accounting rules, assumptions or judgments could materially and adversely affect the Company.

Accounting rules and interpretations for certain aspects of the Company’s financial reporting are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of the Company’s consolidated financial statements. Furthermore, changes in accounting rules and interpretations or in the Company’s accounting assumptions or judgments, such as asset impairments and contingencies are likely to significantly impact the Company’s consolidated financial statements. In some cases, the Company could be required to apply a new or revised standard retroactively, resulting in restating consolidated financial statements from prior period(s). Any of these circumstances could have a material adverse effect on the Company’s business, prospects, liquidity, financial condition and results of operations. For additional information, see the consolidated financial statements of the Company and related footnotes included elsewhere in this document.

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If the Company fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in the Company’s financial results, which could materially and adversely affect the Company.

Effective internal controls are necessary for the Company to provide reliable financial reports and effectively prevent fraud. The Company may in the future discover areas of its internal controls that need improvement. We cannot be certain that the Company will be successful in maintaining adequate internal control over its financial reporting and financial processes. Furthermore, as the Company grows its business, its internal controls will become more complex, and the Company will require significantly more resources to ensure its internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weakness or significant deficiency and management may not be able to remediate any such material weakness or significant deficiency in a timely manner. The existence of any material weakness in the Company’s internal control over financial reporting could also result in errors in its consolidated financial statements that could require the Company to restate past consolidated financial statements, cause the Company to fail to meet its reporting obligations and cause investors to lose confidence in the Company’s reported financial information, all of which could materially and adversely affect the Company. See “––Risks Related to the Company’s Business––We have identified material weaknesses in our internal control over financial reporting. If the remediation of such material weaknesses are not effective, or if we identify additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.”

Risks Related to an Investment in Our Securities

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our continued eligibility for listing on Nasdaq depends on our ability to comply with Nasdaq’s continued listing requirements. If Nasdaq delists our Common Stock from trading on its exchange for failure to meet any listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

At this time, the Company’s Common Stock continues to trade on Nasdaq under the symbol “SHFS.” Remaining listed for trading on Nasdaq requires us to remain compliant with Nasdaq’s current continued listing requirements, which, in addition to a minimum bid price requirement, include maintaining minimum levels of shareholders’ equity, assets and revenues (depending on the compliance standard being used to demonstrate compliance), and other quantitative standards such as minimum market value of publicly held shares and number of market makers. For a discussion of the current status of our compliance with Nasdaq’s continued listing requirements, see “Business––Nasdaq Listing Compliance.”

The market for our securities has been volatile and may continue to be volatile, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to sales of shares of Common Stock, including those issued to the holders of our convertible preferred stock upon the conversion thereof, and to general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the Over-the-Counter Markets, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

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The Company may issue additional shares of common or preferred stock under the Amended and Restated – 2022 Equity Incentive Plan (the “Equity Incentive Plan”) or otherwise, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.

The Company’s Second Amended and Restated Certificate of Incorporation authorizes the issuance of up to 130,000,000 shares of Common Stock and 1,250,000 shares of preferred stock, par value $0.0001 per share. There are currently 127,084,044 authorized but unissued shares of Common Stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants and stock options. There are currently 2,953,473 shares of Common Stock, 111 shares of Series A Preferred Stock and 31,052 shares of Series B Preferred Stock issued and outstanding and 601,851 warrants outstanding. The Purchase Agreement permits the issuance of certain securities, including Common Stock, options and other equity awards, under the Equity Incentive Plan. The Company may issue additional shares of common or preferred stock to under the Equity Incentive Plan or as needed for working capital or other purposes.

The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded the Common Stock;

●	could cause a change in control if a substantial number of shares of Common Stock is issued, which may affect, among other things, the Company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the Company’s present officers and directors; and

●	may adversely affect prevailing market prices for the Common Stock.

Our operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our operating results may fluctuate significantly because of several factors, including:

●	labor availability and costs for hourly and management personnel;

●	profitability of our services, especially in new markets and due to seasonal fluctuations;

●	changes in interest rates;

●	macroeconomic conditions, both nationally and locally;

●	negative publicity relating to products we serve;

●	changes in consumer preferences and competitive conditions;

●	expansion to new markets; and

●	fluctuations in commodity prices.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding our Common Stock adversely, then the price and trading volume of the Common Stock could decline.

The trading market for our Common Stock may be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover the Company were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of our Common Stock to decline.

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We may be unable to obtain additional financing to fund our operations and growth.

We may require financing in addition to the Series B SPA financing to fund our operations or growth in future periods. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the Company. Except as otherwise provided for in the Purchase Agreement, none of our officers, directors or stockholders is required to provide any financing to us.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our Common Stock.

Our Second Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include:

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	a denial of the right of stockholders to call a special meeting;

●	a vote of 66 2/3% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the Bylaws; and

●	the designation of Delaware as the exclusive forum for certain disputes.

Our Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Second Amended and Restated Certificate of Incorporation provides, to the fullest extent permitted by law, that internal corporate claims may be brought only in the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). In addition, our Second Amended and Restated Certificate of Incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This forum selection provision does not apply to claims brought to enforce a duty or liability created by the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in our stock shall be deemed to have notice of and consented to the forum provision in our Second Amended and Restated Certificate of Incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (1) following July 28, 2026, the fifth anniversary of our IPO, (2) in which we have total annual gross revenue of at least $1.07 billion or (3) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock, public warrants and public units that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and the price of our Common Stock may be more volatile. The Company’s total revenue for the year ended December 31, 2024 was approximately $15.2 million. If the Company expands its business through acquisitions and/or grows revenue organically, we may cease to be an emerging growth company prior to December 31, 2026.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

If some investors find our Common Stock less attractive as a result of the foregoing, there may be a less active trading market for our Common Stock and more stock price volatility.

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USE OF PROCEEDS

We are not selling any securities under this prospectus, and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders pursuant to this prospectus. Upon any exercise of the Warrants by payment of cash, we will receive the exercise price of such Warrants, which, if exercised in cash with respect to all of the Warrants outstanding and held by the Selling Stockholders as of the date hereof, would result in gross proceeds to us of approximately $15.5 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds from their exercise.

We intend to use any net proceeds from the exercise of Warrants for working capital and other general corporate purposes.

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DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Common Stock is currently listed on the Nasdaq under the symbol “SHFS.”

As of October 17, 2025, there were 100 holders of record of our Common Stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. The closing price of our Common Stock as reported on Nasdaq on October 17, 2025 was $3.78 per share.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Company’s board of directors (the “Board of Directors” or the “Board”) and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

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BUSINESS

Overview

We provide compliance and loan origination services to financial institutions desiring to provide business banking, private banking and commercial banking services to their clients, particularly those clients conducting business in or adjacent to the state legal cannabis industry. Our services include, among other things:

●	regulatory compliance consulting and software for maintaining “Know Your Customer” (“KYC”) and BSA compliance to financial institutions, principally conducted vis-à-vis our proprietary financial services platform;

●	the origination, onboarding, verification, and servicing of cannabis-related deposit business for and on behalf of our partner financial institutions; and

●	sourcing, underwriting, servicing, and administering loans issued to cannabis businesses and related entities, which are often also our clients, as well as being clients of our partner financial institutions.

Financial Services Platform

The Company has developed and commercialized a fully compliant financial services platform for financial institutions providing banking services to CRBs to access and maintain reliable financial services as long as both the financial institution customer and the CRB meet regulatory requirements. Our platform enables the Company’s staff to efficiently guide financial institution customers and the CRBs desiring banking services through the onboarding, validation and monitoring process. Our automated platform provides for an efficient and effective management tool allowing our employees to provide continuity of service while enabling compliance staff to monitor BSA activities.

Through the Company’s platform, our financial institution customers have the ability to provide CRBs with access to traditional financial services including wires, debit, ACH, remote deposit capture, business checking and savings accounts, courier and vaulting services, cash management accounts and commercial lending. We believe our services have been implemented consistent with applicable law and regulations, ensuring our financial institution customers will be able to provide CRBs with reliable access to these services. We feel our history of developing processes that satisfy regulatory standards has resulted in a solid reputation with related authorities and solidifies our ability to continue to grow existing services and reduces barriers to expanding into new service offerings.

CRB Deposits

The Company maintains relationships with PCCU and other financial institutions in which the CRB funds are deposited and monetary transactions are performed. The Company’s agreements with the financial institution allow the Company’s platform to interface with the financial institution’s core banking systems and extract data necessary to monitor the deposit accounts onboarded by the Company’s transactions, such as funds transmissions to or from the accounts, occur through PCCU’s and other financial institution customer’s infrastructure.

When a CRB or ancillary service provider approaches a financial institution for which the Company provides its onboarding services, an initial onboarding fee is assessed based on the type and complexity of the business. Onboarding is an important part of the KYC requirements set forth in federal guidance. The onboarding process can require a great deal of time depending on the business complexity, and the fee we assess is based upon the complexity and required time to complete the process. Additionally, the Company assesses monthly deposit and activity fees, which have historically been the majority of our revenue. These fees are also based on business type and size. Monitoring and validating deposit activity is paramount to the success of the Company’s platform. We believe our compliance-first focus reassures regulators and law enforcement that the Company continues to focus on the safety and soundness of the financial system.

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Investment income is also generated when our financial institution customers invest CRB deposits. Under the Commercial Alliance Agreement (“PCCU CAA”) dated March 29, 2023 between PCCU and the Company, which was amended on December 31, 2024, the Company pays a fixed hosting fee calculated as 0.01 multiplied by the average daily balance of account relationships generated by the Company, divided by the number of days in the year, and multiplied by the number of days in the applicable month. Through its relationship with PCCU, depository amounts invested are typically restricted to low-risk assets with high liquidity and low returns. The investment income is significantly influenced by the levels of CRB deposits and the prevailing interest rate environment for cash and similar assets. Fees based on deposits we onboard, along with interest on the daily balance (less cash used to collateralize our loan portfolios maintained with financial institutions), represented a significant portion of our revenue in 2024.

On December 31, 2024, the Company and PCCU entered into an Amended and Restated Commercial Alliance Agreement (“Amended CAA”), extending the term through December 31, 2028, with automatic renewals every two (2) years unless terminated with twelve (12) months’ notice. Key changes in the Amended CAA include the elimination of the Company’s indemnification obligations for loan-related losses and the removal of prior fees, such as per-account servicing, investment hosting, and loan servicing fees. These are replaced by a fixed asset hosting fee, calculated based on the average daily balance of account relationships. The Amended CAA also entitles the Company to all investment income earned on CRB funds invested on its behalf by PCCU. Additionally, the interest income is now determined using a loan yield allocation formula, and penalties are introduced for non-compliance with the Loan-to-Share Ratio (as defined below), including adjustments to the asset hosting fee and interest charges if certain thresholds are exceeded. See “––Amended and Restated CAA with PCCU.”

Commercial Lending Program

The level of CRB deposits onboarded by the Company and held at PCCU allows for robust lending capacity. The Company’s commercial lending program serves as a key pillar for future revenue and profit growth. The primary focus will be on senior secured lending, with smaller loans also considered for unsecured lending opportunities. Collateral types would include real estate, equipment, and other business assets. The Company’s commercial lending program is built on:

●	stringent collateral package requirements with ample loan to value coverage;

●	strong underwriting of collateral and creditworthiness of borrower; and

●	a deep knowledge and understanding of the industry, the borrowers’ operations and the cannabis industry business cycle.

Currently, lending is primarily funded through PCCU using the funds from CRB deposit accounts onboarded by the Company. The Company is currently seeking relationships with additional financial institutions that would fund the Company’s loans and other sources of working capital with which the Company could fund the loans directly. The Company has created a lending program tailored specifically to the unique needs of CRBs while also achieving strong returns on quality loans. While third parties are presently used to provide loan underwriting and servicing, the Company plans on building out a full-service internal lending function to improve the efficiency of our lending process and to increase future profitability.

We feel we have taken a creative and methodical approach in building the Company’s platform, which has allowed us to nationally scale our business. The platform’s policies, training, monitoring and other processes are well established with talented employees who have expert-level knowledge. We also plan to further expand the officer-level suite with talent that we believe will further our success. We anticipate this combination will provide a competitive advantage for us as we focus on continued growth.

Our Mission

Our mission is to become the cannabis industry’s leading financial services provider by creating a one-stop financial service center upon which cannabis businesses can rely.

We intend to support our mission by providing unparalleled customer and client service while offering a unique array of innovative technology-based products and services. We believe that our unique banking relationships, reputation of reliability in the cannabis industry, as well as our deep expertise and experience in the industry, will position us to serve a broad range of cannabis industry participants, including cannabis cultivators, processors, manufacturers, dispensaries, multi-state operators, as well as the financial institutions that wish to bank cannabis industry participants. Since 2015, we have facilitated more than $25.6 billion in deposit activity across a footprint of 41 states and territories of the United States.

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Through a combination of organic growth, increased commercial lending, and further development of our fintech platform, we believe we are all well-positioned to service the cannabis industry, including through the industry’s recent large-scale consolidations.

Industry Overview

We believe that the cannabis industry is one of the fastest growing emerging consumer packaged goods markets in the United States. Grand View Research predicts the U.S. cannabis market will expand from $44 billion in 2025 to $76 billion by 2030. The state-licensed operators current employ approximately 425,000 people in the United States, per the Vangst U.S. Cannabis Jobs Report 2025.

Despite rapid growth, industry participants continue to face various headwinds, including:

●	Regulatory complexity and taxation. Federal law, including the prohibition on ordinary business deductions under Section 280E of the Code, continues to materially limit profitability for operators.

●	Capital constraints. High interest rates and the illegality of the cannabis industry under federal law have restricted affordable access to debt and equity financing.

●	Competition from illicit markets. Lower-cost, unregulated alternatives continue to compete with licensed operators.

●	Limited banking access. The majority of U.S. financial institutions remain unwilling to serve CRBs due to federal illegality and perceived compliance burdens.

At the federal level, policy changes remain a potential catalyst. Proposed legislation, such as the Secure and Fair Enforcement (SAFER) Banking Act (the “SAFER Banking Act”), along with ongoing discussion around rescheduling or descheduling cannabis, could materially expand the availability of banking and financial services for CRBs. The timing and scope of any such changes remain uncertain.

Market Dynamics and Opportunity

We believe the demand for reliable, compliant financial services for CRBs is growing in parallel with the broader cannabis industry. Although a small number of financial institutions currently provide services to CRBs, the market remains highly fragmented and underpenetrated. Building compliance frameworks capable of serving the industry requires substantial investment, specialized expertise, and reputational tolerance. As a result, we believe many institutions will continue to seek outsourced solutions.

Our established track record, industry-specific expertise, and reputation for compliance position us to serve this need. Over the past decade, our team has developed relationships across regulators, financial institutions, and operators, and we are frequently called upon to share insights on cannabis banking in industry conferences, webinars, and podcasts. Members of our leadership team have participated in public forums with state and federal officials, regulators, law enforcement, and financial services providers to address challenges and best practices in cannabis banking. We believe this visibility reinforces our credibility and strengthens our ability to enter new and emerging markets.

The combination of strong projected industry growth, limited access to traditional financial services, and the increasing demand for compliant banking solutions creates a significant long-term market opportunity. We believe our tested platform, compliance expertise, and reputation uniquely position us to capitalize on these industry dynamics and to become a leading provider of financial services to CRBs.

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The cannabis industry has been unfavorably impacted by a variety of factors, including competitive illicit alternatives in the market, high inflation unfavorably impacting consumer spending, a challenging tax environment that limits federal deductibility of certain operating costs, and high interest rates unfavorably impacting the ability of industry participants to find affordable capital. We expect this rapid growth to favorably impact our total available market offset in part by increased competition from financial institutions that choose to build rather than outsource their compliance programs. Having created a reliable reputation and network over the past ten years, the Company is well positioned to assist growing markets. Our team is often called upon to work with state and federal officials, regulators, law enforcement and financial service providers to share experience and knowledge on navigating access to financial services. We believe this expertise garners trust that will allow us to enter new markets with greater ease.

There is a great deal of discussion regarding the SAFE Banking Act of 2021 (the “SAFE Banking Act”) and the SAFER Banking Act, the re-scheduling or de-scheduling of cannabis, and even federal legalization of intoxicating cannabis products. We monitor these matters closely through our affiliation with various lobbying groups. Each of these matters, while separate, could individually and collectively materially and favorably impact the cannabis industry. Management believes that anything that favorably impacts the cannabis industry will in turn favorably impact the Company. Today, there are several federally legal businesses that are debanked or otherwise deemed too risky for most financial institutions. The cannabis industry will likely be similarly deemed too risky for most financial institutions. It will take time, capital, and reputational tolerance for competing financial institutions to build a compliance solution for themselves, while we offer financial institutions the ability to leverage the tested and refined platform that the Company operates today.

We believe there is currently a relatively small subset of the financial services industry willing to provide a full suite of financial services to CRBs and these providers are extremely fragmented. The Company has been a front runner in assisting financial institutions that desire to provide reliable financial services to the cannabis industry and is well known amongst the leaders in the cannabis financial services arena. Going forward, we feel this positions the Company well to further optimize market position and become the leading provider of access to financial services for the cannabis industry.

Business Strategy

We provide compliant financial services solutions to CRBs through relationships with partner financial institutions. Our platform enables those institutions to offer depository, payment, and lending services to CRBs while maintaining compliance with applicable regulatory requirements. Fees are primarily generated from account services, transaction activity, and lending-related services.

Our strategy is focused on responsibly scaling our business by:

●	Expanding relationships with CRBs and partner financial institutions to increase the number of clients utilizing our platform and diversify our funding sources.

●	Enhancing lending capabilities to support the financing needs of CRBs in partnership with financial institutions and other capital providers.

●	Developing additional products and services that improve efficiency, strengthen compliance, and provide value-added solutions to our clients.

●	Investing in technology and operational efficiency to support growth, reduce costs, and maintain high standards of regulatory compliance.

●	Attracting and retaining experienced personnel with both financial services and cannabis industry expertise to deliver high-quality client service.

We believe our ability to grow and retain our CRB client base is closely tied to our ability to provide reliable access to banking and lending services in a highly regulated industry. Our business model depends on maintaining strong relationships with financial institution partners, preserving a reputation for compliance and trust, and continuing to expand the breadth of services we can offer to clients.

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Nasdaq Listing Compliance

As of June 30, 2025, our stockholders’ deficit of approximately $17.9 million is $20.4 million below the $2.5 million minimum equity requirement for continued listing on Nasdaq under Rule 5550(b)(1). We received a deficiency notice from Nasdaq regarding this noncompliance, and we submitted a compliance plan on May 22, 2025.

On April 7, 2025, the Company received a notice from Nasdaq indicating that it no longer met the continued listing requirements. The Company does not meet the alternative criteria for continued listing, which are based on the market value of listed securities or net income from continuing operations Specifically, the Company’s stockholders’ equity was below the minimum required stockholders’ equity of $2.5 million as stipulated by Nasdaq’s Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”).

A compliance plan was submitted to Nasdaq on May 22, 2025, and Nasdaq confirmed receipt of our compliance plan. As a result of the recent preferred equity financing, Nasdaq informed the Company that it has regained compliance with Rule 5550(b)(1). In that regard, the Company believes that its stockholders’ equity exceeds $2.5 million, and SHF anticipates that the information contained in its Quarterly Report on Form 10-Q for the period ended September 30, 2025, will reflect this. The Company also believes that its stockholders’ equity will continue to exceed $2.5 million as of December 31, 2025.

There can be no assurance that the Company will be able maintain compliance with any other Nasdaq requirement in the future.

Amended and Restated CAA with PCCU

On December 31, 2024, we entered into an Amended and Restated Commercial Alliance Agreement with PCCU (the “Amended CAA”), which governs our ongoing customer relationship. The Amended CAA extends the term of the agreement through December 31, 2028, with automatic two-year renewals unless either party provides at least twelve months’ advance notice of non-renewal.

Under the Amended CAA:

●	We are no longer required to indemnify PCCU for loan-related losses.

●	Our fee obligations are based on a fixed asset hosting fee tied to the average daily balance of account relationships generated through our platform.

●	We are entitled to all investment income on funds invested on our behalf by PCCU.

●	Interest income on loans is determined under a loan yield allocation formula that references U.S. Treasury rates and a risk-rating methodology.

●	We are subject to certain fees and interest charges if agreed Loan-to-Share Ratio thresholds are not maintained.

●	The prior per-account servicing, investment hosting, and loan servicing fees have been eliminated and replaced with a single fixed 1% asset hosting fee tied to the average daily balance of account relationships generated through our platform. This model aligns servicing costs with account balances.

While the prior management expected the Amended CAA to simplify our fee structure and remove the indemnification liability, the contract has been unprofitable year to date in 2025 despite significant cost cuts.

Amendment to Senior Secured Promissory Note (the “Senior Secured Promissory Note”) and Deferral Agreement with PCCU

On March 1, 2025, we entered into an Amended and Restated Senior Secured Promissory Note with PCCU (the “Amended PCCU Note”), replacing the Company’s prior senior secured promissory note dated March 29, 2023. The Amended PCCU Note provides for a principal balance of approximately $10.7 million, accruing interest at an annual rate of 4.25%. Under its terms, we will make interest-only payments through January 5, 2027, followed by combined principal and interest payments through the maturity date of October 5, 2030.

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The Amended PCCU Note continues to grant PCCU a first-priority security interest in the Company’s assets and requires compliance with a debt service coverage ratio covenant of 1.4 to 1.0, tested annually. While the Amended PCCU provides flexibility through an initial period of interest-only payments, any failure to meet our repayment obligations or covenant requirements could result in an event of default. In such event, PCCU would be entitled to exercise remedies under the security agreement, including acceleration of the debt, which could materially and adversely affect our operations and financial position.

On September 30, 2025, the Company entered into the Debt Cancellation Agreement with PCCU. Pursuant to the terms of the Debt Cancellation Agreement, the outstanding principal amount of all loans made to the Company, including the Amended PCCU Note was deemed repaid and the obligations of the Company represented thereby with respect to such principal amount was deemed to be satisfied in full and cancelled in exchange for 13,436 shares of Company’s Series B Preferred Stock and a Series B Warrant to purchase 865,200 shares of Stock, subject to adjustment as provided in the Series B Warrant.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion in “Certain Relationships and Related Party Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

On October 17, 2024, the Company filed a declaratory judgment action in the Denver County District Court, Case No. 2024CV33187, against Daniel Roda, Gregory W. Ellis, and James R. Carroll (the “Defendants”), each of whom is a former shareholder of Rockview Digital Solutions, Inc. (d/b/a Abaca) (“Abaca”), which the Company acquired in October 2022. The action relates to a $3.0 million contingent merger consideration payment (the “Merger Payment”) due under the merger agreement by and between the Company and the other parties named therein and its subsequent amendments (the “Merger Agreement”). The Company initiated litigation to determine the appropriate party authorized to receive the payment following internal disputes among the former Abaca shareholders.

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On November 21, 2024, the Company deposited the $3.0 million payment into the registry of the Denver County District Court in accordance with a court-approved motion, and the funds remain held by the court pending resolution of the dispute.

On December 19, 2024, the Defendants filed a counterclaim against the Company alleging breach of contract and related causes of action, and a third-party claim was asserted against a member of the Company’s board of directors. As of the date of these financial statements, no trial date has been set, and the case remains in the pleading stage.

On January 16, 2025, the Company filed a motion to dismiss all counterclaims filed against the Company.

On April 18, 2025, the District Court for the City and County of Denver, Colorado (i) dismissed Gregory W. Ellis as a counter-plaintiff and third-party plaintiff because Mr. Ellis lacked standing to bring any claim and (ii) denied a third-party’s request to intervene in the litigation. The remainder of the case will proceed to the discovery phase of litigation.

The Company is vigorously defending against the counterclaims and continues to monitor the proceedings and potential financial exposure. Based on the current status of the litigation, and in consultation with legal counsel, the Company has determined that no accrual for loss is required under ASC 450-20 as of June 30, 2025.

The Company made a settlement offer to a former employee related to certain employment matters and accrued $300,000 as of March 31, 2025. The settlement offer was accepted and finalized in the third quarter of 2025. Under the terms of the agreement the Company will pay $100,000 in cash over a 12-month period beginning in the third quarter of 2025. In addition, the Company issued 89,308 shares of Common Stock to the former employee, representing a $200,000 portion of the total settlement. Accordingly, in the third quarter of 2025, the Company expects to reduce the accrued liability by $200,000 to reflect the settlement of that portion through equity issuance.

Except as set forth above, we are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Sales and Marketing

Our sales and marketing efforts are focused on expanding brand visibility, acquiring new CRB clients, and strengthening relationships with existing clients and financial institutions. Because the industry remains highly regulated and fragmented, our strategy emphasizes trust, compliance, and credibility as key differentiators.

Our approach is centered on:

●	Brand Development and Market Positioning. We are refreshing our brand to reflect our role as a fintech-driven platform serving CRBs and to support broader client engagement.

●	Visibility and Thought Leadership. We participate in select industry events and forums and maintain public and investor communications designed to enhance credibility and awareness of our services.

●	Digital Presence. We maintain a professional online presence and use digital channels to ensure accessibility to prospective clients and financial institution partners.

●	Client and Financial Institution Relationships. We seek to grow by adding new financial institution partners and by strengthening retention through personalized client engagement and reliable delivery of services.

●	Value-Added Partner Network. We are developing a cannabis-friendly partner network designed to deliver additional operational and financial solutions to CRBs. We believe this enhances “stickiness” by embedding our platform more deeply into client operations.

●	Strategic Partnerships. We work with referral partners and service providers to broaden distribution and enhance the value we deliver to clients and financial institution partners.

 We believe that this targeted, relationship-driven approach supports the acquisition of new CRBs and financial institutions, deepens client loyalty through value-added services, and positions the Company as a trusted provider of compliant financial services in the cannabis sector.

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Competition

Our business model is based on providing compliance and financial services solutions to financial institutions that choose to serve CRBs. Accordingly, we do not generally compete directly with other financial institutions for CRB banking relationships. Instead, our financial institution customers face competition from local and regional banks, credit unions, and larger financial institutions that may seek to enter the cannabis banking market. These competitors often have significantly greater financial and operational resources, broader product lines, and wider distribution networks.

To participate in the cannabis banking market, financial institutions must maintain specialized compliance programs that satisfy regulatory expectations. Developing and sustaining such programs internally can be costly and resource intensive. As a result, financial institutions must decide whether to build these capabilities in-house or to outsource certain functions to providers such as the Company. Our value proposition is based our plan for offering a tested and scalable compliance platform that enables financial institutions to serve CRBs without assuming the full burden of creating and operating their own compliance infrastructure.

In addition, there are ancillary technology providers that market compliance and monitoring solutions to financial institutions, which may serve as an alternative to outsourcing arrangements with us. These solutions can support institutions that elect to manage cannabis banking compliance programs internally.

Key competitive factors in our market include compliance expertise, reliability of services, cost efficiency, industry reputation, and the ability to adapt to evolving regulatory requirements. We believe our established track record, specialized focus, and longstanding relationships position us to compete effectively, although there can be no assurance that financial institutions will continue to prefer outsourcing over in-house solutions.

Intellectual Property

As we do not have any registered intellectual property, we currently rely on confidentiality and non-disclosure agreements with our employees and others to protect our proprietary rights. Despite these efforts to protect ourselves from infringement or misappropriation of our intellectual property rights, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property in violation of our rights. In the event of a successful claim of infringement against us, or our failure or inability to develop non-infringing intellectual property or license the infringed or similar intellectual property on a timely basis, our business could be harmed.

Seasonality

We do not experience material seasonality in our revenues. Our income is generated primarily from loan interest, loan-related fees, account activity fees, and interest earned on deposits held with partner financial institutions. Loan and fee income have historically been relatively stable throughout the year, as demand for compliant banking and credit among cannabis-related businesses has generally been consistent.

Interest income from deposits held with partner financial institutions may fluctuate depending on the level of client deposits and prevailing interest rates. However, these variations are driven by balance and rate dynamics rather than predictable seasonal patterns.

Overall, we do not believe seasonality has a material impact on our results of operations.

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Investments

Our investment policy requires that investment decisions be made based on, but not limited to, the following four principles: investment quality, liquidity requirements, interest-rate risk sensitivity and estimated return on investment. These characteristics are pillars of our investment decision-making process, which seeks to minimize exposure to risks while providing a reasonable yield and liquidity.

Regulations and Legislation

Our operations are subject to an evolving regulatory framework that combines banking, financial services, cannabis, and hemp. While cannabis remains a controlled substance under federal law, many states have legalized cannabis for medical or adult use, creating a divergence between federal and state regimes. This conflict has contributed to limited access to banking and capital for CRBs, which in turn creates demand for the services we provide to financial institutions. We are not a depository institution and are not directly regulated as a bank, and as such our business model depends on maintaining relationships with partner financial institutions that are subject to federal and state banking laws, including BSA and AML requirements. Serving CRBs requires heightened compliance obligations under these laws, which many financial institutions are unwilling or unable to undertake without support.

Most financial institutions remain hesitant to directly bank CRBs due to:

●	The continued classification of cannabis as a Schedule I controlled substance under federal law, creating a conflict with state legalization regimes.

●	The absence of a federal “safe harbor” for banks serving CRBs, leaving officers and directors potentially exposed.

●	The extensive BSA/AML obligations, which require costly monitoring, validation, and reporting processes.

●	The 2014 FinCEN Guidance, which provides a framework for banking CRBs but is subject to interpretation and enforcement risk.

●	The resource-intensive training and specialized compliance systems required to onboard, monitor, and validate cannabis-related accounts.

These barriers create the opportunity for our platform, which allows financial institutions to serve CRBs while outsourcing many of the compliance burdens to us.

At the federal level, multiple proposals could alter the regulatory environment for both financial institutions and CRBs:

●	STATES 2.0 Act would amend the Controlled Substances Act (the “CSA”) to provide protections for financial institutions and insurers serving state-legal cannabis businesses, reducing uncertainty for banks that choose to serve CRBs, while providing for interstate commerce and tax relief to CRBs.

●	The SAFER Banking Act, which evolved from the SAFE Banking Act, would prohibit federal regulators from penalizing financial institutions for serving legal CRBs. While it has bipartisan support, its ultimate passage remains uncertain.

●	The Department of Health and Human Services has recommended, and federal policymakers have publicly discussed, moving cannabis from Schedule I to Schedule III. Rescheduling would not legalize cannabis federally but could eliminate the tax impact of Section 280E of the Code, thereby improving CRB cash flow and potentially increasing deposit activity. Reports have also circulated regarding a willingness by policymakers, including President Trump, to support this rescheduling.

●	Federal and state legislators are increasingly focused on intoxicating hemp-derived products (such as delta-8 THC and THCA) that fall outside the framework of the Agriculture Improvement Act of 2018. Proposed federal reforms and recent state actions seek to restrict or ban these products, which could consolidate the regulated cannabis market and shift activity into more strictly monitored channels.

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Even if federal legislation such as the SAFER Banking Act or STATES 2.0 Act is enacted, we believe many financial institutions will remain cautious about directly banking CRBs due to the intensive compliance requirements, reputational considerations, and operational risk. As a result, the need for outsourced compliance solutions is expected to persist.

Rescheduling or other reforms may expand the overall market opportunity for CRBs, which could increase banking and lending activity across our partner financial institutions. However, legislative and regulatory uncertainty remains, and any changes could materially impact the pace and scope of industry growth, the willingness of financial institutions to participate, and the demand for our services.

Key Regulatory Challenges

Cannabis remains a controlled substance under the CSA. The conflict between federal law and state legalization regimes creates uncertainty for financial institutions and financial service providers. Although the 2013 Guidance Regarding Marijuana Enforcement from the U.S. Department of Justice (the “2013 Cole Memorandum”) was rescinded in 2018, federal prosecutors retain prosecutorial discretion, and the potential for enforcement actions remains. Assets connected to cannabis businesses may be subject to seizure, and financial institutions that choose to serve the industry could face regulatory or reputational risks.

The FinCEN Guidance outlines how financial institutions might provide services to cannabis-related businesses in compliance with the BSA and related obligations. However, the FinCEN Guidance is not a safe harbor and has led to differing interpretations and inconsistent application. Many financial institutions remain unwilling to dedicate the resources necessary to build and maintain such programs, given the risk of non-compliance and the significant penalties that could result.

Key regulatory challenges include, but are not limited to:

●	Conflict Between Federal and State Law. Cannabis is classified as a Schedule I substance under the CSA. This creates the possibility of federal enforcement actions and asset seizures, even for state-legal operators, and raises reputational and compliance risks for financial institutions.

●	Uncertain Federal Guidance. The 2013 Cole Memorandum, which deprioritized federal prosecution of state-legal cannabis activity, was rescinded in 2018, leaving enforcement discretion with federal prosecutors. The FinCEN Guidance remains in effect and provides a framework for financial institutions to serve CRBs in compliance with the BSA. However, the Guidance does not provide a safe harbor, and interpretations vary.

●	BSA/AML Compliance Burden. The BSA requires financial institutions to implement extensive AML and monitoring programs. Serving CRBs adds complexity because many businesses operate through multi-entity structures, require detailed source-of-funds reviews, and generate higher volumes of cash transactions. Regulatory penalties for BSA violations can be significant, contributing to institutional reluctance to serve CRBs.

●	Regulatory Uncertainty. Ongoing divergence between federal and state law, combined with the absence of a federal safe harbor, has left most financial institutions unwilling to develop in-house cannabis banking programs. This uncertainty creates the market opportunity for outsourced compliance solutions such as those provided by the Company.

Competitive Landscape and Fintech Models

Some unregulated or lightly regulated fintech providers have entered the cannabis financial services market. These companies are not subject to the same supervisory regimes as chartered financial institutions but must still navigate BSA and payment-system requirements. We believe competition remains limited given the high compliance burden and the likelihood that regulators will increase scrutiny of fintech providers over time.

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Our Approach

We design our services to align with the requirements of the BSA and the FinCEN Guidance. Our onboarding, monitoring, and reporting processes are intended to assist financial institution partners in meeting their regulatory obligations while providing CRBs access to compliant banking services. We employ policies and procedures that are reviewed regularly, supported by employee training, and adapted as regulations evolve. In addition, we have developed proprietary software that enables financial institutions to manage customer onboarding, due diligence, and ongoing compliance monitoring.

Concentrations

Currently, substantially all deposits are maintained at PCCU, and all transmissions of funds to or from these deposit accounts are handled directly by PCCU. We intend to expand our relationships with other financial institutions that similarly hold the CRB deposit accounts and handle transmissions of funds to and from the accounts. Although we do not directly hold the deposit accounts, we believe that account retention is a measure of our ability to efficiently and compliantly onboard, validate and monitor CRB accounts. The largest ten CRB accounts held at PCCU for the period ended June 30, 2025, represented less than 5% of fee income from onboarded deposits, which is currently our largest source of revenue. Building upon the existing foundation, we believe the Company can continue to grow the financial institution customers for which it onboards deposits and related fee income at a strong pace. In addition, we plan to add access to additional financial services to the Company’s platform, such as merchant processing, custodial relationships, insurance products, broker/dealer services, payment processing services and investment services, although in each case these services would be provided by a third party holding necessary licenses.

Lending Activities

We currently do not deploy our own cash to originate loans. Instead, we facilitate lending through partner financial institutions. While we may evaluate opportunities to directly extend credit in the future, our lending activity today is limited to loan origination, servicing, and compliance support on behalf of our financial institution partners.

Employees

As of October 16, 2025, we had thirty-five full time employees, and one part time employee. None of our employees are represented by a labor union or covered by a collective bargaining agreement.

Human Capital Management

Our human capital objectives include attracting, retaining, and developing employees with expertise in financial services, compliance, and technology, which are critical to serving our financial institution customers and CRBs in a highly regulated environment. We seek to achieve these objectives through programs focused on:

●	Compensation and Benefits. We offer competitive pay and benefits intended to support employee well-being and retention.

●	Training and Development. We provide ongoing training, including compliance and regulatory education, to ensure employees are prepared to meet client and regulatory expectations.

●	Workplace Culture and Customer Engagement. We promote a workplace culture based on collaboration, integrity, and customer focus, with an emphasis on regulatory compliance and sound risk management.

We believe that maintaining a workforce with the appropriate skills, regulatory experience, and cultural alignment is essential to our ability to execute our business strategy and to support the growth of our platform.

Corporate History

We were founded in 2015 to address the lack of reliable and compliant financial services available to CRBs in Colorado. At that time, many financial institutions were unwilling to serve the industry due to regulatory uncertainty and compliance burdens. Drawing on regulatory and banking experience, we developed a compliance program designed to assist financial institutions in providing services to CRBs while addressing BSA and AML obligations.

Our program provides onboarding, monitoring, and validation services to financial institutions seeking to offer traditional banking products to licensed cannabis, hemp, and CBD operators, as well as ancillary businesses that provide goods and services to the cannabis industry. As cannabis legalization has expanded beyond Colorado, our operations have grown to support financial institutions that provide services in 41 states and territories where cannabis is permitted for medical or adult use.

Our principal executive offices are located at 1526 Cole Boulevard, Suite 250, Golden, Colorado 80401, and our telephone number is (303) 431-3435. Our website is www.shfinancial.org; information on our website is not incorporated by reference into this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

 References in this section to “we,” “us,” “our,” “SHF” or the “Company” refer to SHF Holdings, Inc. References to “management” refer to our officers and Board of Directors. The following discussion and analysis of our financial performance and results of operations should be read in conjunction with our consolidated financial statements and the notes to those financial statements included elsewhere in this prospectus This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

Founded in 2015 by PCCU, SHF’s mission is to provide access to reliable and compliant financial services for the legal cannabis industry. Through that mission and as an early leader with over ten years of experience, SHF is a leading provider of access to reliable and compliance driven banking, lending and other financial services to financial institutions desiring to provide those services to the cannabis industry.

Through our proprietary platform and on a multi-state level, SHF provides access to the following banking related services through PCCU and other financial institutions:

●	Business checking and savings accounts;

●	Cash management accounts;

●	Savings and investment options;

●	Commercial lending;

●	Courier services (via third-party relationships);

●	Remote deposit services;

●	ACH payments and origination; and

●	Wire payments.

Clients and all transmissions of funds to and from deposit accounts are handled directly by the financial institutions. In an industry with limited capital and financing options, we offer access to loan options at what we believe to be competitive rates, often with less punitive terms than the current industry average. Our financial institution clients offer loan options including senior secured debt and operating lines of debt. Collateral types include real estate, equipment, and other business assets. We also provide access to lending options for ancillary service providers serving the cannabis industry as these businesses also can have difficulty finding reliable financial services.

To ensure access to consistent and dependable banking access to CRBs, we provide our compliance, validation and monitoring services to financial institutions in a compliance driven environment ensuring strict adherence to the BSA and FinCEN guidance and related anti money laundering provisions. Since inception, the Company has assisted in the processing of more than $25.6 billion in cannabis-related depository funds. Through its relationship with its financial institution clients, the Company has successfully navigated over 16 state and federal banking exams.

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In strategically selected geographic areas, the Company has licensed its proprietary software and Safe Harbor Program (the “Program”) to other financial institutions to provide compliance-related services to CRBs. As part of the Program, we provide the following to financial institutions interested in licensing the Program to assist in compliant cannabis banking:

●	Initial customer due diligence – Know Your Customer;

●	Customer application management;

●	Program management support;

●	Compliance monitoring; and

●	Regulatory exam assistance.

Key Metrics

In addition to the measures presented in our consolidated financial statements, our management regularly monitors certain measures in the operation of our business. These key metrics are discussed below.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this document contains non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

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Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

A reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Year Ended December 31,
	2024	2023
Net loss	$(48,319,475)	$(17,279,847)
Interest expense	533,390	1,094,736
Depreciation and amortization	711,929	1,373,707
Provision (benefit) for income taxes	43,859,686	(1,829,701)
EBITDA	(3,214,470)	(16,641,105)

Other adjustments –
Credit loss (benefit) expense	(1,393,131)	290,857
Change in the fair value of warrants and forward purchase derivatives	(2,803,640)	1,853,920
Change in the fair value of deferred consideration	(361,449)	(4,570,157)
Deferred loan origination fees and costs	(63,275)	27,271
Stock based compensation	1,575,952	3,739,156
Goodwill and long-lived intangible assets impairment	9,148,881	18,907,739
Adjusted EBITDA	$2,888,868	$3,607,681

For the year ending December 31, 2024, our adjusted EBITDA declined primarily due to a decrease in account fee income resulting from a reduction in the number of accounts, as well as higher professional expenses, particularly legal fees associated with ongoing litigation. These factors contributing to our financial performance are further discussed in “––Discussion of our Results of Operations —2024 Compared to 2023 (Year Ended December 31)” below. Other adjustments include estimated future credit losses not yet realized, including amounts indemnified to PCCU for loans funded by them. The Company entered into the PCCU CAA with PCCU, under which it agreed to indemnify PCCU for claims related to CRB activities, including loan default-related losses for loans funded by PCCU. This agreement was subsequently amended and restated, effective December 31, 2024, to eliminate the Company’s indemnification liability. Deferred loan origination fees and costs represent the change in net deferred loan origination fees and costs. When included with a new loan origination, we receive an upfront loan origination fee in conjunction with new loans funded by our financial institution partners and incur costs associated with originating a specific loan. For accounting purposes, the cash received for loan origination fees and costs is initially deferred and recognized as interest income utilizing the interest method.

Other Metrics

For our business operations, we monitor the following key metrics:

Total account balances, number of accounts and average account balances

Our ability to originate loans for PCCU is dependent on the size of our managed deposit base and number of active accounts. In addition, fees are generated based on open accounts and account activity. We monitor account activity including deposits, withdrawals and ending account balance daily. Total account balances represent the balance of onboarded and monitored deposits on hand at financial institution clients at period end. Average account balance represents the total account balance divided by the number of accounts at the period end.

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Account fees per average active accounts managed

Currently a significant amount of our fees is generated from account openings, active accounts and account activity. As a result, we monitor account openings and closings on a daily, weekly and monthly basis. We strive to meet the appropriate balance between depository balances and fees and therefore review account fees per average number of active accounts managed.

Year Ended December 31,		2024	2023	Change	Change (%)
Average monthly ending deposit balance	(1)	$117,847,512	204,923,090	(87,075,578)	(42.49)%
Account fees	(2)	$5,073,186	7,735,582	(2,662,396)	(34.42)%
Average active accounts	(3)	757	932	(175)	(18.78)%
Average account balance	(4)	$155,728	219,835	(64,107)	(29.16)%
Average fees per account	(4)	$6,704	8,298	(1,594)	(19.21)%

(1)	Represents the average of monthly ending account balances
(2)	Reported account activity fee revenue
(3)	Represents the average of monthly ending active accounts
(4)	Refer to the below section “––Discussion of our Results of Operations —2024 Compared to 2023 (Year Ended December 31)” for additional discussion.

For the year ended December 31, 2024, there was a decline in the average number of accounts and associated fees compared to the prior period, mainly due to a reduction in clientele following the termination of the agreement with the Central Bank of Arkansas which was acquired in 2022 as part of the acquisition of Abaca. However, we anticipate a reversal of this trend as we focus on our lending program, which generally requires borrowers to maintain deposits with financial institutions with which we have established relationships.

We are focused on expanding and enhancing our lending platform. As this part of our business scales, we will track key metrics, such as average loan balance, average repayment term, effective interest rate, loan status, and other relevant indicators, to measure growth and performance.

Components of our Results of Operations

Revenue

The Company generates interest and fee income through providing a variety of services to our financial institutions to facilitate its banking services to CRBs including, among other things, BSA and other regulatory compliance and reporting, onboarding, responding to account inquiries, responding to client service inquiries relating to CRB deposit accounts held at financial institution customers, and sourcing and originating loans. In addition, the Company provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry.

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Operating Expenses

Operating expenses consist of compensation and benefits, professional services, rent expense, credit loss (benefit) expense and other general and administrative expenses.

Compensation and benefits consist of employee wages and associated benefits while professional services consist of legal, general consulting and accounting fees.

The Company reports provisions for credit losses on internally funded and indemnified loans. Prior to December 31, 2024, the Company indemnified PCCU against losses on sourced loans. With effect from the Amended CAA, the indemnification obligation ceased on December 31, 2024.

Other general and administrative expenses consist of various miscellaneous items including account hosting fees, insurance expense, advertising and marketing, travel meals and entertainment and other office and operating expense.

Discussion of our Results of Operations —2024 Compared to 2023 (Year Ended December 31)

Revenue

Year Ended December 31,	2024	2023	Change ($)	Change (%)
Account fee income	$6,447,201	$8,614,945	$(2,167,744)	(25.16)%
Safe Harbor Program income	76,920	130,688	(53,768)	(41.14)%
Investment income	2,092,863	5,844,836	(3,751,973)	(64.19)%
Loan interest income	6,625,576	2,972,434	3,653,142	122.90%
Total Revenue	$15,242,560	$17,562,903	$(2,320,343)	(13.21)%

Account fee income consists of deposit account fees, activity fees and onboarding income. We receive a flat fee and lower rates for ancillary accounts, which are accounts provided to businesses servicing the cannabis industry in general but do not manufacture, possess, distribute or transport cannabis. The decrease in account fee income was primarily attributable to the previously disclosed reduction in the number of accounts and the average monthly ending deposit balance.

The reconciliation of account fee income and account hosting fees are as follows:

Account fee income:

Year Ended December 31,	2024	2023	Change ($)	Change (%)
PCCU	$4,565,545	$5,150,397	$(584,852)	(11.36)%
Central Bank	1,190,700	3,193,067	(2,002,367)	(62.71)%
Pacific Valley Bank	46,989	21,799	25,190	115.56%
Five Star Bank	490,117	78,864	411,253	521.47%
Others	153,850	170,818	(16,968)	(9.93)%
Total account fee income	$6,447,201	$8,614,945	$(2,167,744)	(25.16)%

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Account hosting fees:

Year Ended December 31,	2024	2023	Change ($)	Change (%)
PCCU	$452,371	$529,208	$(76,837)	(14.52)%
Central Bank	-	878,430	(878,430)	(100.00)%
Pacific Valley Bank	19,460	8,720	10,740	123.17%
Five Star Bank	72,963	11,864	61,099	514.99%
Total account hosting fees	$544,794	$1,428,222	$(883,428)	(61.86)%

Account fees, net of hosting fees, were $5,902,407 and $7,186,723 for December 31, 2024, and December 31, 2023, respectively, reflecting an 8% margin improvement on reduced fees.

The Company provides similar account services and outsourced support to other financial institutions that offer banking services to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement.

Investment income

We have agreements with PCCU and Five Star Bank, where our financial institution clients pay us interest on daily account balances as per the rates outlined in the agreements.

Until March 29, 2023, we operated under a Loan Servicing Agreement with PCCU, where PCCU reported the loan balances on its financial statements. This agreement was later superseded by the PCCU CAA, under which we paid a hosting fee equivalent to 25% of the investment income derived from PCCU-related funds. For the year ended December 31, 2024, investment income associated with PCCU totaled $1,903,422, with the Company incurring $457,105 in investment hosting fees. In comparison, for the year ended December 31, 2023, PCCU’s contribution to investment income was $5,803,114, resulting in $1,445,517 in investment hosting fees. These expenses were recorded under “General and Administrative Expenses” in the Consolidated Statements of Operations in our financial statements.

The Amended CAA eliminates the 25% investment hosting fees. Under the Amended CAA, the Company is entitled to receive 100% of the investment income. For additional details, please refer to “Business––Amended and Restated CAA with PCCU.”

Loan interest income

For the year ended December 31, 2024, the Company serviced twenty-four loans, compared to twelve loans in the year ended December 31, 2023. In 2024, the Company recognized $6,254,175 in loan interest income attributable to PCCU activities. Related expenses for this income included $143,217 in loan servicing fees, in compliance with both the Loan Servicing Agreement and the PCCU CAA. In 2023, loan interest income from PCCU operations amounted to $2,883,192, with associated loan servicing fees totaling $81,577, pursuant to the same agreements. These expenses were also categorized under “General and Administrative Expenses” in the Consolidated Statements of Operations in our financial statements.

Under the Amended CAA, the Company’s loan interest income will be determined by a new loan yield allocation formula. This formula incorporates the Constant Maturity US Treasury Rate and a proprietary risk rating to determine the fee split for each loan. For additional details, please refer to “Business––Amended and Restated CAA with PCCU.”

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Operating expenses

Year Ended December 31,	2024	2023	Change ($)	Change (%)
Compensation and employee benefits	$7,783,331	$10,334,212	$(2,550,881)	(24.68)%
General and administrative expenses	4,018,094	6,587,392	(2,569,298)	(39.00)%
Impairment of goodwill	6,058,000	13,208,276	(7,150,276)	(54.13)%
Impairment of long-lived intangible assets	3,090,881	5,699,463	(2,608,582)	(45.77)%
Professional services	2,518,394	1,858,137	660,257	35.53%
Rent expense	258,477	315,615	(57,138)	(18.10)%
Credit loss (benefit) expense	(1,393,131)	290,857	(1,683,988)	(578.97)%
Total Operating Expenses	$22,334,046	$38,293,952	$(15,959,906)	(41.68)%

In 2024, we reduced expenses by $15,959,906, which is a 41.68% reduction in expenses compared to 2023.

Compensation and employee benefits expenses decreased due to decrease in stock-based compensation and a lower headcount as compared to previous year. Restructuring efforts continue as we optimize our talent portfolio.

General and administrative expenses decreased across various categories including: (i) $988,412 in investment hosting fees as a result of the decrease in investment income, (ii) $900,034 in decreased bank sharing fees due to the decrease in the number of accounts, and (iii) $661,776 in decreased amortization and depreciation.

For the year ended December 31, 2024, the impairment of goodwill and finite-lived intangible assets was recognized as a result of the Company’s annual impairment assessment conducted on December 31, 2024. Similarly, for the year ended December 31, 2023, impairment of goodwill and finite-lived intangible assets was recorded following both the annual impairment assessment on December 31, 2023, and an interim impairment assessment on June 30, 2023. The interim assessment was necessitated by the termination of the Master Services and Revenue Sharing Agreement with the Central Bank, under which the Company provided expertise and intellectual property to cannabis-related businesses, primarily in Arkansas.

The professional services expense increased primarily due to higher legal fees related to ongoing litigation.

The indemnity liability was eliminated from the Balance Sheet as of December 31, 2024, due to the Amended CAA, which led to the complete reversal of the liability under the ‘credit loss (benefit) expense.’ For additional details, please refer to “Business––Amended and Restated CAA with PCCU.”

Other (income) /expenses

Year ended December 31,	2024	2023	Change ($)	Change(%)
Change in the fair value of deferred consideration	$(361,449)	$(4,570,157)	$4,208,708	(92.09)%
Interest expense	533,390	1,094,736	(561,346)	(51.28)%
Change in fair value of warrant liabilities	(2,803,638)	1,853,920	(4,657,558)	(251.23)%
	$(2,631,697)	$(1,621,501)	$(1,010,196)	62.30%

The deferred consideration from the Abaca acquisition is classified as a derivative liability under ASC 815 and recorded at fair value, with periodic adjustments. Its value fluctuates based on factors such as the company’s stock price, market volatility, risk-free interest rates, and amendments to the agreement. For the year ended December 31, 2024, the fair value of deferred consideration decreased by $361,449 from its balance as of December 31, 2023. This reduction was due to a decline in the fair value adjustment on the stock and cash consideration payable to the Abaca shareholders, which affected the fair value of the third anniversary payment.

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Interest expense for 2024 primarily consists of interest liability on the Senior Secured Promissory Note. In contrast, interest expense for 2023 primarily comprised interest liabilities on both the Senior Secured Promissory Note and the deferred obligation related to the reverse acquisition of NLIT. For the year ended December 31, 2024, interest expense decreased by $561,346. This reduction was mainly due to the restructuring of the deferred obligation payable related to the reverse acquisition, which was converted into a Senior Secured Promissory Note on March 29, 2023.

The Company has warrant liabilities related to public, private placement, PIPE, and Abaca warrants, which may be settled in cash or stock depending on conditions such as stock price or registration status. These warrants are accounted for as derivative liabilities due to their contingent nature. The liabilities are subject to adjustments based on terms and stock performance. The change in the fair value of warrant liabilities by $2,803,638 from December 31, 2023 was attributable to the decrease in the share price.

Income taxes

Year ended December 31,	2024	2023	Change ($)	Change (%)
Income tax expense (benefit), net	$43,859,686	$(1,829,701)	$45,689,387	(2,497.10)%
	$43,859,686	$(1,829,701)	$45,689,387	(2,497.10)%

The Company recognized a deferred tax asset, primarily arising from temporary differences between financial accounting and tax reporting related to the reverse acquisition of NLIT, the acquisition of Abaca, and Net Operating Loss carryforwards. For the year ended December 31, 2024, the provision for income taxes increased by $45,689,387 compared to the same period in 2023. This increase was principally due to our determination that it is more likely than not the deferred tax assets cannot be realized.

Financial Condition

Cash and cash equivalents

Cash, cash equivalents totaled $2,324,647 and $4,888,769 as of December 31, 2024 and 2023, respectively.

Cash flows

For the year ended December 31, 2024, the Company generated $430,477 in cash from operations, compared to cash used of $832,144 for the year ended December 31, 2023. This improvement was mainly due to lower operating expenses and the greater number of performing loans at better interest rates than the previous period.

For the year ended December 31, 2024, the Company generated $12,394 in cash from investing activities, compared to cash used of $2,180,448 for the year ended December 31, 2023. The decrease was primarily due to the repayment of loans by customers in the previous period.

For the year ended December 31, 2024, the Company used $3,006,993 in cash for financing activities, compared to $488,834 in the corresponding period of 2023. This was mainly due to the repayments on the senior secured promissory note during 2024.

Contract assets and liabilities

Deferred revenue is primarily related to contract liabilities associated with the Company agreements. As of December 31, 2024, SHF reported a contract asset and liability of $0 and $28,335 respectively and on December 31, 2023, SHF reported a contract asset and liability of $0 and $21,922, respectively.

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Liquidity and going concern

Liquidity refers to our ability to meet anticipated cash demands, including servicing debt, funding operations, maintaining assets, and covering other routine business expenses. Our primary cash outflows include debt principal and interest repayments, operating costs, and general business expenditures. The main source of our liquidity continues to be cash inflows generated from operational performance. As of December 31, 2024, the Company does not have significant capital investment commitments.

Going concern

Under ASC 205-40, Presentation of Financial Statements—Going Concern, the Company is responsible for evaluating whether conditions or events raise substantial doubt about its ability to meet future financial obligations within one year of the financial statement issuance date. This evaluation involves two steps: (1) assessing whether conditions or events raise substantial doubt about the Company’s ability to continue as a going concern, and (2) if substantial doubt is raised, evaluating whether the Company has plans to mitigate that doubt. Disclosures are required if substantial doubt exists or if the Company’s plans alleviate the doubt.

While the company reported a net working capital deficit of $983,833 at the end of 2024, this figure includes several non-cash liabilities that do not affect liquidity. After adjusting for these non-cash items and considering the cost of the Amended PCCU Note the adjusted working capital calculation is as follows:

Amount
Working capital deficit as on December 31, 2024	$(983,833)
Forward purchase agreement, net	2,725,359
Third anniversary payment consideration	322,000
Fees paid in 2025 on the Amended PCCU Note	(53,742)
Adjusted working capital as on December 31, 2024	$2,009,784

The Company has the following non-cash items on its balance sheet that impact the working capital calculation as reported, thus improving working capital:

●

Obligation under the Forward Purchase Agreement: As of December 31, 2024, the Company had a forward purchase receivable of $4,584,221 and a forward purchase derivative liability of $7,309,580, resulting in a net liability of $2,725,359. This liability can be settled in common stock at the Company’s discretion, offering flexibility to improve working capital, which is management’s plan and intention.

●	Obligation under the Third Anniversary Consideration Payment: As of December 31, 2024, the Company had an outstanding liability of $322,000, payable to the Abaca shareholders. This liability can also be settled in common stock at the Company’s discretion, providing further flexibility to enhance working capital, which is management’s plan and intention.

At December 31, 2024, the Company reported cash of $2,324,647 and a net working capital deficit of $983,833, compared to cash of $4,888,769 and a net working capital deficit of $135,355 as of December 31, 2023. The Company’s ability to continue as a going concern depends on its capacity to generate sufficient liquidity to meet financial obligations, including interest repayments under the senior secured note with PCCU. The Company incurred operating losses of $7,091,486 and $20,731,049 for the years ended December 31, 2024 and 2023, respectively.

The reported working capital deficit and operating losses, before adjustment for non-cash activity raises substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued.

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Management’s Plan Related to Going Concern

To address these concerns, the Company has performed actions, including renegotiating its senior secured loan with PCCU. On January 29, 2025, the Company and PCCU entered into a letter agreement to defer the principal payments for February and March 2025 (the “Deferral Period”). While interest has been repaid during the Deferral Period, the note repayment schedule has been extended by an additional two months.

Furthermore, on March 1, 2025, the Company entered into an Amended PCCU Note with PCCU, modifying the outstanding principal of $10,748,408 with an interest rate of 4.25% per annum. The new repayment schedule includes interest-only payments from March 1, 2025, to January 5, 2027, followed by monthly principal and interest payments from February 5, 2027, to September 5, 2030, with the full loan balance due by October 5, 2030. This two-year deferment of principal has unlocked $6,437,050 in cash flow, significantly improving the Company’s liquidity position.

On December 31, 2024, as a result of the Amended PCCU Note, the Company excluded the short-term obligations of the PCCU Note totaling $2,883,167 from current liabilities and reclassified it as non-current liabilities.

In the first quarter of 2025, the Company commenced utilizing its stock-based compensation as an alternative to cash payments to attract and retain talent, the Board of Directors restructured their compensation towards stock-based compensation, and the Company has continued to reduce costs through lower headcount and other operational spend. The Company has established a budget and monitors its liquidity position and will make adjustments as needed.

Due to the uncertainty surrounding cash flows from operations, the management plans outlined above do not entirely resolve the uncertainty regarding the going concern assumption. As a result, management has determined that there remains substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued.

If the Company is not able to sustain its present level of operations, it may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned expansion programs. Any of these actions could materially harm the Company’s business, results of operations and future prospects.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result should the Company not continue as a going concern as a result of this uncertainty.

Litigation

On October 17, 2024, the Company caused a Complaint to be filed in the District Court for the City and County of Denver, Colorado, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187 (Denver County District Court). On November 21, 2024, in connection with the Company’s request, the Company caused the Merger Payment to be deposited into the Denver County District Court’s registry so that it can be distributed in accordance with the terms of the Merger Agreement. The Merger Payment has already been accounted for in the working capital deficit disclosed in the Liquidity and Going Concern section of the Company’s applicable financial statements. On December 19, 2024, Daniel Roda, Gregory W. Ellis, and James R. Carroll caused an answer and counterclaim to be filed in response to the Company Complaint. For additional details, please refer to “Business––Involvement in Certain Legal Proceedings,” as well as the Company’s Current Reports on Form 8-K filed with the SEC on October 18, 2024 and December 19, 2024.

Critical Accounting Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with GAAP. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses, as well as disclosure of contingent assets and liabilities. An appreciation of our critical accounting policies is necessary to understand our financial results. In some cases, we could reasonably use different accounting policies and estimates, and changes in our estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates, and our financial condition or results of operations could be affected. We base our estimates on our experience and other assumptions that we believe are reasonable, and we evaluate these estimates on an ongoing basis. We refer to the following accounting estimates as critical accounting estimates, based on their importance to the financial reporting and potential for changes in future periods:

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Revenue recognition

The Company recognizes revenue in accordance with ASC 606, allocating transaction prices to specific services provided within a contract. The primary revenue streams include account fee income, interest income on loans, and investment income, each classified as gross revenue due to the Company’s control over the respective processes. An important element of the estimation process is the determination of a principal-vs-agent (gross-vs-net) relationship.

Account Fee Income

Revenue from account fee income is recognized when the Company fulfills its service obligations, including fees charged for financial services such as account maintenance, transaction processing, and other miscellaneous services. The transaction price is determined based on contractual terms and potential fluctuations in client usage. The Company recognizes revenue on a gross basis, as it is directly responsible for compliance monitoring, account management, and reporting services, and has sole discretion in setting service fees.

Interest Income on Loans

The Company earns revenue from interest on loans, previously determined using a fixed percentage fee structure, where PCCU received a share of interest income from CRB-related loans. Revenue is recognized over the loan period as earned. The Company reports this revenue on a gross basis as a principle, as it is responsible for identifying customers, evaluating and onboarding borrowers, and determining loan interest rates. Additionally, under the PCCU CAA, the Company is required to pay PCCU a loan servicing fee of 0.35% of the outstanding loan balance and monthly service fees, which vary based on account balances above or below $1 million.

Investment Income

Revenue from investment income consists of interest earned on daily deposit balances maintained with financial institutions. The Company’s customer base primarily includes financial institutions serving CRBs, with revenue primarily generated in the United States. Revenue is recognized on a gross basis, as the Company retains first rights over deposit balances and controls their allocation for loan funding, subject to contractual ceiling limits. The Company maintains control over the utilization of deposit balances, reinforcing its principal role in this revenue stream. Additionally, the Company paid PCCU a 25% hosting fee based on investment earnings derived from PCCU-related deposits.

These revenue recognition policies align with ASC 606, ensuring the appropriate allocation of transaction prices to the Company’s distinct performance obligations, including setup fees, ongoing service charges, and financial management activities.

Stock-based compensation

In conjunction with the Equity Incentive Plan, as of December 31, 2024, the Company had granted stock options and restricted stock units which are described in more detail below:

Stock options

The Company awards stock options to incentivize employee ownership and performance, applying ASC 718 for equity-based payments. Options, with a 10-year term with their fair value determined at the grant date, considering either market price or the Black-Scholes model. This model factors in expected option term, stock price volatility (set at 100% due to significant price fluctuations since listing), risk-free interest rates (aligned with U.S. Treasury rates), and an assumed zero dividend yield, given the Company’s history of not paying dividends. The expected option term is derived using the simplified method, averaging the contractual term and vesting period. Compensation cost is recognized over the service period on a straight-line basis, with immediate recognition of forfeitures. Changes in valuation assumptions could significantly alter fair value estimates.

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Restricted Stock Units / Restricted Stock Awards

The Company values equity-based payments under ASC 718, using fair value at grant date for stock awards, recognizing expenses over the service period. Fair value is estimated via the market price or Black-Scholes model, considering variables like expected term, stock volatility, risk-free rates, and forfeiture rates. Given the stock’s limited listing period and significant price drop, volatility is presumed at 100%. Risk-free rates align with U.S. Treasury rates matching the awards’ lifespans. The options’ expected term merges the contractual and vesting durations. The Company assumes zero dividend, reflecting the Company’s history and future dividend outlook, impacting the valuation of stock-based compensation. Changes in valuation assumptions could significantly alter fair value estimates.

Forward Purchase Agreement

The Company, under a Forward Purchase Agreement (“FPA”) with Midtown East, which was later reassigned to Verdun Investments LLC and Vellar Opportunity Fund SPV LLC – Series 1, is involved in complex transactions around its Common Stock. Initially, about $0.19 million shares were acquired from the market. Post-business combination, the Company disbursed $39.6 million for these shares and associated costs. The FPA allows for an early termination sale of shares by the assignees, with proceeds above the reset price going to them and the rest to the Company. The final settlement at the maturity date includes a cash or share payment based on the forward price and a maturity cash consideration. In 2022, the reset price adjustment, influenced by the Common Stock’s trading value and preferred share conversions, significantly reduced the FPA receivable from $37.9 million to $4.6 million. No further transactions or value changes were noted in the year end December 31, 2023, and December 31, 2024, maintaining the FPA receivable’s value. The value of the forward purchase agreement could diminish if the Company issues any securities at a price below the reset price of $25.00 per share before the agreement expires.

Forward Purchase Derivative

The Company records the forward purchase derivative from a business combination as per ASC 815, marking it as an asset or liability at fair value, adjusted each reporting period. Fair value adjustments are recognized in the consolidated statement of operations. The Monte-Carlo Simulation, applying Geometric Brownian Motion for stock price projections, was utilized for valuation. In 2022, the company fully accounted for the maximum contractual liability. Throughout 2023 and 2024, there were no notable shifts in risk factors that would impact the values of FPA derivatives. As a result, the valuation established on December 31, 2022 was maintained for the years ended December 31, 2023 and December 31, 2024.

Impairment of Goodwill and Finite-lived intangible assets

The Company assesses goodwill and intangible assets for impairment in accordance with ASC 350 and ASC 360, utilizing various valuation methodologies that involve significant management judgment and estimation.

On December 31, 2024, the Company conducted its annual goodwill impairment test under ASC 350, employing a combination of the Discounted Cash Flow (“DCF”) method and the Guideline Public Company (“GPC”) method. The DCF method estimated the present value of projected future cash flows using an appropriate discount rate, while the GPC method compared key financial metrics against publicly traded comparable companies. As a cross-check, the enterprise value approach was used to validate the results. The impairment determination incorporated an equally weighted enterprise value derived from both the DCF and GPC methods. Since the fair value of the asset group was lower than its carrying amount, the Company recorded a full goodwill impairment charge of $6.06 million.

Additionally, under ASC 360, the Company conducted a recoverability test by comparing the sum of estimated undiscounted future cash flows of the asset group to its carrying amount. As the undiscounted cash flows were lower than the carrying amount, the Company proceeded with a fair value assessment using a DCF analysis. The results indicated that the fair value of the asset group was lower than its carrying amount, leading to impairment charges of $0.05 million for market-related intangible assets, $0.05 million for customer relationships, and $2.99 million for developed technologies.

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The determination of impairment is inherently subjective and relies on key assumptions regarding future economic conditions, industry-specific factors, and Company performance. For goodwill and intangible asset impairment testing under ASC 350 and ASC 360, the Company applies critical estimates, including projected future cash flows based on expected revenue growth, market demand, and operational performance, discount rate selection reflecting asset-specific risks and prevailing market conditions, useful life estimates for intangible assets, which impact the recoverability assessment, and customer attrition rates affecting the valuation of customer-related intangible assets. These estimates are influenced by broader macroeconomic factors, including interest rate fluctuations, inflationary pressures, and sector-specific developments. Given the complexity and judgment involved, impairment test results may significantly vary over time due to changes in market conditions, operational performance, technological advancements, or strategic business decisions such as asset sales or discontinued operations. As a result, impairment charges may fluctuate materially across reporting periods, highlighting the sensitivity of these estimates to evolving financial and market dynamics.

Warrants Liability

The Company’s accounting for warrants, including public, private placement, PIPE, and Abaca warrants, constitutes a critical accounting estimate due to the significant judgments and assumptions involved in their valuation and the potential impact on our financial statements. These warrants are recorded at fair value on a recurring basis, requiring the use of observable market data and valuation techniques that involve significant estimates and assumptions. For public warrants, the Company utilizes Level 1 inputs, relying on exchange-traded prices which provide a transparent and observable market valuation. This approach minimizes the level of estimation uncertainty associated with these warrants. Private placement, PIPE and Abaca warrant valuations are based upon internal assessments by the Company, employing Level 3 inputs derived from unobservable inputs. Key assumptions in the valuations include the expected volatility of our stock, exercise price, the fair market value of the underlying Common Stock, the risk-free interest rate, the expected life of the warrants, and the dividend yield. Future variations in these critical assumptions could arise from changes in market conditions, such as fluctuations in the volatility of the Company’s stock, alterations in the risk-free interest rate reflecting broader economic shifts, or adjustments in the expected life of the warrants due to changes in the holders’ exercise behavior. Additionally, regulatory changes or shifts in the market perception of the Company could also necessitate adjustments to these assumptions. Changes in these assumptions could lead to significant variations in the recorded fair value of the warrants, impacting the Company’s financial position and results of operations. The Company closely monitors these assumptions and market conditions to ensure that the warrant valuations accurately reflect their fair market value on reporting date.

Deferred Consideration

The Company’s accounting for the deferred consideration arising from the acquisition of Abaca represents a critical accounting estimate, consistent with ASC 815. This consideration is accounted for as a derivative liability. This approach necessitates the recognition of this obligation on the balance sheet at its fair value, with subsequent adjustments to fair value reflected at each reporting period end. The determination of fair value involves significant judgments and assumptions, particularly in light of the complex terms outlined in the Merger Agreement. The deferred consideration includes cash payments scheduled at various anniversaries of the merger closing, the issuance of Common Stock based on specified conditions, and the introduction of additional consideration and stock warrants as per the latest amendments to the agreement. The fair value assessment of these components is influenced by several factors, including the Company’s stock price, the volatility of the stock, the risk-free interest rate, and the specific terms of the deferred and stock considerations as amended. Future variations in the fair value of this derivative liability could arise from changes in the Company’s stock price, fluctuations in market volatility, alterations in the risk-free interest rate, or changes in the terms of the agreement as negotiated with the Abaca stockholders. Such changes could be prompted by evolving business strategies, market conditions, or regulatory environments that impact the financial and operational aspects of the agreement. These estimates and assumptions are subject to inherent uncertainties and the exercise of management’s judgment. Changes in these critical assumptions could lead to significant adjustments in the recorded fair value of the derivative liability associated with the Abaca acquisition’s deferred consideration. These adjustments could materially impact the Company’s financial position and results of operations, emphasizing the importance of the estimates and assumptions used in the valuation of this complex financial instrument. The Company closely monitors related developments and market conditions to ensure the derivative liability is accurately valued, providing transparency and reliability on the reporting date.

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Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued until such time as those standards apply to private companies. In electing this relief, the JOBS Act does not preclude an EGC from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. SHF has elected to use this relief and will do so until the earlier of the date that it (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result of the elected JOBS Act relief, these combined and consolidated financial statements may not be comparable to companies that do not elect JOBS Act relief or choose to early adopt different accounting pronouncements than SHF.

Internal Control Over Financial Reporting

In connection with our management assessment of internal control over financial reporting as of and for the year ended December 31, 2024, the Company has identified material weaknesses within our internal controls over financial reporting. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months and Six Months ended June 2025 and 2024––Internal Control Over Financial Reporting” for further discussion of the material weaknesses identified by management during this and subsequent assessments of our internal control over financial reporting.

Related Party Relationships

PCCU is considered a related party as it holds a significant ownership interest in the Company and serves as its position as the Company’s sole lending institution. The agreements between PCCU and the Company are as follows:

Account Servicing Agreement

The Company had an Account Servicing Agreement with PCCU. The Company provides services as per the agreement to CRB accounts at PCCU. In addition to providing the services, the Company assumed the costs associated with the CRB accounts. These costs include employees to manage account onboarding, monitoring and compliance, rent and office expense, insurance and other operating expenses necessary to service these accounts. Under the agreement, PCCU agreed to pay the Company all revenue generated from CRB accounts. Amounts due to the Company were due monthly in arrears and upon receipt of invoice. This agreement was replaced and superseded in its entirety by the PCCU CAA, which was entered into on March 29, 2023, and later amended and restated on December 31, 2024, between PCCU and the Company

Support Services Agreement

On July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. In addition, 25% of any investment income associated with CRB deposits is paid to PCCU. This agreement was replaced and superseded in its entirety by the PCCU CAA, which was entered into on March 29, 2023, and later amended and restated on December 31, 2024, between PCCU and the Company.

Loan Servicing Agreement

Effective February 11, 2022, the Company entered into a Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB clients and the loan servicing and monitoring responsibilities provided by both PCCU and the Company. PCCU receives a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded and serviced by PCCU. For the loans that are subject to this agreement, the Company originates the loans and performs all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to perform these services. Under the Loan Servicing Agreement, the Company has agreed to indemnify PCCU from all claims related to default-related credit losses as defined in the Loan Servicing Agreement. This agreement was replaced and superseded in its entirety by the PCCU CAA, entered into on March 29, 2023, between PCCU and the Company, which was subsequently amended on December 31, 2024.

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Commercial Alliance Agreement

On March 29, 2023, the Company and PCCU entered into the PCCU CAA, which was subsequently amended and restated on December 31, 2024. This agreement set forth the terms and conditions of lending and account-related services, governing the relationship between the Company and PCCU. The PCCU CAA outlined the application, underwriting, loan approval, and foreclosure processes for loans issued by PCCU to CRBs, as well as the loan servicing and monitoring responsibilities of both parties.

In particular, the PCCU CAA provided procedures to be followed upon the default of a loan to ensure that neither the Company nor PCCU would take title to or possession of cannabis-related assets, including real property that may have served as collateral for loans funded by PCCU pursuant to the agreement.

Under the PCCU CAA, PCCU had the right to receive monthly fees for managing loans. For SHF-serviced loans (CRB loans provided by PCCU but primarily handled by SHF), a yearly fee of 0.25% of the remaining loan balance was applied. For loans both financed and serviced by PCCU, a yearly fee of 0.35% on the outstanding balance was charged. These fees were calculated based on the average daily balance of each loan for the preceding month.

Additionally, the Company was obligated under the PCCU CAA to indemnify PCCU from certain default-related loan losses, as fully defined in the agreement.

Furthermore, the PCCU CAA outlined certain fees to be paid to the Company for specified account-related services, including cannabis-related income such as loan origination fees, interest income on CRB-related loans, participation fees, servicing fees, investment income, account activity fees, processing fees, and other revenue. These fees were set at $30.96 per account in 2022, $25.32-$27.85 per account in 2023, and $26.08-$28.69 in 2024.

Regarding CRB deposits held at PCCU, investment and interest income earned on these deposits (excluding interest income on loans funded by PCCU) was shared at a ratio of 25% to PCCU and 75% to the Company. Additionally, PCCU maintained its CRB-related deposits to total assets ratio at 60%, unless otherwise dictated by regulatory, regulator, or policy requirements. The initial term of the PCCU CAA was two years, with a one-year automatic renewal, unless either party provided a one hundred twenty-day written notice prior to the end of the term.

Up to the third quarter of 2023, the Company’s investment earnings came solely from interest on deposits at the Federal Reserve Bank, capped at the earnings accrued by PCCU from its reserves. However, in the fourth quarter of 2023, a strategic shift led the Company to adopt the Federal Reserve’s interest rates applied to the daily average balance of SHF customer deposits, with certain exclusions. This method, applied retroactively from the beginning of 2023, resulted in an incremental revenue of $549,000, which was recognized in the fourth quarter. Under the PCCU CAA, the Company was obligated to pay a 25% of the investment earnings as a hosting fee to PCCU based on this income.

On December 31, 2024, the Company and PCCU entered into an Amended CAA, extending the term through December 31, 2028, with automatic two-year renewal periods unless a party provides written notice of non-renewal at least twelve months before the current term expires. See “Business––Amended and Restated CAA with PCCU” for additional discussion of the Amended CAA.

Key modifications under the Amended CAA include:

●	Elimination of Indemnification Obligations: The Company is no longer required to indemnify PCCU for any loan-related losses under either the original or future agreements.
●

Elimination of Prior Fees and Implementation of Asset Hosting Fee Structure: Under the previous agreement, the Company was required to pay various fees to PCCU, including per-account servicing fees, investment hosting fees, and loan servicing fees. The Amended CAA eliminates all these charges and replaces them with a fixed account servicing fee. Under the new structure, the Company will pay a single asset hosting fee which is calculated as 0.01 multiplied by the average daily balance of account relationships generated by the Company, divided by the number of days in the year, and multiplied by the number of days in the applicable month. This revised model aligns servicing costs with account balances rather than a flat per-account charge, offering a more scalable and efficient fee structure.

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●

Investment Income Entitlement: Under the Amended CAA, the Company received all investment income earned on CRB funds invested on its behalf by PCCU, effectively eliminating the investment hosting fees that were previously payable to PCCU.

●

Loan Yield Allocation Formula: The Company’s interest income will be determined using a loan yield allocation formula incorporating the Constant Maturity US Treasury Rate and a proprietary risk rating formula for determining the fee split.

●	Loan-to-Share Ratio Compliance: The Amended CAA introduces penalties for the Company, if it fails to maintain the agreed Loan-to-Share (“LTS” or “Loan-to-Share”) Ratio. If the LTS Maximum (60%) is exceeded for over 90 days, the Asset Hosting Fee increases from 1.00% to 1.10% of the average daily balance until compliance is restored. If the LTS Minimum (27.5%) is breached, SHF must pay a quarterly adjustment fee based on the shortfall. Additionally, if the LTS Ratio exceeds 100% for 90 days, SHF incurs an interest charge at the Federal Funds Rate + 120 bps, calculated daily and paid monthly.

The schedule below demonstrates the ratio of CRB related loans funded by PCCU to the relative lending limits on December 31, 2024 and December 31, 2023.

	December 31, 2024	December 31, 2023
CRB related deposits	$116,064,487	$129,350,998
Capacity at 60%	69,638,692	77,610,599
PCCU net worth	82,400,677	81,087,746
Capacity at 1.3125	108,150,889	106,670,306
Limiting capacity	69,638,692	77,610,599
PCCU loans funded	56,794,446	55,660,039
Amounts available under lines of credit	1,131,708	525,000
Incremental capacity	$11,712,538	$21,425,560

The revenue from operation on the statement of operations consists of the following agreement mentioned above for the year ended December 31, 2024, and December 31, 2023:

	Year ended December 31, 2024	Year ended December 31, 2023
Account Servicing Agreement	$-	$3,075,458
Commercial Alliance Agreement	12,601,271	10,761,245
Total	$12,601,271	$13,836,703

The operating expense on the statement of operations consists of the following agreement mentioned above for the year ended December 31, 2024, and December 31, 2023:

	Year ended December 31, 2024	Year ended December 31, 2023
Support Services Agreement	$-	$378,730
Loan Servicing Agreement	-	11,929
Commercial Alliance Agreement	1,052,693	1,665,644
Total	$1,052,693	$2,056,303

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

References in this section to “we,” “us,” “our,” “SHF” or the “Company” refer to SHF Holdings, Inc. References to “management” refer to our officers and board of managers. The following discussion and analysis of our financial performance and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements and the notes to those financial statements included elsewhere in this Form 10-Q. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2024 and 2023” for a discussion regarding the overview of the Company.

Results of Operations

Revenue

The Company generates interest and fee income through providing a variety of services to our financial institution customers to facilitate their banking services to CRBs including, among other things, the BSA and other regulatory compliance and reporting, marketing new CRBs clients and onboarding, responding to account inquiries, responding to customer service inquiries relating to CRB deposit accounts held at financial institution clients, and sourcing and originating loans. In addition, the Company provides these similar services and outsourced support to other financial institutions providing banking to the cannabis industry.

Operating Expenses

Operating expenses consist of compensation and benefits, professional services, rent expense, account hosting fees, advertising and marketing, and other general and administrative expenses.

Compensation and benefits consist of employee wages and associated benefits while professional services consist of legal, general consulting and accounting fees.

The Company reports provisions for credit losses on internally funded and indemnified loans. Prior to December 31, 2024, the Company indemnified PCCU against losses on sourced loans. The indemnification obligation ceased on December 31, 2024, when the Amended PCCU CAA took effect.

Three and Six Months June 30, 2025 As Compared To June 30, 2024

Revenue

The following is the revenue for the three and six months ended June 30, 2025 and June 30, 2024.

Three Months Ended June 30,	2025	2024	Change ($)	Change (%)
Account fee income	$1,009,730	$1,681,596	$(671,866)	(40.0)%
Loan interest income	555,971	1,836,092	(1,280,121)	(69.7)%
Investment income	260,403	500,617	(240,214)	(48.0)%
Safe Harbor Program income	19,230	19,230	-	0.0%
Total	$1,845,334	$4,037,535	$(2,192,201)	(54.3)%

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Six Months Ended June 30,	2025	2024	Change ($)	Change (%)
Account fee income	$2,082,195	$3,302,590	$(1,220,395)	(37.0)%
Loan interest income	1,096,193	3,472,848	(2,376,655)	(68.4)%
Investment income	560,838	1,274,436	(713,598)	(56.0)%
Safe Harbor Program income	38,460	38,460	-	0.0%
Total	$3,777,686	$8,088,334	$(4,310,648)	(53.3)%

Account fee income consists of deposit account fees, activity fees and onboarding income. The Company receives a flat fee and lower rates for ancillary accounts, which are accounts provided to businesses servicing the cannabis industry in general but do not manufacture, possess, distribute or transport cannabis. The decrease in the account fee income was primarily attributable to the previously disclosed reduction in the average monthly ending deposit balance.

The following is the account fee income by financial institutions for the three and six months ended June 30, 2025 and June 30, 2024.

Three Months Ended June 30,	2025	2024	Change ($)	Change (%)
PCCU	$808,848	$1,241,183	$(432,335)	(34.8)%
Pacific Valley Bank	17,618	12,775	4,843	37.9%
Five Star Bank	-	144,126	(144,126)	(100.0)%
Others	183,264	283,512	(100,248)	(35.4)%
Total	$1,009,730	$1,681,596	$(671,866)	(40.0)%

Six Months Ended June 30,	2025	2024	Change ($)	Change (%)
PCCU	$1,565,275	$2,424,598	$(859,323)	(35.4)%
Pacific Valley Bank	38,012	20,373	17,639	86.6%
Five Star Bank	(16,389)	263,388	(279,777)	(106.2)%
Other	495,297	594,232	(98,935)	(16.7)%
Total	$2,082,195	$3,302,591	$(1,220,396)	(37.0)%

The following is the hosting fee by financial institutions for the three and six months ended June 30, 2025 and June 30, 2024.

Three Months Ended June 30,	2025	2024	Change ($)	Change (%)
PCCU	$288,232	$121,108	167,124	138.0%
Pacific Valley Bank	4,648	4,002	646	16.1%
Five Star Bank	-	17,409	(17,409)	(100.0)%
Total	$292,880	142,519	$150,361	105.5%

Six Months Ended June 30,	2025	2024	Change ($)	Change (%)
PCCU	$591,744	$225,367	$366,377	162.6%
Pacific Valley Bank	12,266	5282	6,984	132.2%
Five Star Bank	(2,795)	33,701	(36,496)	(108.3)%
Total	$601,215	$264,350	$336,865	127.4%

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Account hosting fees increased in the three ended and six months ended June 30, 2025 compared to 2024, primarily due to the Amended CAA. In 2024, PCCU charged a monthly per-account fee ranging from $25.32 to $27.85 for accounts hosted on their platform. In contrast, under the Amended CAA in 2025, the Company pays PCCU a fixed asset hosting fee calculated as 0.01 multiplied by the average daily balance of account relationships generated by the Company, divided by the number of days in the year, and then multiplied by the number of days in the applicable month. This new asset hosting fee replaced the prior investment hosting fee and loan hosting fee, as described below. We anticipate that the new asset hosting fee will be more expensive than the disaggregated fees in the PCCU CAA.

The Company provides similar account services and outsourced support to other financial institutions that offer banking services to the cannabis industry. These services are provided under the Safe Harbor Master Program Agreement.

Investment Income

Some of the Company’s financial institutions pay us interest on daily account balances as per the rates outlined in the agreements. The decrease in investment income was primarily attributable to a reduction in average daily deposit balances.

During 2024, under the terms of the PCCU CAA, the Company paid a hosting fee equal to 25% of the investment income generated from PCCU-related funds. For the three months and six months ended June 30, 2024, PCCU’s contribution to investment income totaled $435,238 and $1,166,663, resulting in $117,620 and $277,721 investment hosting fees. These fees were recorded under general and administrative expenses in the unaudited condensed consolidated statements of operations.

In contrast, under the Amended PCCU CAA effective December 31, 2024, the Company is no longer required to pay investment hosting fees to PCCU. For the three months ended and six months ended June 30, 2025, PCCU’s contribution to investment income was $260,387 and $552,823.

Loan Interest Income

Loan interest income includes interest earned from both direct loans and those issued under the PCCU CAA, which were indemnified by the Company through December 31, 2024. Upon the execution of the Amended PCCU CAA on December 31, 2024, the indemnification liability was eliminated, and the indemnified status of these loans was removed.

The majority of the Company’s loan portfolio consists of CRB loans originated by PCCU and primarily serviced by SHF. Under the original PCCU CAA in 2024, the Company received 100% of the loan interest income associated with these loans and was obligated to pay PCCU a servicing fee equal to 0.25% of the outstanding loan balance.

Effective December 31, 2024, the Amended PCCU CAA eliminated the Company’s role as guarantor, thereby removing the 100% indemnity liability. Additionally, under the amended agreement, the method for calculating loan interest income was revised, and loan service fees were eliminated. The new loan yield allocation formula factors in the Constant Maturity U.S. Treasury Rate and a proprietary risk rating to determine the interest income split for each loan.

The reduction in loan interest income for the period is mainly attributed to the implementation of the new formula and the removal of the indemnification structure. According to the Amended CAA, the Company’s interest income on all loans with PCCU is now calculated using a loan yield allocation formula. This formula takes into account the Constant Maturity U.S. Treasury Rate from the Federal Reserve’s website, along with a proprietary risk rating formula to determine the fee split between the Company and PCCU. Prior to the Amended CAA, the Company retained the full interest income from the loans and was responsible for paying loan servicing fees of 0.25% of the loan balance. The Amended CAA eliminates both the loan servicing fees and indemnification liability, while introducing the new interest income split between the Company and PCCU. The interest income split, given the current portfolio of loans, and using the loan yield allocation formula, is approximately 39% in favor of the Company, with the remainder retained by PCCU. The interest income split will vary depending on changes to the loan portfolio.

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For the three months and six months ended June 30, 2025, the Company recognized $506,233 and $1,046,455 in loan interest income attributable to PCCU activities. In comparison, for the three months and six months ended June 30, 2024, the Company recognized $1,836,092 and $3,472,848 in loan interest income from the same activities. Related expenses for the 2024 period included $36,156 and $72,057 in loan servicing fees, in accordance with the PCCU CAA, which were reported under general and administrative expenses in the unaudited condensed consolidated statements of operations.

Operating Expenses

Three Months Ended June 30,	2025	2024	Change ($)	Change (%)
Compensation and employee benefits	$1,583,051	$2,264,931	$(681,880)	(30.1)%
General and administrative expenses	457,803	1,001,764	(543,961)	(54.3)%
Professional services	712,337	503,727	208,610	41.4%
Rent expense	63,185	64,198	(1,013)	(1.6)%
Provision (benefit) for credit losses	-	(97,248)	97,248	(100.0)%
Total	$2,816,376	$3,737,372	$(920,996)	(24.6)%

Six months Ended June 30,	2025	2024	Change ($)	Change (%)
Compensation and employee benefits	$2,955,532	$4,544,969	$(1,589,437)	(34.9)%
General and administrative expenses	1,448,629	1,985,984	(537,355)	(27.0)%
Professional services	2,211,871	964,677	1,247,194	129.3%
Rent expense	124,191	133,635	(9,444)	(7.1)%
Provision (benefit) for credit losses	-	(166,035)	166,035	(100.0)%
Total	$6,740,223	$7,463,230	$(723,007)	(9.7)%

For the three months ended June 30, 2025, as compared to June 30, 2024, the Company reduced operating expenses by $920,996, or 24.6%. For the six months ended June 30, 2025, as compared to June 30, 2024, the Company reduced operating expenses by $723,007 or 9.7%. The Company implemented a business plan that included a reduction of expenses to save cash, refer to management’s plan related to going concern, Note 2 to the accompanying financial statements.

For the three months ended June 30, 2025, compared to the same period in 2024, the Company reduced compensation and employee benefits by $681,880, or 30.1%. This decrease was primarily driven by reduction in stock compensation expense of $700,000 which is offset by $100,000 for an amount accrued for an amount owed to a former employee. For the six months ended June 30, 2025, compared to the same period in 2024, compensation and employee benefits declined by $1,589,437, or 34.9%, including $833,000 in savings from headcount reductions and a $861,000 reduction in stock compensation expense, offset by $100,000 for an accrual for an amount owed to a former employee. Compensation and employee expenses should continue to decline in the third quarter ending September 30, 2025 with a full effect of the headcount reductions taken during the quarter ended June 30, 2025.

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For the three months ended June 30, 2025, as compared to June 30, 2024, there was a decrease in general and administrative expense of $543,961, or 54.3%. The decrease is primarily related to a decrease of $271,000 from franchise taxes, a decrease of $191,000 for amortization of intangible assets, and a decrease in marketing expenses of $41,000. For the six months ended June 30, 2025, as compared to June 30, 2024, there was a decrease in general and administrative expense of $537,355, or 27%. The decrease was primarily attributed to a franchise taxes of $271,000, and a decrease in marketing expenses of $92,000.

For the three months ended June 30, 2025, as compared to June 30, 2024, there was an increase in professional services of $208,610, or 41.4%, The increase was attributed to legal fees associated with the Company’s litigation, For the six months ended June 30, 2025, as compared to June 30, 2024, there was an increase in professional services of $1,247,194, or 129.3%. The increase was attributed to legal fees associated with the Abaca legal case, non-cash stock compensation to directors, and a $200,000 legal settlement with a former employee. For additional details, please refer to “Business––Involvement in Certain Legal Proceedings.”

For the three months ended June 30, 2025, there was no credit loss (benefit) expense as compared to a credit loss (benefit) of $(97,248). For the six months ended June 30, 2025, there was no credit loss (benefit) expense as compared to a credit loss (benefit) of $(166,035). Effective with the Amended PCCU CAA, the Company is not indemnifying loans issued by PCCU.

Other Income / (Expenses)

Three Months Ended June 30,	2025	2024	Change ($)	Change (%)
Change in the fair value of deferred consideration	$(40,960)	$211,535	$(252,495)	119.4%
Interest expense	(115,341)	(168,830)	53,489	(31.7)%
Change in fair value of warrant liabilities	138,158	1,086,286	(948,128)	87.3%
	$(18,143)	$1,128,991	$(1,147,134)	101.6%

Six Months Ended June 30,	2025	2024	Change ($)	Change (%)
Change in the fair value of deferred consideration	$120,040	$396,070	$(276,030)	(69.7)%
Interest expense	(228,127)	(323,002)	94,875	(29.4)%
Change in fair value of warrant liabilities	1,254,240	2,341,773	(1,087,533)	46.4%
	$1,146,153	$2,414,841	$(1,268,688)	(52.5)%

Deferred consideration from the Abaca acquisition is classified as a derivative liability under ASC 815 and recorded at fair value, with periodic adjustments. Its value fluctuates based on factors such as the Company’s stock price, market volatility, risk-free interest rates, and amendments to the agreement. For the three months and six months ending June 30, 2025, the fair value of deferred consideration decreased by $252,495, of 119.4% and $276,030, or 69.7%. This decrease was predominantly due to a decline in the stock price which affected the fair value of the warrants and third anniversary payment.

Interest expense for the three and six months ended June 30, 2025, and June 30, 2024, primarily relates to the Senior Secured Promissory Note. For the three months ended June 30, 2025, interest expense decreased by $53,489, or 31.7%, compared to the same period in 2024, primarily due to principal repayments on the note. For the six months ended June 30, 2025, interest expense decreased by $94,875, or 29.4%, compared to the prior-year period, also driven by principal repayments on the Senior Secured Promissory Note.

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The Company has warrant liabilities related to public, private placement, PIPE, and Abaca warrants, which may be settled in cash or stock at the option of the Company. The liabilities are subject to adjustments based on its fair value which is calculated by the Black Scholes Merton option pricing method and Monte Carlo Simulation method. Changes in the Company’s stock price primarily resulted in the decrease in fair market value.

Income Taxes

Income tax (benefit) expense for the three months ended June 30, 2025 was $(58,470) as compared to income tax of $487,627 for the three months ended June 30, 2024. Income tax (benefit) expense for the six months ended June 30, 2025 was $(58,470) as compared to an income tax expense of $48,742 for the six months ended June 30, 2024. The change in income tax (benefit) resulted in a reversal of estimated accrual.

Key Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, our management regularly monitors certain measures in the operation of our business. These key metrics are discussed below.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with accounting principles generally accepted in the United States of America (GAAP), this document contains non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net profit before taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net profit (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in our cash requirements for our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net profit and our other GAAP results.

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A reconciliation of net profit to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(930,715)	$941,527	$(1,757,914)	$2,991,203
Interest expense	115,341	168,830	228,127	323,002
Depreciation and amortization	1,077	194,790	2,518	390,499
Provision (benefit) for income taxes	(58,470)	487,627	(58,470)	48,742
EBITDA	(872,767)	$1,792,774	(1,585,739)	3,753,446

Other adjustments –
Credit loss (benefit) expense	-	(97,248)	-	(166,035)
Change in the fair value of warrants and forward purchase derivatives	(138,158)	(1,086,286)	(1,254,240)	(2,341,773)
Change in the fair value of deferred consideration	40,960	(211,535)	(120,040)	(396,070)
Stock compensation,	20,951	552,137	783,762	1,164,261
Deferred loan origination fees and costs	-	23,800	-	47,173
Adjusted EBITDA	$(949,014)	$973,642	$(2,176,257)	$2,061,002

Other Metrics

The Company monitors the following key metrics for its business operations.

Total account balances, number of accounts and average account balances

Our ability to originate loans for PCCU is dependent on the size of our managed deposit base and number of active accounts. In addition, fees are generated based on open accounts and account activity. We monitor account activity including deposits, withdrawals and ending account balance daily. Total account balances represent the balance of onboarded and monitored deposits on hand at financial institution clients at period end. Average account balance represents the total account balance divided by the number of accounts at the period end.

Account Fees Per Average Active Accounts Managed

Six Months Ended June 30,		2025	2024	Change	Change (%)
Average monthly deposit balance	(1)	$103,756,620	$125,852,436	$(22,095,816)	(17.6)%
Average Account fees	(2)	285,433	432,888	(147,455)	(34.1)%
Average active accounts	(3)	772	752	20	2.7%
Average account balance	(4)	134,400	167,283	(32,883)	(19.7)%
Average fees per account	(4)	370	576	(206)	(35.8)%

Three Months Ended June 30,		2025	2024	Change	Change (%)
Average monthly deposit balance	(1)	$101,463,819	$116,237,767	$(14,773,948)	(12.7)%
Average Account fees	(2)	276,586	431,399	(154,813)	(35.9)%
Average active accounts	(3)	762	760	2	0.2%
Average account balance	(4)	133,155	152,877	(19,722)	(12.9)%
Average fees per account	(4)	363	567	(204)	(36.0)%

(1)	2025 represents the average of the daily account balance for the three and six months therein; 2024 represents the average of the ending account balances for each of the three and six months therein.
(2)	Reported account activity fee revenue per month.
(3)	Represents the average of ending active accounts for each of the three and six months therein.
(4)	Refer to “––Three and Six Months June 30, 2025 As Compared To June 30, 2024” for additional discussion of trends.

For the three months and six months ended June 30, 2025, there was an increase in the average number of accounts; however, the average monthly balance and fees declined due to a reduction in high value accounts compared to the three and six months ended June 30, 2024. The Company is focused on expanding its client base through various strategic partnerships, which is expected to drive growth in both account balances and fees in the upcoming quarters.

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Liquidity, Capital Resources and Capital Resources.

Liquidity refers to our ability to meet expected cash obligations, including operating costs, interest payments, and general business expenditures. As of June 30, 2025, we had cash and cash equivalents of $247,318 and a net working capital deficit of $7,381,312. We also had an accumulated deficit of $122,513,459 and used cash of $1,815,338 in operating activities during the six months ended June 30, 2025.

Pursuant to ASC 205-40, we evaluated whether there are conditions or events that raise substantial doubt about our ability to continue as a going concern for at least one year from the date of issuance of these unaudited condensed consolidated financial statements. Based on current financial projections, we believe substantial doubt exists regarding our ability to continue as a going concern.

Management projects that the Company will not have sufficient liquidity to continue operations, including making required interest payments under the Amended PCCU Note beyond October 2025. The total outstanding balance under the Amended PCCU Note is $10,748,408. PCCU holds a senior security interest in all of the Company’s assets other than the Nasdaq listing. In the event of a payment default, and if such default is not cured within the applicable grace period, PCCU may exercise its rights under the security agreement, which could include accelerating the debt and pursuing remedies that could materially and adversely affect the Company’s operations and financial position.

The Company continues to experience reductions in depository activity, loan interest income, and fee revenue, as well as legal expenses related to ongoing shareholder and former employee litigation. These factors have further constrained liquidity and heightened the uncertainty surrounding our ability to sustain operations.

The Company entered into a purchase loan agreement with PCCU on July 31, 2025, for the sale of a loan receivable of $385,642 as of June 30, 2025 to PCCU. On July 31, 2025, the Company received $384,527 from PCCU for the sale of the loan.

Additionally, as of June 30, 2025, our stockholders’ deficit of approximately $17.9 million is $20.4 million below the $2.5 million minimum equity requirement for continued listing on Nasdaq under Rule 5550(b)(1). We received a deficiency notice from Nasdaq and submitted a compliance plan on May 22, 2025. Nasdaq confirmed receipt of the plan but has provided no additional commentary as of the date of issuance of the financial statements. There is no assurance that the Company will regain compliance within the allowed period.

Notwithstanding these financial conditions, the Company does not anticipate any material impact to services provided to its cannabis-related business (CRB) clients, whose deposits are maintained with the Company’s contracted financial institutions. However, these developments could ultimately result in changes to the Company’s ownership structure.

Management’s Plan Related to Going Concern

In response to the liquidity challenges and the existence of substantial doubt about the Company’s ability to continue as a going concern, management has implemented and is pursuing a series of initiatives intended to improve the Company’s financial condition and operating flexibility.

The Company has undertaken several operational and financial restructuring measures, including:

●	Strategic partnerships aimed at expanding its service offerings to cannabis-related businesses;

●	Renegotiating terms under its Amended PCCU Note;

●	Offering stock-based compensation in lieu of cash to conserve liquidity while continuing to attract and retain key personnel;

●	Restructuring its employee base to align staffing with current operating needs; and

●	Adjusting Board of Directors’ compensation to further align interests with shareholders through equity incentives.

In addition, the Company is actively engaged in discussions with potential investors, lenders, acquirers, investment banks, and strategic partners to secure additional capital through debt and equity financing or other strategic alternatives. Management is also exploring the potential use of its Nasdaq listing as part of a broader strategy that may include digital assets or treasury-related partnerships. These discussions remain preliminary, and no assurance can be given that any such transaction will materialize.

While these plans are factored and heighted to alleviate the conditions giving rise to the going concern uncertainty, there can be no assurance that they will be successfully executed, or that any financing will be secured on acceptable terms, or at all. If the Company is unable to implement these plans or obtain sufficient funding, it may be required to curtail operations or pursue other strategic alternatives. The Company is closely monitoring its cash flows, reducing discretionary expenditures, and prioritizing liquidity preservation while continuing to assess all available strategic options.

Management remains committed to executing its business plan while addressing the Company’s liquidity needs in a timely and prudent manner.

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Internal Control over Financial Reporting

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The following are the material weaknesses over financial reporting identified by management:

●	Revenue Recognition: The Company is unable to support the completeness and accuracy of its activity fee income generated from deposits held at PCCU, as such activity fees are compiled from a system from which the Company does not have the ability to fully rely upon. As such, there is a potential that revenues recognized could have been misstated.

●	Accounting for Financial Instruments: The Company did not appropriately apply the guidance under ASC 470, Debt, in connection with the reclassification of the Amended PCCU Note. The PCCU Note, which was amended on March 1, 2025, met the criteria for classification as a non-current liability under ASC 470, but was incorrectly presented as a current liability in the Company’s financial statements. As a result, management deemed that remediation efforts related to previously reported matter relating to the accounting, disclosure and valuation of complex financial instruments unsuccessful.

●	Accounting for Forward Purchase Receivables: During the three months ended March 31, 2025, the Company did not appropriately reclassify the forward purchase receivables to additional paid-in-capital after certain conditions preventing its classification as equity were overcome. The Company did not have adequate documentation regarding the valuation of these receivables in accordance with the relevant accounting literature. This matter, corrected prior to issuance of the quarterly report, could have resulted in a misstatement in the valuation of the reported forward purchase receivables and additional paid-in-capital.

●	Going Concern: In applying ASC 205-40 and SEC Staff Accounting Bulletin No. 59 (Topic 1.M), management failed to recognize that substantial doubt about the Company’s ability to continue as a going concern existed as of the December 31, 2024. Management’s evaluation initially failed to be evaluated based on financial cash flow projections from the date the financial statements would be issued. This matter could affect the accuracy and completeness assertions related to the presentation of liquidity and going concern disclosures in the financial statements.

●	Information Technology: The Company did not regularly monitor, review, and restrict privileged user access to key financial applications, most significantly, the Jack Henry system utilized by PCCU which tracks account activity fees and the Company’s accounting system. Certain individuals, including the former Chief Financial Officer, retained unnecessary privileged access to these systems during the reporting period. Although audit logs confirm that no unauthorized transactions were executed and there is no evidence of intentional misuse of access, the presence of such elevated access created an environment where critical controls-particularly those relying on the segregation of duties-could have been overridden or bypassed.

●	Determination of stock compensation expense: During the three months ended March 31, 2025, the Company initially reversed all previously recognized stock compensation expense under ASC 718 related to stock options that were fully vested at the time of the employee’s contract termination. Further, the fair value of certain stock option awards was not calculated correctly. The Black-Scholes option pricing model contained incorrect inputs, specifically for the expected term and stock price. The error in recording stock-based compensation resulted from a material weakness in the management review process.

Cash Flows

For the six months ended June 30, 2025, the Company used $1,815,338 of cash in operating activities to fund its net loss of $1,757,914. Operating cash flow benefited from $783,762 in non-cash stock-based compensation and $532,761 generated through effective working capital management. For the six months ended June 30, 2024, the Company cash provided by operations was $2,704,637 primarily from a net income of $2,991,203, increases in changes in operating assets and liabilities $1,390,207, offset by non-cash expenses of $1,340,207.

For the six months ended June 30, 2025, and June 30, 2024, the Company generated cash from investing activities was $6,545 and $6,083 from the proceeds of loan, respectively.

For the six months ended June 30, 2025, and June 2024, the Company used from financing activities was $268,536 and $1,487,507 was primarily from the repayment of the senior secured promissory notes, respectively.

Critical Accounting Estimates

As of June 30, 2025, there were no significant changes in the application or the nature of accounting estimates that are considered critical in nature from those presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued until such time as those standards apply to private companies. In electing this relief, the JOBS Act does not preclude an EGC from adopting a new or revised accounting standard earlier than the time that such standard applies to private companies. SHF has elected to use this relief and will do so until the earlier of the date that it (a) is no longer an emerging growth company or (b) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result of the elected JOBS Act relief, these combined and unaudited condensed consolidated financial statements may not be comparable to companies that do not elect JOBS Act relief or choose to early adopt different accounting pronouncements than SHF.

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MANAGEMENT

Executive Officers and Directors

As of October 16, 2025, our directors and executive officers were as follows:

Name	Position
Terrance E. Mendez	Chief Executive Officer & Interim Chief Financial Officer, Director
Richard Carleton	Director
Francis A. Braun III	Director
Jonathon F. Niehaus	Director
Sundie Seefried	Director
Douglas Beck	Principal Accounting Officer, Senior Vice President of Finance
Jeffrey Kay	Chief Marketing Officer
Michael Regan	Chief Investment & Strategy Officer

Directors

Terrance E. Mendez. Mr. Mendez currently serves as the Chief Executive Officer for the Company, a position he has held since February 2025 after initially being appointed Co-Chief Executive Officer in January 2025. Mr. Mendez has also served as the Company’s Interim Chief Financial Officer since the resignation of the Company’s prior Chief Financial Officer, James H. Dennedy, in June 2025. Mr. Mendez also serves as the Chief Executive Officer of Amos Advisory Solutions (“AMOS”) since August 2016, a management and outsource consulting firm through which he has held executive leadership roles in several cannabis and cannabis-related business. In connection with his employment with AMOS, Mr. Mendez served from November 2023 to May 2025 he served as the Chief Financial Officer of 42 Degrees, a cannabis extractor and distributor. From February 2022 to February 2024 he served as the Chief Executive Officer of Devi Holdings, a vertically integrated multi-state cannabis operator. From December 2019 to April 2021 he served as the Chief Executive Officer, of Dalwhinnie Enterprises, a single state vertical integrated cannabis operator. Mr. Mendez was employed from July 2017 to August 2019, as the Vice President of Finance and Chief Accounting Officer by Hitachi Vantara, a subsidiary of Hitachi, Ltd. (OTCMKTS:HTHIY), a technology conglomerate. From March 2014 to November 2016, Mr. Mendez served as Vice President and Chief Audit Executive by Arrow Electronics Inc. (NYSE:ARW), an electronics components manufacturer. From September 2011 to March 2014, Mr. Mendez was employed as Vice President of FP&A and was a Segment Financial Controller by Broadridge Financial Solutions Inc. (NYSE:BR). Mr. Mendez spent 14 years in public accounting with Arthur Andersen & Co. and Deloitte Touche LLP. Mr. Mendez is a Certified Public Accountant in the States of New York, New Jersey and Colorado and a Charted Global Management Accountant. He holds a Bachelor of Science in Economics from the University of Pennsylvania’s Wharton School of Business. Mr. Mendez’s finance and accounting expertise is a strong asset to the Board of Directors, and he also has extensive management and industry experience. Age: 50.

Richard Carleton. On September 28, 2022, Mr. Carleton was appointed as a member of the Board of Directors in connection with the closing of our initial business combination. Mr. Carleton currently serves as the Chief Executive Officer and Board Member of the Canadian Securities Exchange, a position he has held since July 2011. Mr. Carleton also currently serves as Chair of Tetra Trust, a licensed trust company that provides secure custody for digital assets in Canada, having joined the board in June 2021, and also serves as a director of Blue Ocean ATS, a U.S. registered alternative trading system, a position he has held since April 2021. Mr. Carleton brings to the Board of Directors his experience as a senior executive in the North American capital markets industry for more than 35 years as a trusted legal, financial and business advisor. An early advocate for the cannabis industry in the public markets, Mr. Carleton is a recognized thought leader on the development of the industry in Canada, the United States and beyond. Mr. Carleton received his Bachelor of Arts in History from the University of Ottawa (1981) and his LLB from the University of Toronto (1985). He has also completed the Executive Development Program at the Wharton School, University of Pennsylvania. Age: 65.

Francis A. Braun III.  Francis A. (Skip) Braun III was appointed to the Board of Directors in May 2025. He has served as a senior advisor to Stout since April 2024 and as a member of CrossCountry Consulting’s advisory counsel since February 2024. Mr. Braun was appointed to the Board of Directors of Elite Express Holdings Inc. in August 2025. Mr. Braun has also served as a director of Crown Bank in New Jersey since October 2024 and is the chairman of the bank’s audit committee. From July 2024 to July 2025 Mr. Braun served as a consultant to Kohlberg Kravis Roberts & Co. L.P., and from December 2016 to July 2023, Mr. Braun served as a Partner at Grant Thornton LLP. Mr. Braun is considered a financial expert under the Sarbanes-Oxley rules and has 40 years of diversified experience serving public and private companies during his time in public accounting with Arthur Andersen LLP, Deloitte & Touche LLP and Grant Thornton LLP. He holds a Bachelor of Science in Commerce, Accounting from Rider University. Age: 64.

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Jonathon F. Niehaus.  On September 28, 2022, Mr. Niehaus was appointed as a member of the Board of Directors in connection with the closing of the initial business combination. Mr. Niehaus currently serves as the Managing Partner of Interactive Global Solutions, a global consulting company, a position he has held since January 2011. Mr. Niehaus previously served as a member of the board of managers of SHF, LLC d/b/a Safe Harbor Financial (“SHF Predecessor”) from February 2022 until September 2022. From 2003 until 2011, Mr. Niehaus served as a Global SVP for First Data Corporation and the Western Union Company. In this capacity, Mr. Niehaus was responsible international government relations and public affairs. In addition, he spearheaded outreach to US attorneys general in matters relating to compliance and anti-money laundering activities. Mr. Niehaus was thereafter appointed to be a senior advisor to the Alliance Partnership, an international rule of law initiative run by the Attorney General Alliance. Mr. Niehaus is an active board member, serving as the chair of the Farnsworth Group, a multi-state architecture and engineering firm and chair of the Make A Difference Foundation which focusses on green energy initiatives internationally. He has also served as advisor to other private companies as well as serving 10 years on the board of the Colorado Great Outdoors Trust Fund. Mr. Niehaus received his Bachelor of Science in Journalism Communications from the University of Iowa. Mr. Niehaus’ background enables him to share his expertise in legal, regulatory, and compliance matters with the Board of Directors. Age: 53.

Sundie Seefried. Ms. Seefried served as the Chief Executive Officer of the Company from July 2021 until February 2025 and currently serves as a member of the Board of Directors, a position she has held since April 2024. Ms. Seefried originally created and implemented the cannabis banking program that led the Company to separate from PCCU as a stand-alone company. Her expertise with financial regulations provides support to the present operations of the Company and also contributes to the strategic position of the Company as it manages its growth. Prior to joining the Company, Ms. Seefried served as the Chief Executive Officer of PCCU from 2001 until June 2021. While CEO, she established the Partner Colorado Foundation for community outreach programs, which is now in its 10th year of service and has granted nearly $900,000 scholarships and community grants in total. Her consistent dedication to her community and their needs demonstrates a hands-on approach and awareness to continue to support the future strategic direction of the Company. She also established and led as the Chief Executive Officer and/or board member of Eagle Legacy Services, LLC from January 2017 until March 2021. Ms. Seefried previously served as a board member of the Colorado Division of Financial Services from 2019 until 2021, and as a board member of the Credit Union Association from 2007 until 2015. Ms. Seefried received her Bachelor of Science in Business Management from the University of Maryland and her Master of Business Administration in Finance from Regis University, Colorado. Age: 63.

Executive Officers

Mr. Mendez’ biographical information is set forth above in “––Directors.”

Douglas Beck. On September 24, 2025, Mr. Beck was appointed Principal Accounting Officer and will continue to serve as the Company’s Senior Vice President of Finance, Controller, a position that he has held since May 2025. Prior to his appointment as the Company’s Senior Vice President of Finance, Controller, Mr. Beck served as the Chief Financial Officer of AiAdvertising, Inc. from November 2024 to April 2025 and the Chief Financial Officer of ShiftPixy, Inc. from January 2023 to March 2024. Mr. Beck also served as a consultant to Beyond Air Inc. from September 2021 to December 2022 and as its Chief Financial Officer from November 2018 to August 2021. He received a Bachelor of Science in Accounting from Fairleigh Dickinson University, and is also a licensed Certified Public Accountant. Age: 64.

Jeffrey Kay. On September 24, 2025, Mr. Kay was appointed Chief Marketing Officer. Mr. Kay joined the Company in April 2025 as Senior Vice President of Marketing. Mr. Kay has more than 30 years of marketing and brand leadership experience across the cannabis, financial services and consumer products industries. Prior to that, Mr. Kay founded and served as Chief Executive Officer of Brandfan, a marketing agency providing strategic and creative services to clients across various industries from July 2012 to April 2025. He has also served as Chief Marketing Officer for multiple cannabis operators, including 42 Degrees from September 2024 to March 2025 and Devi Holdings from April 2023 to April 2025, where he oversaw brand development, product strategy, and growth initiatives. Earlier in his career, he held senior positions with The Marketing Arm (Omnicom), EastWest Marketing Group, and DDB Needham. Mr. Kay has also served on the boards of Devi Holdings and AFC Warehouse Holdings, both cannabis-related companies, and Fifth Street Floating Rate Corp. (NASDAQ: FSFR), a publicly traded financial services company, where he contributed to strategic planning and governance matters. Mr. Kay earned a Bachelor of Science degree from the University of Maryland College of Business and Management. Age: 57.

Michael Regan. On September 24, 2025, Mr. Regan was appointed Chief Investment & Strategy Officer. Mr. Regan joined the Company in March 2025 and previously held the position of Head of Investor Relations and Data Science from March 2025 to June 2025 and the position of Vice President, Strategic Finance and Corporate Development from June 20225 to September 2025. Prior to joining the Company in March 2025, Mr. Regan served as the Director of Research and Founding Partner of Excelsior Equities, LLC from December 2022 to December 2024, and Founder of MJResearchCo LLC from May 2020 to December 2022. While at MJResearchCo, Mr. Regan served as a consultant to HAL Extraction from November 2020 to December 2022. Mr. Regan has extensive capital markets and investment experience, with over 13 years of experience at hedge funds Roubaix Capital, Hawkshaw Capital, and Copper Arch Capital, and 5 years of experience at investment banks Excelsior Equities, Deutsche Bank, Credit Suisse, and DLJ. He received a Bachelor of Science in Business Administration, major in finance, from Georgetown University, and a Master of Business Administration from the Massachusetts Institute of Technology’s Sloan School of Management. He holds FINRA Series 7, Series 24, Series 86, and Series 87 licenses (inactive; expiration 2026). Age: 48.

Family Relationships

There are no family relationships between our Board of Directors and any of our executive officers.

Board of Directors

Our Board of Directors directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees.

In accordance with our Certificate of Incorporation, our Board of Directors consists of three classes of directors, with the first class consisting of two directors with a term that will expire at the annual meeting of stockholders held in 2028; the second class consisting of two directors with a term that expires at the annual meeting of stockholders held in 2026; and the third class consisting of one director with a term that will expire at the annual meeting of stockholders held in 2027. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

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During the fiscal year ended December 31, 2024, exclusive of committee meetings, our Board of Directors held 5 meetings and took 11 actions by unanimous written consent. In 2024, each person serving as director attended at least 75% of the total number of meetings of our Board of Directors and any committee of the Board of Directors on which he or she served.

Corporate Governance Overview

We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our stockholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit our Company and our stockholders.

In this section, we describe the roles and responsibilities of our Board of Directors and its committees and describe our corporate governance policies, procedures and related documents. The charters of the Audit, Nominating and Corporate Governance, and Compensation Committees of our Board of Directors, and Code of Ethics can be accessed electronically by clicking the “Investor Relations” page on our website, www.shfinancial.org, and selecting “Governance” under the “Company Information” tab. We will also provide a copy of the committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics without charge upon written request sent to Michael Regan in writing at 1526 Cole Blvd., Suite 250, Golden, Colorado 80401 or by telephone at 720-826-6282.

Board Composition and Leadership Structure

Jonathon F. Niehaus, a Class II director, serves as the chair of the Company’s Board of Directors and lead independent director. Mr. Niehaus, in his capacity as lead independent director, helps to ensure that the Board of Directors provides effective independent oversight of management.

Our Board of Directors has determined that our leadership structure is appropriate for the Company and our stockholders as it helps to ensure that the Board of Directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans.

Director Independence

Applicable rules of Nasdaq require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, that neither the director nor any of his or her family members has engaged in various types of business dealings with us and that the director is not associated with the holders of more than five percent of our Common Stock. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board of Directors has determined that four of our five current directors do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of Nasdaq. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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Each of Mr. Carleton, Mr. Niehaus, and Mr. Braun would be considered “independent” members of our Board of Directors as “independence” is defined in Nasdaq Marketplace Rule 5605(a)(2). The Board has determined that Mr. Mendez is not “independent” because he is an executive officer of the Company, and that Ms. Seefried is not “independent” due to her recent previous employment as an executive officer of the Company.

Board’s Role in Risk Oversight and Management

Our Board of Directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from committees and members of senior management to enable our Board of Directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board of Directors as a whole.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the entire Board of Directors are actively involved in risk oversight on behalf of the Company and both receive reports on the Company’s risk management activities from the Company’s executive management team on a regular basis. The members of both the Audit Committee and the Board of Directors also engage in periodic discussions with the Company’s Chief Executive Officer and interim Chief Financial Officer, as well as other senior employees as they deem appropriate to ensure that risk is being properly managed at the Company. In addition, it is expected that each committee of the Board of Directors will consider risks associated with its respective area of responsibility.

From time to time, the Board of Directors forms special committees as circumstances arise where the Board of Directors believes that such a committee is called for.

Audit Committee

The Audit Committee currently consists of Mr. Braun, Mr. Niehaus, and Mr. Carleton. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the Audit Committee, all of whom must be independent. Mr. Braun, Mr. Niehaus, and Mr. Carleton each meet the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and Mr. Braun serves as chairperson of the Audit Committee. Our Board of Directors has determined that Mr. Braun qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

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We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee has also established a procedure whereby complaints or concerns regarding accounting, internal controls or auditing matters may be submitted anonymously to the Audit Committee by email.

The Audit Committee held 7 meetings and took 1 action by unanimous written consent during the year ended December 31, 2024.

Compensation Committee

Messrs. Carleton, Niehaus, and Braun currently serve as members of the Compensation Committee. Under Nasdaq listing standards, the Compensation Committee must consist of all independent members. Mr. Carleton, Mr. Niehaus, and Mr. Braun meet the independent director standard under Nasdaq listing standards, and Mr. Carleton serves as chairperson of the Compensation Committee.

The Compensation Committee acts on behalf of and in conjunction with the Board of Directors to establish or recommend the compensation of executive officers of the Company and to provide oversight of the Company’s overall compensation programs and philosophy.

We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

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●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Compensation Committee held 8 meetings and took 2 actions by unanimous written consent during the year ended December 31, 2024.

During 2024, there was no interlocking relationship between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Niehaus, Carleton, and Braun. Under Nasdaq listing standards, the Nominating and Corporate Governance Committee must consist of all independent members. Messrs. Niehaus, Carleton, and Braun meet the independent director standard under Nasdaq listing standards, and Mr. Braun serves as chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for evaluating the composition, size and governance of the Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to the committees, establishing a policy for considering stockholder nominees to the Board of Directors, reviewing the corporate governance principles and making recommendations to the Board of Directors regarding possible changes; and reviewing and monitoring compliance with the Company’s Code of Ethics.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Stockholders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than five hundred words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o SHF Holdings, Inc., 1526 Cole Blvd., Suite 250, Golden, Colorado 80401. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a stockholder will not be evaluated differently from any other potential nominee.

The Nominating and Corporate Governance Committee held 3 meetings and did not take any actions by unanimous written consent during the year ended December 31, 2024.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed a copy of our form Code of Ethics as Exhibit 14 to our registration statement on Form S-1 in connection with our IPO, filed on June 1, 2021. You may review this document by accessing our public filings at the SEC’s web site at www.sec.gov or on our website at https://ir.shfinancial.org/corporate-governance/. In addition, a copy of the Code of Ethics will be provided without charge upon request to Michael Regan in writing at 1526 Cole Blvd., Suite 250, Golden, Colorado 80401 or by telephone at 720-826-6282. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Hedging Policy

In connection with Company’s Insider Trading Policy, “Covered Persons,” which includes all officers, directors, and employees of the Company, including any such person’s spouse, other persons living in such person’s household and minor children and entities over which such person exercises control, are prohibited from engaging in the practice of hedging or monetization transactions or similar arrangements with respect to Company securities, without prior written consent from the Chief Strategy & Investment Officer, Michael Regan.

Insider Trading Policy

The Company’s Insider Trading Policy governs the purchase, sale and other acquisitions and dispositions of the Company’s securities by the Company and all of its directors, officers and employees. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19 to the 2024 Annual Report.

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EXECUTIVE AND DIRECTOR COMPENSATION

We qualify as both a “smaller reporting company” and an “emerging growth company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting and emerging growth companies. Accordingly, this executive compensation summary is not intended to meet the disclosure requirements of larger reporting companies.

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended December 31, 2024 and December 31, 2023, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity, during the fiscal year ended December 31, 2024; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

As an emerging growth company, we are not required to provide the executive compensation Pay versus Performance disclosure described in in Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act or Item 402(v) of Regulation S-K.

Our named executive officers for the fiscal year ended December 31, 2024 were Terrance E. Mendez, our Chief Executive Officer and Interim Chief Financial Officer, Sundie Seefried, our former Chief Executive Officer, Donnie Emmi, our former Chief Legal Officer, and James H. Dennedy, our former Chief Financial Officer.

Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Sundie Seefried(2)	2024	316,728	46,667	32,518	0	0	395,913
Former Chief Executive Officer	2023	342,885	66,767	181,664	-	-	591,316

Donnie Emmi(3)	2024	331,508	38,000	26,459	0	0	395,967
Former Chief Legal Officer	2023	285,000	20,000	131,563	-	-	436,563

James H. Dennedy(4)	2024	334,699	38,000	26,459	0	0	399,158
Former Chief Financial Officer	2023	285,000	20,000	131,563	-	-	436,563

Terrance Mendez(5)	2024	-	-	-	-	72,827	72,827
Chief Executive Officer(6)	2023	-	-	-	-	-	-

(1)	Amounts represent the aggregate grant date fair value of stock awards or option awards, as applicable, granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (Topic 718), the basis for computing stock-based compensation in our financial statement.
(2)	Ms. Seefried resigned as Chief Executive Officer on February 28, 2025.
(3)	Mr. Emmi resigned as Chief Legal Officer on June 6, 2025.
(4)	Mr. Dennedy resigned as Chief Financial Officer on June 6, 2025.
(5)	Prior to becoming the Chief Executive Officer on January 21, 2025, and for the year 2024, all income earned by Mr. Mendez was through his engagement as an independent contractor.
(6)	Mr. Mendez became our Interim Chief Financial Officer on June 6, 2025 following Mr. Dennedy’s resignation.

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Narrative Disclosure to Summary Compensation Table

Overview

The Company has developed an executive compensation program which is designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.

Decisions on the executive compensation program, as described below, are determined and/or ratified by the Board of Directors with recommendations given by the Compensation Committee.

The decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

The compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus, and long-term incentive compensation in the form of equity awards.

Base Salary

The Company’s practice has been to ensure that base salary is fair to the executive officers, competitive within the industry and reasonable in light of the Company’s cost structure. The Compensation Committee determines base salaries and manages the base salary review process, subject to existing employment agreements.

Annual Bonuses

The Company uses annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

Equity Awards

The Company uses equity awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of equity awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Equity awards are awarded under our Equity Incentive Plan, which has been adopted by the Board of Directors.

In connection with the Company’s executive compensation program, the Company has granted equity awards to its executives.

Other Compensation

The Company maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the executive officers participate.

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Employment Agreements

Agreement with Sundie Seefried

On February 11, 2022, the Company entered into an executive employment agreement with Sundie Seefried which became effective September 28, 2022, pursuant to which Ms. Seefried serves as the Chief Executive Officer of the Company. The executive employment agreement provides for an annual base salary of $350,000, an initial incentive equity grant of options exercisable for 550,000 shares of the Company’s Common Stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Ms. Seefried for good reason, of one year’s base salary. Ms. Seefried resigned as co-Chief Executive Officer of the Company effective on February 28, 2025. Ms. Seefried continues to be a member of the Board.

Agreement with Terrance E. Mendez

On January 21, 2025, the Company entered into an executive employment agreement with Mr. Mendez which became effective immediately, pursuant to which Mr. Mendez serves as the Chief Executive Officer of the Company. The Company has an employment agreement with its Chief Executive Officer. Under the terms of the agreement, if the contract is not renewed or is terminated without cause, the Company is obligated to pay severance equal to the Chief Executive Officer’s then-current annual base salary, which is $360,000 as of June 30, 2025. The agreement also provides for an annual cash bonus opportunity of up to 100% of base salary, and for long-term incentive compensation, the terms of which are to be determined by the Board of Directors. On January 21, 2025, the Company’s Board of Directors granted Mr. Mendez an option to purchase 32,700 shares of our Common Stock at an exercise price of $8.00 per share. The option has a ten-year term. One-third of the option vested immediately upon grant, one-third will vest on the first anniversary of the grant date, and the remaining one-third will vest on the second anniversary of the grant date.

Agreement with James H. Dennedy

On January 10, 2023, the Company entered into an executive employment agreement with James Dennedy, pursuant to which Mr. Dennedy serves as the Chief Financial Officer of the Company. The executive employment agreement provides for an annual base salary of $285,000, an initial incentive equity grant of options exercisable for 350,000 shares of the Company’s Common Stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Dennedy for good reason, of one year’s base salary.

On April 2, 2024, the Company entered into an amendment to its original agreement with Mr. Dennedy to facilitate business continuity and stagger contract expirations to accommodate the Company’s public reporting schedule. The amendment to Mr. Dennedy’s executive employment extends the term of his employment to May 16, 2026. In addition, the amendment contains a provision that, effective April 1, 2024, deletes and replaces Section 4(b) of Mr. Dennedy’s original agreement such that all PTO that Mr. Dennedy accrued through March 31, 2024, but had not taken, shall be paid to him during the month of April 2024. As a result, no PTO shall accrue or be paid out at the time of termination of Mr. Dennedy’s employment with the Company for any reason. The amendment also adds a provision that Mr. Dennedy shall be entitled to receive supplemental severance in an amount equivalent to six months’ of his then-current base salary, provided that he executes a release of claims against the Company and its affiliated entities, executives, and employees (including claims related to any non-compete and non-solicit covenants), for the six month period after the termination of his employment.

Mr. Dennedy resigned as Chief Financial Officer on June 6, 2025.

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Agreement with Donnie Emmi

On January 10, 2023, the Company entered into an executive employment agreement with Donnie Emmi, pursuant to which Mr. Emmi serves as the Chief Legal Officer of the Company. The executive employment agreement provides for an annual base salary of $285,000, an initial incentive equity grant of options exercisable for 350,000 shares of the Company’s Common Stock at $6.67 per share that will vest over two years and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Emmi for good reason, of one year’s base salary.

On April 2, 2024, the Company entered into an amendment to its original agreement with Mr. Emmi to facilitate business continuity and stagger contract expirations to accommodate the Company’s public reporting schedule. The amendment to Mr. Emmi’s executive employment agreement extends the term of his employment to August 22, 2026. In addition, the amendment contains a provision that, effective April 1, 2024, deletes and replaces Section 4(b) of Mr. Emmi’s original agreement such that all PTO that Mr. Emmi accrued through March 31, 2024, but had not taken, shall be paid to him during the month of April 2024. As a result, no PTO shall accrue or be paid out at the time of termination of Mr. Emmi’s employment with the Company for any reason. The amendment also adds a provision that Mr. Emmi shall be entitled to receive supplemental severance in an amount equivalent to six months’ of his then-current base salary, provided that he executes a release of claims against the Company and its affiliated entities, executives, and employees (including claims related to any non-compete and non-solicit covenants), for the six month period after the termination of his employment.

Mr. Emmi resigned as Chief Legal Officer on June 6, 2025. In connection with his resignation, the Company paid Mr. Emmi $22,500 as a severance payment.

Director Compensation

The following table sets forth for the year ended December 31, 2024, certain information as to the total remuneration we paid to our non-employee directors.

In 2024, each director received a quarterly cash payment in the amount of $12,500, fees in the amount of $1,500 per committee meeting, and $2,000 per Board of Directors meeting. In addition, the chair of the Audit Committee received an annual retainer of $20,000; the chair of Compensation Committee received an annual retainer of $15,000; the chair of the Nominating and Corporate Governance Committee received an annual retainer of $10,000; and the chair of the Board of Directors received an additional $60,000. Ms. Seefried did not receive fees for her service as a member of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Jonathon F. Niehaus	110,500	-	-	110,500
Sundie Seefried	-	-	-	-
Richard Carleton	95,500	-	-	95,500
Jonathan Summers(1)	100,500	-	-	100,500
Douglas Fagan(2)	58,000	-	-	58,000
Jennifer Meyers(3)	58,000	-	-	58,000
Karl Racine(4)	79,000	-	-	79,000

(1) Mr. Summers did not stand for re-election as a director of the Company at the 2025 Annual Meeting.

(2) Mr. Fagan resigned from his position as a director of the Company on May 15, 2025.

(3) Ms. Meyers resigned from her position as a director of the Company on May 15, 2025.

(4) Mr. Racine resigned from his position as a director of the Company on May 2, 2025.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information regarding outstanding stock options or unvested equity awards as of December 31, 2024.

	Option Awards					Restricted Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Sundie Seefried	27,500	0	0	133.40	10/4/32	8,761	3,056	-	-

Donald T. Emmi	17,500	0	0	133.40	10/4/32	1,944	7,389	-	-

James H. Dennedy	17,500	0	0	51.60	10/23/32	1,944	7,389	-	-

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PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 16, 2025, except as noted, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our Common Stock. To our knowledge, none of the shares listed below is held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There were 2,953,473 shares of Common Stock issued and outstanding on October 16, 2025.

Unless otherwise indicated in the following table, the address for each person named in the table is 1526 Cole Blvd., Suite 250, Golden, Colorado 80401. Pursuant to SEC rules, we have included shares of Common Stock that the person has the right to acquire within 60 days after October 16, 2025.

Name and Address of Beneficial Owner	Shares of Class A Common Stock		% of Total Voting Power(1)
Terrance E. Mendez	102,651	(2)	3.4%
Sundie Seefried	96,795	(3)	3.2%
Jonathon F. Niehaus	16,596	(4)	* %
Richard Carleton	15,635	(4)	* %
Francis A. Braun III	53,144	(5)	1.8%
Michael Regan	45,875	(5)	1.5%
Douglas Beck	45,875	(5)	1.5%
Jeffrey Kay	8,608	(5)	*
(All Executive Officers and Directors as a Group (8 persons)):	385,179		11.8%

Five Percent and Other Holders:
Partner Colorado Credit Union	1,080,807	(6)	36.6%
M3 FUNDS, LLC	277,485	(7)	9.4%

* Indicates ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	The percentage of beneficial ownership of the Company is calculated based on 2,953,473 shares of common stock outstanding as of the Record Date, plus vested but unexercised options.
(2)	Includes (i) 10,900 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $8.00, and (ii) 91,751 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $2.40.
(3)	Includes (i) 27,500 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $133.40, and (ii) 11,628 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $9.68.
(4)	Includes 11,628 incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $9.68.
(5)	Composed entirely of incentive stock options that are vested, or vest in the next 60 days, to purchase shares of common stock and have an exercise price per share equal to $2.40.
(6)	Based solely on information contained in a Schedule 13D filed with the SEC on July 21, 2023. The business address of Partner Colorado Credit Union is 6221 Sheridan Blvd, Arvada, CO 80003.
(7)	Based solely on information contained in a Schedule 13D filed with the SEC on February 14, 2024. The business address of M3 Funds, LLC is 2070 E 2100 S, Suite 250, Salt Lake City, UT 84109.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Stockholders of up to 52,280,646 shares of our Common Stock that have or may be issued by us to the Selling Stockholders under the Series B SPA or the Merger Agreement, as applicable. For additional information regarding the issuance of the Series B Preferred Stock and the Series B Warrants, see “Private Placement of Preferred Shares” above and for additional information regarding the Abaca Warrants and Abaca Shares, see “Abaca Merger Shares”) above. We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for Terrance Mendez, Chief Executive Officer, Interim Chief Financial Officer and Director of the Company, Michael Regan, Chief Investment & Strategy Officer of the Company, Jeffrey Kay, Chief Marketing Officer of the Company, Richard Carleton, a Director of the Company, and Margaret Williams, an employee of the Company, and the ownership of the Series B Preferred Stock and the Series B Warrants issued pursuant to the Series B SPA, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on their respective ownership of shares of Common Stock, Series B Preferred Stock, Series B Warrants, Abaca Warrants and Abaca Shares, as of October 16, 2025, assuming conversion of Series B Preferred Stock at the floor conversion price and exercise of the Warrants held by each such Selling Stockholder on that date but taking account of any limitations on conversion and exercise set forth therein. Under the terms of the Series B Preferred Stock and the Series B Warrants, a Selling Stockholder may not convert Series B Preferred Stock or exercise the Series B Warrants to the extent (but only to the extent) such Selling Stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations.

The third column lists the shares of Common Stock being offered by this prospectus by Selling Stockholders and does not take in account any limitations on (i) conversion of the Series B Preferred Stock set forth therein or (ii) exercise of the Series B Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the Series B Preferred Stock and the Series B Warrants, this prospectus generally covers the resale of the sum of (i) 250% of the maximum number of shares of Common Stock issued or issuable pursuant to Certificate of Designations and (ii) the maximum number of shares of Common Stock issued or issuable upon exercise of the Series B Warrants, in each case, determined as if the outstanding Series B Preferred Stock and Series B Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at a conversion price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Series B Preferred Stock and the exercise price of the Series B Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering(1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(2)		Number of Shares of Common Stock Owned After Offering(2)(3)
	Number	Percent			Number	Percent
CREO Investments LLC(4)	155,119	4.99%	3,097,626	(36)	-	*
Keystone Capital Partners, LLC(5)	155,119	4.99%	1,801,613	(37)	-	*
KCP Fund I, LLC(6)	155,119	4.99%	565,946	(38)	-	*
Seven Knots, LLC (7)	155,119	4.99%	1,570,550	(39)	-	*
First Fire Global Opportunities Fund, LLC(8)	155,119	4.99%	984,543	(40)	-	*
Pinz Capital Special Opportunities Fund, LP(9)	155,119	4.99%	649,666	(41)	-	*
Jim Fallon(10)	155,119	4.99%	1,046,496	(42)	-	*
MMCap International Inc. SPC(11)	155,119	4.99%	7,325,463	(43)	-	*
Fifth Lane Partners Fund, LP(12)	155,119	4.99%	524,086	(44)	-	*
Helena Global Investment Opportunities 1 Ltd.(13)	155,119	4.99%	524,086	(45)	-	*
L5 Capital Inc.(14)	155,119	4.99%	1,193,843	(46)	-	*
CB1 Capital Advisory Group LLC(15)	155,119	4.99%	557,574	(47)	-	*
Kanan Corbin Schupak & Aronow, Inc.(16)	155,119	4.99%	834,620	(48)	-	*
Verdun Investments LLC(17)	155,119	4.99%	2,690,746	(49)	41,318	*
Vellar Opportunity Fund SPV LLC – Series 1(18)	155,119	4.99%	2,218,570	(50)	48,561	*
Midtown East Management NL, LLC(19)	155,119	4.99%	3,465,991	(51)	75,897	*
Partner Colorado Credit Union(20)	1,080,807	36.59%	22,497,093	(52)	1,080,807	3.26%
Terrance Mendez(21)	155,119	4.99%	209,300	(53)	102,651	*
Richard Carleton(22)	24,007	*	21,767	(54)	15,635	.*
Michael Regan(23)	86,445	2.84%	105,487	(55)	45,875	*
Jeffrey Kay(24)	49,178	1.64%	105,487	(56)	8,608	*
Michael Arthur Williams & Margaret Ann Williams JTWROS(25)	16,344	*	33,488	(57)	3,464	*
Dan Roda(26)	121,824	3.96%	32,516	(58)	89,308	*
John Foley(27)	83,247	2.70%	32,516	(59)	50,731	*
Welcan Strategic Opportunities Fund LP(28)	53,914	1.79%	22,979	(60)	30,935	*
Brian Bauer(29)	32,516	1.09%	32,516	(61)	-	*
Greg Ellis(30)	32,516	1.09%	32,516	(62)	-	*
Lago D9 Equity LLC (31)	23,570	*	9,902	(63)	13,668	*
AFI Capital Partners Fund I LP (32)	22,998	*	22,998	(64)	30,935	*
Doug Elkins / Woodmoor Advisors LLC (33)	19,166	*	8,415	(65)	10,751	*
Patrick Rea / CB4 LLC / CB5 LLC (34)	13,036	*	13,036	(66)	-	*
Other Selling Stockholders beneficially owning between 11,000-12,999 shares (35)	23,156	*	9,938	(67)	13,218	*
Other Selling Stockholders beneficially owning between 9,350-10,999 shares (35)	29,403	*	12,353	(68)	17,050	*
Other Selling Stockholders beneficially owning between 8,250-9,349 Shares (35)	26,220	*	21,358	(69)	4,862	*
Other Selling Stockholders beneficially owning between 4,500-8,249 Shares (35)	27,842	*	24,466	(70)	3,376	*
Other Selling Stockholders beneficially owning between 1-4,499 Shares (35)	24,773	*	12,008	(71)	12,765	*

*	Indicates ownership of less than 1% of the outstanding shares of our common stock.

(1)	Applicable beneficial ownership percentage is based on 2,953,473 shares of our Common Stock outstanding as of October 16, 2025 and the total number of shares underlying the Series B Preferred Stock, after giving effect to the Maximum Percentage.
(2)	Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.
(3)	Represents the amount of shares that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all shares of Common Stock underlying the Series B Preferred Stock, Series B Warrants, Abaca Warrants and the Abaca Shares will be registered for sale by the registration statement of which this Prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by the Selling Stockholders prior to completion of this offering. However, the Selling Stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

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(4)	CREO Investments LLC is managed by Andrew Cohen. Mr. Cohen in capacity as Manager may be deemed to have investment discretion and voting power over the shares held by CREO Investments LLC. Mr. Cohen disclaims any beneficial ownership of these shares. The business address of CREO Investments LLC is 16192 Coastal Highway, Lewes, Delaware 19958.
(5)	Keystone Capital Partners LLC is managed by RANZ Group LLC. Fredric Zaino in his capacity as the Managing Member of RANZ Group LLC, may be deemed to have investment discretion and voting power over the shares held by Keystone Capital Partners LLC. RANZ Group LLC and Mr. Zaino each disclaim any beneficial ownership of these shares. The business address of Keystone Capital Partners, LLC is 139 Fulton Street, Suite 412, New York, NY 10038.
(6)	KCP Fund I, LLC is managed by 613 Advisors. Fredric Zaino in his capacity as the Manager of 613 Advisors, may be deemed to have investment discretion and voting power over the shares held by KCP Fund I, LLC. 613 Advisors and Mr. Zaino each disclaim any beneficial ownership of these shares. The business address of KCP Fund I, LLC is 139 Fulton Street, Suite 412, New York, NY 10038.
(7)	Seven Knots, LLC is managed by Marissa Welner. Ms. Welner in her capacity as Manager of Seven Knots, LLC may be deemed to have investment discretion and voting power over the shares held by Seven Knots, LLC. Ms. Welner disclaims any beneficial ownership of these shares. The business address of Seven Knots, LLC is 400 E 66th Street, New York, New York 10065.
(8)	First Fire Global Opportunities Fund, LLC is managed by Eli Fireman. Mr. Fireman in capacity as Manager may be deemed to have investment discretion and voting power over the shares held by First Fire Global Opportunities Fund, LLC. Mr. Fireman disclaims any beneficial ownership of these shares. The business address of First Fire Global Opportunities Fund, LLC 1040 1st Ave, Suite 190, New York, NY 10022.
(9)	Pinz Capital Special Opportunities Fund, LP’s Chief Investment Officer is Matthew Pinz. Mr. Pinz in his capacity as the Chief Investment Officer may be deemed to have investment discretion and voting power over the shares held by Pinz Capital Special Opportunities Fund, LP. Mr. Pinz disclaims any beneficial ownership of these shares. The business address of Pinz Capital Special Opportunities Fund, LP is 27 Hospital Road, George Town, Grand Cayman, KY1-9008, Cayman Islands.
(10)	Jim Fallon has sole voting and dispositive power with respect to the shares held by him.
(11)	MM Asset Management Inc. is the investment manager of MMCAP International Inc. SPC. Matthew MacIsaac is the Secretary of MM Asset Management Inc. Each of MM Asset Management Inc. and Matthew MacIsaac may be deemed to beneficially own the securities held by MMCAP International Inc. SPC. Each MM Asset Management Inc. and Matthew MacIsaac disclaims beneficial ownership of such securities. The address of MMCAP International Inc. SPC is 595 Bay St. 7th Floor, Toronto, ON M5L 2C2.
(12)	Cavan Copeland, the Managing Member of Fifth Lane GP,LP, the General Partner of Fifth Lane Partners Fund LP (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder and may be deemed to be the beneficial owner of such shares. Mr. Copelan, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of the Selling Securityholder is at c/o 3300 N IH-35, Suite 380, Austin, TX 78705.
(13)	Helena HoldCo Inc., incorporated under the laws of the Commonwealth of The Bahamas, solely owns Helena Global Investment Opportunities I Ltd. Mr. Jeremy Weech is the sole shareholder of Helena HoldCo Inc. and exercises voting and dispositive power of the securities held by Helena HoldCo Inc. The address of Helena HoldCo Inc is Suite 205A, Saffrey Square, Bank Lane & Bay Street, P.O. Box N-9934, Nassau, Bahamas.
(14)	Marc Lustig is a director of L5 Capital Inc. (“L5”) and in such capacity has the right to vote and dispose of the securities held by such entity. The address of L5 is Suite 2200, HSBC Building, 885 West Georgia Street, Vancouver, BC, Canada V6C 3E8.
(15)	CB1 Capital Advisory Group LLC is managed by Todd A. Harrison, among others. Mr. Harrison in capacity as Manager may be deemed to have investment discretion and voting power over the shares held by CB1 Capital Advisory Group LLC. The mailing address is 1051 Port Washington Blvd, #1053, Port Washington, NY 11050.
(16)	Joseph Septon in capacity as Chief Financial Officer may be deemed to have investment discretion and voting power over the shares held by Kanan Corbin Schupack & Aronow Inc. Mr. Septon disclaims any beneficial ownership of these shares. The mailing address is 2824 Steinway St PMB 147, Astoria, NY 11103.
(17)	Ayrton Capital LLC, the investment manager to Verdun Investments LLC, has discretionary authority to vote and dispose of the shares held by Verdun Investments LLC and may be deemed to be the beneficial owner of these shares. Waqas Khatri (“Mr. Khatri”), in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Verdun Investments LLC. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address for Verdun Investments LLC is c/o Ayrton Capital – 55 Post Road West, Westport, CT 06880.
(18)	Andrew Davilman in his role as Chief Operating Officer has dispositive investment power over the shares held by Vellar Special Opportunities Fund, LLC - Series 1. The address of the principal business office of Vellar Special Opportunities Fund, LLC - Series 1 is 3 Columbus Circle, Suite 2400, New York, NY 10019.
(19)	Atalaya Special Purpose Investment Fund II LP is the sole member of Midtown East Management NL, LLC (“Midtown”). Atalaya Capital Management LP is the investment manager of Midtown. The address for Midtown is One Rockefeller Plaza, 32nd Floor, New York, NY 10020.
(20)	The business address of PCCU is 6221 Sheridan Blvd, Arvada, CO 80003.
(21)	Terrance Mendez has sole voting and dispositive power with respect to the shares held by him. The business address of Terrance Mendez is 1526 Cole Blvd, Suite 250, Golden, CO, 80401.
(22)	Richard Carlton has sole voting and dispositive power with respect to the shares held by him. The business address of Richard Carlton is First Canadian Place 100 King Street West, Suite 7210 Toronto, ON Canada M5X 1E1.
(23)	Michael Regan has sole voting and dispositive power with respect to the shares held by him. The business address of Michael Regan is 1526 Cole Blvd, Suite 250, Golden, CO, 80401.
(24)	Jeffrey Kay has sole voting and dispositive power with respect to the shares held by him. The business address of Jeffrey Kay is 1526 Cole Blvd, Suite 250, Golden, CO, 80401.
(25)	Michael Williams and Margaret Williams share voting and dispositive power with respect to the shares. The business address of Michael Arthur Williams & Margaret Ann Williams JTWROS is 1526 Cole Blvd, Suite 250, Golden, CO, 80401.
(26)	Dan Roda has sole voting and dispositive power with respect to the shares held by him.
(27)	John Foley has sole voting and dispositive power with respect to the shares held by him.
(29)	Brian Bauer has sole voting and dispositive power with respect to the shares held by him.
(30)	Greg Ellis has sole voting and dispositive power with respect to the shares held by him.
(31)	Lago D9 Equity LLC is managed by Kevin Park, in his capacity as manager of Lago D9 Equity LLC, he may also be deemed to have investment discretion and voting power over the shares held by Lago D9 Equity LLC. Lago D9 Equity LLC and Mr. Park each disclaim any beneficial ownership of these shares. The mailing address is 3575 Piedmont Road NE, Building 15, Atlanta, GA 30305-1623.
(32)	AFI Capital Partners Fund I LP is managed by Chi-Chien Hou, in his capacity as manager of AFI Capital Partners Fund I LP, he may also be deemed to have investment discretion and voting power over the shares held by AFI Capital Partners Fund I LP. AFI Capital Partners Fund I LP and Mr. Hou each disclaim any beneficial ownership of these shares. The mailing address is 1101 W 34th Street, # 347, Austin, TX 78705-1907.
(33)	Doug Elkins is the manager of Woodmoor Advisors, LLC, in his capacity as manager of Woodmoor Advisors, LLC, he may also be deemed to have investment discretion and voting power over the shares held by Woodmoor Advisors, LLC. Woodmoor Advisors, LLC and Mr. Elkins each disclaim any beneficial ownership of these shares
(34)	Patrick Rea is the manager of CB4 LLC and CB5 LLC, in his capacity as manager of CB4 LLC and CB5 LLC, he may also be deemed to have investment discretion and voting power over the shares held by CB4 LLC and CB5 LLC. CB4 LLC, CB5 LLC and Mr. Rea each disclaim any beneficial ownership of these shares.
(35)	Consists of stockholders not otherwise listed in this table who, within the groups indicated, collectively own less than 1% of our Class A common stock.
(36)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 2,978,493 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 119,133 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(37)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 1,732,355 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 69,258 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(38)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 544,180 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 21,766 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(39)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 1,510,178 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 60,372 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.

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(40)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 946,678 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 37,865 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(41)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 624,680 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 24,986 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(42)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 1,006,248 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 40,248 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(43)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 7,043,728 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 281,735 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(44)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 503,930 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 20,156 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(45)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 503,930 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 20,156 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(46)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 1,147,928 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 45,915 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(47)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 536,130 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 21,444 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(48)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 803,710 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 30,910 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(49)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 2,587,263 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 103,485 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(50)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 2,133,245 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 85,325 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(51)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 3,332,690 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 133,301 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(52)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 21,631,893 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 865,200 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(53)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 201,250 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 8,050 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(54)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 20,930 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 837 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(55)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 101,430 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 4,057 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(56)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 101,430 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 4,057 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(57)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder as of October 16, 2025 after giving effect to the Maximum Percentage. Without regard to the Maximum Percentage, as of October 16, 2025, this Selling Stockholder would beneficially own an aggregate of 32,200 shares of our Common Stock underlying the Series B Preferred Stock held by this Selling Stockholder, convertible at a floor conversion price of $1.5528 per share, all of which shares are being registered under this prospectus. This Selling Stockholder also holds Series B Warrants, which are not exercisable until six months and one day after the Applicable Date. The 1,288 shares of Common Stock issuable upon exercise of the Series B Warrants held by this Selling Stockholder are also being registered under this prospectus.
(58)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 4,242 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 28,274 shares of our Common Stock at a $40.00 per share.
(59)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 4,242 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 28,274 shares of our Common Stock at a $40.00 per share.
(60)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 2,998 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 19,981 shares of our Common Stock at a $40.00 per share.
(61)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 4,242 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 28,274 shares of our Common Stock at a $40.00 per share.
(62)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 4,242 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 28,274 shares of our Common Stock at a $40.00 per share.
(63)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 1,292 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 8,610 shares of our Common Stock at a $40.00 per share.
(64)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 3,000 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 19,998 shares of our Common Stock at a $40.00 per share.
(65)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 1,098 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 7,317 shares of our Common Stock at a $40.00 per share.
(66)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 1,701 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 11,335 shares of our Common Stock at a $40.00 per share.
(67)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 1,297 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 8,641 shares of our Common Stock at a $40.00 per share.
(68)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 1,613 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 10,740 shares of our Common Stock at a $40.00 per share.
(69)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 2,788 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 18,570 shares of our Common Stock at a $40.00 per share.
(70)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 3,195 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 21,271 shares of our Common Stock at a $40.00 per share.
(71)	This column lists the number of shares of our Common Stock beneficially owned by this Selling Stockholder, including 1,567 shares of our Common Stock issued on October 3, 2025 pursuant to the Merger Agreement and Abaca Warrants to purchase 10,441 shares of our Common Stock at a $40.00 per share.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

There are no family relationships between or among our executive officers and directors.

Related Party Transactions

Except as described below, there are no transactions since January 1, 2023, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Account Servicing Agreement

The Company had an Account Servicing Agreement with PCCU. The Company provides services as per the agreement to CRB accounts at PCCU. In addition to providing the services, the Company assumed the costs associated with the CRB accounts. These costs include employees to manage account onboarding, monitoring and compliance, rent and office expense, insurance and other operating expenses necessary to service these accounts. Under the agreement, PCCU agreed to pay the Company all revenue generated from CRB accounts. Amounts due to the Company were due monthly in arrears and upon receipt of invoice. This agreement was replaced and superseded in its entirety by the PCCU CAA, which was entered into on March 29, 2023, and later amended and restated on December 31, 2024, between PCCU and the Company

Support Services Agreement

On July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU receives (and SHF pays) a monthly fee per depository account. In addition, 25% of any investment income associated with CRB deposits is paid to PCCU. This agreement was replaced and superseded in its entirety by the PCCU CAA, which was entered into on March 29, 2023, and later amended and restated on December 31, 2024, between PCCU and the Company.

Loan Servicing Agreement

Effective February 11, 2022, the Company entered into a Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB clients and the loan servicing and monitoring responsibilities provided by both PCCU and the Company. PCCU receives a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded and serviced by PCCU. For the loans that are subject to this agreement, the Company originates the loans and performs all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to perform these services. Under the Loan Servicing Agreement, the Company has agreed to indemnify PCCU from all claims related to default-related credit losses as defined in the Loan Servicing Agreement. This agreement was replaced and superseded in its entirety by the PCCU CAA, entered into on March 29, 2023, between PCCU and the Company, which was subsequently amended on December 31, 2024.

Commercial Alliance Agreement

On March 29, 2023, the Company and PCCU entered into the PCCU CAA, which was subsequently amended and restated on December 31, 2024. This agreement set forth the terms and conditions of lending and account-related services, governing the relationship between the Company and PCCU. The PCCU CAA outlined the application, underwriting, loan approval, and foreclosure processes for loans issued by PCCU to CRBs, as well as the loan servicing and monitoring responsibilities of both parties.

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In particular, the PCCU CAA provided procedures to be followed upon the default of a loan to ensure that neither the Company nor PCCU would take title to or possession of cannabis-related assets, including real property that may have served as collateral for loans funded by PCCU pursuant to the agreement. Under the PCCU CAA, PCCU had the right to receive monthly fees for managing loans. For SHF-serviced loans (CRB loans provided by PCCU but primarily handled by SHF), a yearly fee of 0.25% of the remaining loan balance was applied. For loans both financed and serviced by PCCU, a yearly fee of 0.35% on the outstanding balance was charged. These fees were calculated based on the average daily balance of each loan for the preceding month. Additionally, the Company was obligated under the PCCU CAA to indemnify PCCU from certain default-related loan losses, as fully defined in the agreement.

Furthermore, the PCCU CAA outlined certain fees to be paid to the Company for specified account-related services, including cannabis-related income such as loan origination fees, interest income on CRB-related loans, participation fees, servicing fees, investment income, account activity fees, processing fees, and other revenue. These fees were set at $30.96 per account in 2022, $25.32-$27.85 per account in 2023, and $26.08-$28.69 in 2024.

Regarding CRB deposits held at PCCU, investment and interest income earned on these deposits (excluding interest income on loans funded by PCCU) was shared at a ratio of 25% to PCCU and 75% to the Company. Additionally, PCCU maintained its CRB-related deposits to total assets ratio at 60%, unless otherwise dictated by regulatory, regulator, or policy requirements. The initial term of the PCCU CAA was two years, with a one-year automatic renewal, unless either party provided a one hundred twenty-day written notice prior to the end of the term.

Up to the third quarter of 2023, the Company’s investment earnings came solely from interest on deposits at the Federal Reserve Bank, capped at the earnings accrued by PCCU from its reserves. However, in the fourth quarter of 2023, a strategic shift led the Company to adopt the Federal Reserve’s interest rates applied to the daily average balance of SHF customer deposits, with certain exclusions. This method, applied retroactively from the beginning of 2023, resulted in an incremental revenue of $549,000, which was recognized in the fourth quarter. Under the PCCU CAA, the Company was obligated to pay a 25% of the investment earnings as a hosting fee to PCCU based on this income.

On December 31, 2024, the Company and PCCU entered into an Amended CAA, extending the term through December 31, 2028, with automatic two-year renewal periods unless a party provides written notice of non-renewal at least 12 months before the current term expires.

Series B Preferred Stock Offering

On September 30, 2025, Terrance Mendez, Chief Executive Officer, Interim Chief Financial Officer and Director of the Company, Michael Regan, Chief Investment & Strategy Officer of the Company, Jeffrey Kay, Chief Marketing Officer of the Company, Richard Carleton, a Director of the Company, and Margaret Williams, an employee of the Company, all participated in the Company’s offering of Series B Preferred Stock pursuant to the Series B SPA. Their participation is subject to stockholder approval in accordance with Nasdaq Rule 5635(c).

Policies and Procedures for the Company’s Related Party Transactions

Our Audit Committee charter provides that our Audit Committee must review and approve any transaction, arrangement or relationship, or series of transactions, arrangements or relationships, in which the Company was, is or will be a participant and the amount exceeds the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at the year end for the last two completed fiscal years, and in which a related party has any direct or indirect interest. We believe that this policy requiring that any material transaction between us and such related parties be approved by our Audit Committee ensures that such transactions are on terms no less favorable to us than reasonably could have been obtained in arm’s length transactions with independent third parties. Our related party transactions entered into between January 1, 2023 and the date hereof, all of which were previously approved by our Audit Committee, are described above.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Second Amended and Restated Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Second Amended and Restated Certificate of Incorporation, the Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 131,250,000 shares of capital stock, consisting of (i) 130,000,000 shares of Common Stock and (ii) 1,250,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of the date of this prospectus, there were 2,953,473 shares of Common Stock outstanding, 111 shares of Series A Preferred Stock and 31,052 shares of Series B Preferred Stock outstanding and 601,851 warrants outstanding.

Common Stock

The Common Stock has such rights as are provided in the Second Amended and Restated Certificate of Incorporation.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the Second Amended and Restated Certificate of Incorporation.

Preemptive or Other Rights

The Second Amended and Restated Certificate of Incorporation does not provide for any preemptive or other similar rights.

Election of Directors

Our Second Amended and Restated Certificate of Incorporation establishes that there can be a maximum of seven members of our Board, although this number may be increased or decreased from time to time by the Board. Currently, our board consists of five directors. The Board is divided into three classes, with the first class consisting of two directors with an initial term that expires in 2028, the second class consisting of three directors with an initial term that expires in 2026, and the third class consisting of two directors with an initial term that expires in 2027. The directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation, removal, or death.

Under our Second Amended and Restated Certificate of Incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee.

Preferred Stock

The Company is authorized to issue 1,250,000 shares of preferred stock, with a par value of $0.0001 per share, with such designation rights and preferences as may be determined from time to time by the Company’s Board of Directors.

Series A Preferred Stock

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock (the “Certificate of Designation”), the Series A Convertible Preferred Stock has a stated value of $1,000 per share and will convert into shares of Common Stock at a price of $10.00 per share of Common Stock (the “Conversion Price”). The Conversion Price is subject to downward adjustment on each of the dates that are ten days, fifty-five days, one hundred days, one hundred forty-five days and one hundred ninety-days days after the effectiveness of a registration statement registering the shares of Common Stock issuable upon conversion of the PIPE Shares to the lower of the Conversion Price and the greater of (i) 80% of the volume weighted average price of the Common Stock for the prior five trading days and (ii) $2.00 (the “Floor Price”); provided that, so long as a PIPE Investor continues to hold any PIPE Shares, such PIPE Investor will be entitled to receive the aggregate shares of Common Stock that would be issuable based upon its initial purchase of PIPE Shares at the adjusted Conversion Price. Additionally, the Floor Price will be reduced to $1.25 if and only if the Company’s stockholders provide the approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of the Conversion Shares based on a reduction of the Floor Price to $1.25 (the “Requisite Stockholder Approval”); provided, however, that no holder of Conversion Shares issued prior to obtaining the Requisite Stockholder Approval will be allowed to vote such Conversion Shares for or against such proposal. Further, pursuant to the Certificate of Designation, as soon as practicable, but in any event not later than one hundred and twenty days after September 28, 2022, the Company will call a special meeting of its stockholders to obtain the Requisite Stockholder Approval for the reduction of the Floor Price to $1.25 and (ii) the Board will recommend approval of such proposal. If the Requisite Stockholder Approval is received and, on the date that the Requisite Stockholder Approval is received, if a prior scheduled downward adjustment of the Conversion Price would have resulted in a Conversion Price lower than the prior Floor Price (the “Theoretical Adjustment Price”), then such Conversion Price shall be downwardly adjusted to the Theoretical Adjustment Price effective, automatically and without further action of the Company or any PIPE Investor, on the trading day immediately following the trading day upon which the Requisite Stockholder Approval is obtained regardless of whether a scheduled downward adjustment of the Conversion Price would have otherwise occurred on such trading day; provided, however, in no event shall the Theoretical Adjustment Price be less than $1.25. The Company obtained the Requisite Stockholder Approval at a special meeting of its stockholders on January 25, 2023.

In addition, until the Price Protection Expiration Date (as such term is defined in the Certificate of Designation), the Conversion Price is subject to adjustment for certain issuances of Common Stock at a price per share less than the Conversion Price such that the Conversion Price will be adjusted to equal the price at which the new shares are issued. The Conversion Price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions.

As of June 30, 2025, there were 111 shares of Convertible Preferred Stock issued and outstanding, and there were 111 shares of Convertible Preferred Stock issued and outstanding on December 31, 2024.

78

Series B Preferred Stock

Our board of directors amended our articles of incorporation on September 30, 2025, to authorize the issuance of Series B Preferred Stock by the filing of a certificate of designation (as amended as of the date of this Information Statement, the “Series B Certificate of Designation”), with each such share having a stated value of $1,000 as described below.

General. Each share of Series B Preferred Stock has a stated value of $1,000 per share and, when issued, the Series B Preferred Stock will be fully paid and non-assessable.

Ranking. Series B Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Series B Certificate of Designation) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series B Preferred Stock.

Dividends. The holders of Series B Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of the Company’s Common Stock, when and if actually paid.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series B preferred stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights at the Alternate Conversion Price (as defined below); subject to certain limitations on beneficial ownership.

Conversion Rights

Conversion at Option of Holder. Each holder of Series B preferred stock may convert all, or any part, of the outstanding Series B preferred stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at the fixed “Conversion Price” of $7.7644 which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Voluntary Adjustment Right. Subject to the rules and regulations of the Nasdaq, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Other Adjustments. The Company has agreed to seek stockholder approval at a special meeting of stockholders, of the issuance of conversion shares at a conversion price below the conversion price (the date of such approval, the “Stockholder Approval Date”).

If 60 days, 90 days and 180 days following the occurrence of the later of (x) the Stockholder Approval Date and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series B preferred stock is eligible to be resold without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Conversion Price then in effect is greater than the greater of $1.5528 and the Market Price (as defined in the Certificate of Designations) then in effect (each, an “Adjustment Price”), the conversion price shall automatically lower to such Adjustment Price.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series B preferred stock for consideration equal to the Change of Control Election Price (as defined in the Series B Certificate of Designation), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series B preferred stock then outstanding at a redemption price equal to 120% of the greater of (i) the Conversion Amount being redeemed as of the Company optional redemption date and (ii) the product of (1) the conversion rate with respect to the Conversion Amount being redeemed as of the Company optional redemption date multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company optional redemption notice date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

Fundamental Transactions. The Series B Certificate of Designation prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Series B Certificate of Designation).

Voting Rights. The holders of the Series B preferred stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

79

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Series B Preferred Stock and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the Selling Stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date the Registration Statement is declared effective by the SEC;
●	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Series B Preferred Stock, the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be $415,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “SHFS.”

80

LEGAL MATTERS

Duane Morris LLP, Los Angeles, California has acted as our securities counsel. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements of Company as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, have been audited by Marcum LLP (“Marcum”), an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to SHF’s ability to continue as a going concern. We have included our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of Marcum, given their authority as experts in accounting and auditing. As previously reported, on April 15, 2025, Marcum notified the Audit Committee that the auditor relationship between the Company and Marcum was terminated, effective April 14, 2025.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about the Company is contained at our website, www.shfinancial.org. Information on our website is not incorporated by reference into this prospectus. We make available, without charge, on our website, www.shfinancial.org, our SEC filings as soon as reasonably practicable after those reports are filed with the SEC. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

1526 Cole Boulevard

Suite 250

Golden, Colorado 80401

Attn: Michael Regan

Telephone: 303-431-3435

You may also obtain additional information about us by visiting our website, www.shfinancial.org. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus. We have included our website addresses in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

As a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into the prospectus.

81

SHF HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

SHF Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SHF Holdings, Inc. and subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses and may need to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from 2022 to 2024.

Hartford, CT

April 10, 2025

F-2

SHF Holdings, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$2,324,647	$4,888,769
Accounts receivable - trade	134,609	121,875
Accounts receivable - related party	968,023	2,095,320
Prepaid expenses - current portion	659,536	546,437
Accrued interest receivable	16,319	13,780
Forward purchase receivable	4,584,221	-
Short-term loans receivable, net	13,332	12,391
Other current assets	3,000,000	82,657
Total Current Assets	$11,700,687	$7,761,229
Long-term loans receivable, net	378,854	381,463
Property, plant and equipment, net	3,154	84,220
Operating lease right to use assets	703,524	859,861
Goodwill	-	6,058,000
Intangible assets, net	-	3,721,745
Deferred tax asset, net	-	43,829,019
Prepaid expenses - long term position	412,500	562,500
Forward purchase receivable	-	4,584,221
Security deposit	19,568	18,651
Total Assets	$13,218,287	$67,860,909

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$140,723	$217,392
Accounts payable-related party	75,608	577,315
Accrued expenses	1,301,378	1,008,987
Contract liabilities	28,335	21,922
Lease liabilities - current	161,952	132,546
Senior secured promissory note - current portion	255,765	3,006,991
Deferred consideration - current portion	3,338,343	2,889,792
Forward purchase derivative liability	7,309,580	-
Other current liabilities	72,836	41,639
Total Current Liabilities	$12,684,520	$7,896,584
Warrant liabilities	1,360,491	4,164,129
Deferred consideration - long term portion	-	810,000
Forward purchase derivative liability	-	7,309,580
Senior secured promissory note-long term portion	10,748,408	11,004,175
Net deferred indemnified loan origination fees	-	63,275
Lease liabilities - long term	712,882	875,447
Indemnity liability	-	1,382,408
Total Liabilities	$25,506,301	$33,505,598
Commitment and Contingencies (Note 13)
Stockholders’ (Deficit) Equity

Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 1,101 shares issued and outstanding on December 31, 2024, and December 31, 2023, respectively	-	-
Class A Common Stock, $.0001 par value, 130,000,000 shares authorized, 2,783,667 and 2,728,169 issued and outstanding on December 31, 2024, and December 31, 2023, respectively	278	273
Additional paid in capital	108,467,253	105,924,859
Retained deficit	(120,755,545)	(71,569,821)
Total Stockholders’ (Deficit) Equity	$(12,288,014)	$34,355,311
Total Liabilities and Stockholders’ (Deficit) Equity	$13,218,287	$67,860,909

See accompanying notes to consolidated financial statements

F-3

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2024	2023
Revenue	$15,242,560	$17,562,903

Operating expenses
Compensation and employee benefits	$7,783,331	$10,334,212
General and administrative expenses	4,018,094	6,587,392
Professional services	2,518,394	1,858,137
Lease expense	258,477	315,614
Credit loss (benefit) expense	(1,393,131)	290,857
Impairment of goodwill	6,058,000	13,208,276
Impairment of long-lived intangible assets	3,090,881	5,699,464
Total operating expenses	$22,334,046	$38,293,952
Operating loss	(7,091,486)	(20,731,049)
Other (income) expenses
Interest expense	533,390	1,094,736
Change in fair value of warrant liabilities	(2,803,638)	1,853,920
Change in the fair value of deferred consideration	(361,449)	(4,570,157)
Total other (income) expenses	$(2,631,697)	$(1,621,501)
Net loss before income tax	(4,459,789)	(19,109,548)
Provision (benefit) for income taxes	$43,859,686	$(1,829,701)
Net loss	$(48,319,475)	$(17,279,847)
Weighted average shares outstanding, basic	2,772,867	2,128,728
Basic net loss per share	$(17.43)	$(8.12)
Weighted average shares outstanding, diluted	2,772,867	2,128,728
Diluted net loss per share	$(17.43)	$(8.12)

See accompanying notes to consolidated financial statements

F-4

SHF Holdings, Inc.

Consolidated Statements of Stockholders’ (Deficit) Equity

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Preferred Stock		Class A Common Stock		Additional Paid-in	Retained	Total Shareholders’ (Deficit)
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity
Balance, January 01, 2023	14,616	$1	1,186,644	$119	$44,808,286	$(39,695,281)	$5,113,125
Cumulative effect from adoption of CECL	-	-	-	-	-	(581,318)	(581,318)
Issuance of shares to Abaca shareholders	-	-	291,791	29	4,085,047	-	4,085,076
Conversion of PIPE Shares	(13,515)	(1)	628,110	63	14,013,313	(14,013,375)	-
Restricted stock units	-	-	61,623	6	1,252,037	-	1,252,043
Stock compensation cost	-	-	-	-	2,459,324	-	2,459,324
PCCU Restructuring	-	-	560,000	56	38,406,352	-	38,406,408
Reversal of deferred underwriting cost	-	-	-	-	900,500	-	900,500
Net loss	-	-	-	-	-	(17,279,847)	(17,279,847)
Balance, December 31, 2023	1,101	$-	2,728,168	$273	$105,924,859	$(71,569,821)	$34,355,311
Issuance of equity for marketing services	-	-	12,117	1	149,999	-	150,000
Conversion of PIPE shares	(990)	-	39,600	4	866,245	(866,249)	-
Restricted stock units	-	-	3,781	-	63,784	-	63,784
Stock compensation cost	-	-	-	-	1,462,366	-	1,462,366
Net loss	-	-	-	-	-	(48,319,475)	(48,319,475)
Balance, December 31, 2024	111	$-	2,783,666	$278	$108,467,253	$(120,755,545)	$(12,288,014)

See accompanying notes to consolidated financial statements

F-5

SHF Holdings, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,319,475)	$(17,279,847)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	711,929	1,373,707
Stock compensation expense	1,575,952	3,739,156
Net deferred indemnified loan origination fees	(63,275)	(45,806)
Interest expense	-	663,208
Lease expense	23,181	136,097
Credit loss (benefit) expense	(1,393,131)	290,857
Impairment of goodwill	6,058,000	13,208,276
Impairment of long-lived intangible assets	3,090,881	5,699,464
Deferred tax expense (benefit), net	43,859,686	(1,829,701)
Marketing expense settled via common stock	100,000	-
Change in fair value of warrant liabilities	(2,803,638)	1,853,920
Change in the fair value of deferred consideration	(361,449)	(4,570,157)
Changes in operating assets and liabilities:
Accounts receivable - trade	(12,734)	81,183
Accounts receivable - related party	1,127,297	(863,593)
Contract assets	-	21,170
Prepaid expenses	86,901	(220,852)
Other current liabilities	527	-
Accrued interest receivable	(2,542)	(6,460)
Deferred underwriting payable	-	(550,000)
Other current assets	(2,967,145)	40,370
Accounts payable	(76,672)	(2,515,442)
Accounts payable - related party	(501,709)	386,660
Accrued expenses	292,396	(464,424)
Contract liabilities	6,413	20,926
Security deposit	(916)	(856)
Net cash provided by (used in) operating activities	$430,477	$(832,144)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(208,434)
Payment to Abaca Shareholder	-	(3,000,000)
Loan receivable repayment	12,394	1,027,986
Net cash provided by (used in) investing activities	$12,394	$(2,180,448)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of senior secured promissory note	(3,006,993)	(488,834)
Net cash used in financing activities	$(3,006,993)	$(488,834)

Net decrease in cash and cash equivalents	(2,564,122)	(3,501,426)
Cash and cash equivalents - beginning of period	4,888,769	8,390,195
Cash and cash equivalents - end of period	$2,324,647	$4,888,769

Supplemental disclosure of cash flow information
Interest paid	$416,852	$450,258
Non-cash transactions:
Marketing expense settled via common stock	$50,000	$-
Shares issued for the settlement of abaca acquisition	-	4,085,076
Operating lease right of use assets recognized	-	-
Operating lease liabilities recognized	-	-
Shares issued for the settlement of PCCU debt obligation	-	38,406,408
Cumulative effect from adoption of CECL	-	581,318
Reversal of deferred underwriting cost	-	900,500
Interest recognized on PCCU settlement	-	639,521

See accompanying notes to consolidated financial statements

F-6

Note 1. Organization and Business Operations

Business Description

SHF Holdings, Inc. (the “Company”), based in Golden, Colorado, specializes in financial technology designed to facilitate banking service solutions tailored to the cannabis industry. Initially, the Company’s operations were developed as a credit union service organization under PCCU. A strategic reorganization on July 1, 2021 consolidated select assets and activities from PCCU into SHF LLC (“SHF”) under SHF Holding Co., LLC. On September 28, 2022, Northern Lights Acquisition Corp. (“NLIT”) acquired SHF, changing its name from Northern Lights Acquisition Corp. to SHF Holdings, Inc., (the “Business Combination”). The Business Combination aimed to enhance the Company’s financial services footprint in the cannabis sector.

On October 31, 2022, the Company acquired Rockview Digital Solutions, Inc. d/b/a Abaca (“Abaca”). This merger, executed in two steps, positioned Abaca as a wholly-owned subsidiary, bolstering the Company’s fintech offerings and market reach.

The Company facilitates a range of financial services through its financial institution customers using a proprietary technology platform for deposit and ongoing deposit activity compliance with banking regulations and regulators. These include access to business checking and savings accounts, cash management, commercial lending, courier services, remote deposit services, ACH payments, and wire payments. These services enable cannabis businesses to manage their finances effectively. The Company generates revenue from fee income, investment income, loan interest income and by offering compliance services to certain financial institutions serving the cannabis industry.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

i. Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for credit losses, valuation of deferred tax assets, and the fair value of financial instruments. Actual results could differ from the estimates.

ii. Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared on the accrual basis of accounting in conformity with GAAP and include the accounts of the Company, and its wholly-owned subsidiaries. The consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary for the fair presentation of the Company’s results of operations and financial condition as of and for the periods presented. All intercompany balances and transactions have been eliminated in consolidation.

The Company has made certain immaterial reclassifications to the statements of operations for the year ended December 31, 2023, to conform to the presentation for the year ended December 31, 2024. These reclassifications, totaling $18,730 for the year ended December 31, 2023, were moved from ‘Interest Expense’ to ‘General and administrative expenses’.

The consolidated financial statements include the accounts of SHF Holdings, Inc. and its subsidiaries where the Company have controlling financial interests. All intercompany balances and transactions have been eliminated except that the par value per share remained $0.0001 per share.

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iii. Reverse Stock Split

The Company effected a reverse stock split of 1-for-20 on March 14, 2025. Unless otherwise stated, all share and per share amounts for all periods presented have been adjusted to reflect the reverse stock split.

iv. Concentrations of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained substantially in accounts at PCCU, which are insured by the National Credit Union Share Insurance Fund (“NCUSIF”) up to regulatory limits. From time to time, cash balances may exceed the NCUSIF insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

In addition to providing compliance and related services for its financial institution partners, the Company offers services to businesses operating primarily in the cannabis industry as well as businesses offering cannabis adjacent services. Cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in the Company inability to execute our business plan.

Currently the Company substantially relies on PCCU to hold CRB client deposits and fund its originated loans. The majority of the Company’s revenue is generated by deposits and loans hosted by PCCU pursuant to the Commercial Alliance Agreement (“PCCU CAA”) dated March 29, 2023 between PCCU and the Company, which was amended on December 31, 2024.

As of December 31, 2024 and 2023, the Company had only one loan on its balance sheet.

As of December 31, 2023, the Company had a total of twenty indemnified loans, three of which individually represented more than 10% of the total balance of indemnified loans. However, following the CAA amendment effective December 31, 2024, the Company is no longer responsible for these prior indemnifications. Therefore, no concentration related to indemnified loans existed as of December 31, 2024.

v. Segments

We have determined that our Chief Executive Officer (“CEO”) serves as the Chief Operating Decision Maker (“CODM”), who regularly reviews the financial performance of the business on a consolidated basis for the purposes of allocating resources and evaluating financial performance. The Company operates as one reportable segment and one operating segment, which focuses on providing financial services, particularly tailored to the cannabis industry.

In making this determination, we consider factors such as the nature of our operating activities, the organizational and reporting structure, and the information reviewed by the CODM to evaluate and allocate resources effectively. The CODM utilizes adjusted EBITDA as the primary measure to assess segment performance, considering revenue trends, operating expenses, and overall financial position when making strategic decisions. All of our assets are located within the United States.

vi. Liquidity and Going Concern

Liquidity refers to our ability to meet anticipated cash demands, including servicing debt, funding operations, maintaining assets, and covering other routine business expenses. Our primary cash outflows include debt principal and interest repayments, operating costs, and general business expenditures. The main source of our liquidity continues to be cash inflows generated from operational performance. As of December 31, 2024, the Company does not have significant capital investment commitments.

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Going concern

Under Accounting Standards Codification (“ASC”) 205-40, Presentation of Financial Statements-Going Concern, the Company is responsible for evaluating whether conditions or events raise substantial doubt about its ability to meet future financial obligations within one year of the financial statement issuance date. This evaluation involves two steps: (1) assessing whether conditions or events raise substantial doubt about the Company’s ability to continue as a going concern, and (2) if substantial doubt is raised, evaluating whether the Company has plans to mitigate that doubt. Disclosures are required if substantial doubt exists or if the Company’s plans alleviate the doubt.

While the company reported a net working capital deficit of $983,833 at the end of 2024, this figure includes several non-cash liabilities that do not affect liquidity. After adjusting for these non-cash items and considering the cost of the Amended PCCU Note the adjusted working capital calculation is as follows:

Amount
Working capital deficit as on December 31, 2024	$(983,833)
Forward purchase agreement, net	2,725,359
Third anniversary payment consideration	322,000
Fees paid in 2025 on the Amended PCCU Note	(53,742)
Adjusted working capital as on December 31, 2024	$2,009,784

The Company has the following non-cash items on its balance sheet that impact the working capital calculation as reported, thus improving working capital:

-	Obligation under the Forward Purchase Agreement: As of December 31, 2024, the Company had a forward purchase receivable of $4,584,221 and a forward purchase derivative liability of $7,309,580, resulting in a net liability of $2,725,359. This liability can be settled in common stock at the Company’s discretion, offering flexibility to improve working capital, which is management plan and intention.
-	Obligation under the Third Anniversary Consideration Payment: As of December 31, 2024, the Company had an outstanding liability of $322,000, payable to the Abaca shareholders. This liability can also be settled in common stock at the Company’s discretion, providing further flexibility to enhance working capital, which is management plan and intention.

At December 31, 2024, the Company reported cash of $2,324,647 and a net working capital deficit of $983,833, compared to cash of $4,888,769 and a net working capital deficit of $135,355 as of December 31, 2023. The Company’s ability to continue as a going concern depends on its capacity to generate sufficient liquidity to meet financial obligations, including interest repayments under the senior secured note with PCCU. The Company incurred operating losses of $7,091,486 and $20,731,049 for the years ended December 31, 2024 and 2023, respectively.

The reported working capital deficit and operating losses, before adjustment for non-cash activity raises substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued.

Management’s Plan Related to Going Concern

To address these concerns, the Company has performed actions, including renegotiating its senior secured loan with PCCU. On January 29, 2025, the Company and PCCU entered into a letter agreement to defer the principal payments for February and March 2025 (the “Deferral Period”). While interest has been repaid during the Deferral Period, the note repayment schedule has been extended by an additional two months.

Furthermore, on March 1, 2025, the Company entered into an Amended PCCU Note with PCCU, modifying the outstanding principal of $10,748,408 with an interest rate of 4.25% per annum. The new repayment schedule includes interest-only payments from March 1, 2025, to January 5, 2027, followed by monthly principal and interest payments from February 5, 2027, to September 5, 2030, with the full loan balance due by October 5, 2030. This two-year deferment of principal has unlocked $6,437,050 in cash flow, significantly improving the Company’s liquidity position.

On December 31, 2024, as a result of the Amended PCCU Note, the Company excluded the short-term obligations of the PCCU Note totaling $2,883,167 from current liabilities and reclassified it as non-current liabilities.

In the first quarter of 2025, the Company commenced utilizing its stock-based compensation as an alternative to cash payments to attract and retain talent, the Board of Directors restructured their compensation towards stock-based compensation, and the Company has continued to reduce costs through lower headcount and other operational spend. The Company has established a budget and monitors its liquidity position and will make adjustments as needed.

Due to the uncertainty surrounding cash flows from operations, the management plans outlined above do not entirely resolve the uncertainty regarding the going concern assumption. As a result, management has determined that there remains substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the date these consolidated financial statements are issued.

If the Company is not able to sustain its present level of operations, it may be forced to make reductions in spending, extend payment terms with suppliers, liquidate assets where possible, or suspend or curtail planned expansion programs. Any of these actions could materially harm the Company’s business, results of operations and future prospects.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result should the Company not continue as a going concern as a result of this uncertainty.

vii. Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

viii. Accounts Receivable and Allowance for Credit losses

Accounts receivable are recorded based on account fee schedules. While fees are generated from individual CRB-related accounts, amounts are initially collected by the financial institution and remitted in the subsequent month. Accounts receivable - related party represents amounts due from PCCU under related party contracts disclosed in Note 8. The Company maintains allowances for doubtful accounts for estimated losses resulting from clients’ inability to make required payments. In accordance with the adoption of ASU 2016-13, the Company estimates anticipated losses from doubtful accounts using the current expected credit loss (CECL) model. This model considers both historical collection experience and forward-looking information, including changes in economic conditions that may not be reflected in historical trends, such as clients in bankruptcy, liquidation, or reorganization. The Company estimates losses based on days past due as measured from the contractual due date. Receivables are written off against the allowance for doubtful accounts when they are determined to be uncollectible. Such determination includes an analysis of the specific conditions of the account, including time intervals since last collection, customer performance against agreed-upon payment plans, solvency of the customer, and any bankruptcy proceedings.

As of December 31, 2024, and December 31, 2023, there were no recorded allowances for doubtful accounts on accounts receivable.

F-9

ix. Loans Receivable

CRB Loans that significantly support the Company’s operations are recognized as assets on the balance sheet. These loans, intended to be held either for the foreseeable future or until their maturity or full repayment, are recorded at their outstanding principal balance. This amount is adjusted for any credit loss allowances and net of any deferred loan origination fees and costs, as applicable, to reflect the net investment in these loans. The Company recognizes interest income on CRB Loans over the loan term using the simple-interest method based on outstanding principal amounts. This approach ensures a systematic recognition of income, aligning with the time value of money principle.

Interest income recognition is suspended when there is uncertainty regarding full loan repayment, such as in cases of loan impairment or when payments are overdue by ninety days or more. Loans under these conditions are placed on nonaccrual status. Any accrued interest not received by the time a loan is placed on nonaccrual is reversed from interest income. Subsequent interest payments on nonaccrual loans are recorded using either the cash basis or the cost recovery method until the loan meets the criteria for reclassification to accrual status.

Loans are returned to accrual status when they become current (less than ninety days past due) and when there is reasonable assurance of future payment compliance, evidenced by the full satisfaction of both principal and interest payments due.

Loans are assessed individually for potential charge-off, which typically occurs at the point of foreclosure. Charge-offs are executed to reflect the realizable value of loans that are deemed uncollectible.

The determination of a loan’s past-due status is based on its contractual repayment terms. Loans are either placed on nonaccrual status or charged-off ahead of their contractual delinquency dates if the collection of principal and interest is deemed doubtful, ceasing the recognition of interest income on such loans.

x. Allowance for Credit Losses (ACL) and Indemnification

The Company accounts for credit losses in accordance with ASC 326 - Financial Instruments - Credit Losses (CECL methodology), which replaces the incurred loss model with an expected credit loss approach. The allowance for credit losses (ACL) is established to reflect the estimated lifetime credit losses on financial assets carried at amortized cost, including loans held for investment. The ACL consists of an asset-specific component for individual loans with unique risk characteristics and a pooled component based on expected loss models, incorporating probability of default (PD) and loss given default (LGD). Given the evolving nature of cannabis-related lending and the absence of extensive historical industry data, the Company applies significant judgment to estimate credit losses using comparable non-cannabis loan data while adjusting for industry-specific risks.

The ACL estimation process incorporates macroeconomic conditions, economic forecasts, and reasonable future expectations. Expected credit losses are measured over the contractual term of the loans, adjusted for expected prepayments where applicable. Recoveries on previously charged-off loans are credited to the ACL upon collection.

The Company previously recorded an indemnity liability under ASC 460 - Guarantees related to its obligation to indemnify PCCU against credit losses on cannabis-related loans. This liability was measured using the same methodology as the ACL and included an assessment of potential losses from defaulted loans. However, following the execution of the Amended and Restated CAA on December 31, 2024, the Company is no longer obligated to indemnify PCCU for credit losses, resulting in the complete reversal of the indemnity liability into the statement of operations. As of December 31, 2024, the Company no longer has any outstanding indemnified loans.

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xi. Property and Equipment, net

Property and equipment are recorded at historical cost, net of accumulated depreciation. Depreciation is provided over the assets’ useful lives on a straight-line basis 3-5 years for equipment and furniture and fixtures. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

The Company capitalizes certain costs related to software developed for internal-use, primarily associated with the ongoing development and enhancement of our technology platform. Costs incurred in the preliminary development and post-development stages are expensed. These costs are amortized on a straight-line basis over the estimated useful life of the related asset, generally five years.

xii. Right of Use Assets and Lease Liability

The Company has entered into lease agreements for a certain facility and certain items of equipment, which provide the right to use the underlying asset and require lease payments over the term of the lease. At inception of the lease agreement, the Company assesses whether the agreement conveys the right to control the use of an identified asset for a period in exchange for consideration, in which case it is classified as a lease. Each lease is further analyzed to check whether it meets the classification criteria of a finance or operating lease. All identified leases are recorded on the consolidated balance sheet with a corresponding lease right-of-use asset, net, representing the right to use the underlying asset for the lease term and the operating lease liabilities representing the obligation to make lease payments arising from the lease. The Company has elected not to recognize lease assets and lease liabilities for short-term leases (leases with a term of 12 months or less) and leases of low-value assets. Lease right-of-use assets, net and lease liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term and include options to extend or terminate the lease when they are reasonably certain to be exercised. The present value of lease payments is determined primarily using the incremental borrowing rate based on the information available as of the lease commencement date.

Lease expense for operating leases is recorded on a straight-line basis over the lease term and variable lease costs are recorded as incurred. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Finance lease interest expense is recognized based on an effective interest method and depreciation of assets is recorded on a straight-line basis over the shorter of the lease term and useful life of the asset. Both operating and finance lease right of use assets are reviewed for impairment, consistent with other finite lived assets, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. After a right of use asset is impaired, any remaining balance of the asset is amortized on a straight-line basis over the shorter of the remaining lease term or the estimated useful life.

xiii. Goodwill and Other Intangible Assets

The Company’s methodology for allocating the purchase price of an acquisition is based on established valuation techniques that reflect the consideration of a number of factors, including a valuation performed by a third-party appraiser. Goodwill is measured as the excess of the cost of an acquired business over the fair value assigned to identifiable assets acquired and liabilities assumed.

Goodwill is tested for impairment at least annually, unless any events or circumstances indicate it is more likely than not that the fair value of the goodwill is less than its carrying value at the elected measurement date of December 31.

F-11

Goodwill is considered impaired when the estimated fair value of the reporting unit that was allocated the goodwill is less than its carrying value. If the estimated fair value of such reporting unit is less than its carrying value, goodwill impairment is recognized based on that difference, not to exceed the carrying amount of goodwill. A reporting unit is an operating segment or a component of an operating segment provided that the component constitutes a business for which discrete financial information is available and management regularly reviews the operating results of that component.

Finite-lived intangible assets are amortized over their estimated useful life, which is the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the Company. Intangible assets should be tested for impairment at the time of a triggering event, if one were to occur. Finite-lived intangible assets may be impaired when the estimated undiscounted future cash flows generated from the assets are less than their carrying amounts.

xiv. Stock-based Compensation

The Company measures all equity-based payment arrangements to employees and directors in accordance with ASC 718, Compensation-Stock Compensation. The Company’s stock-based compensation cost is measured based on the fair value at the grant date of the stock-based award. It is recognized as expense on a straight-line basis over the requisite service period for the entire award. Forfeitures are recognized as they occur. The Company estimates the fair value of each stock-based award on its measurement date using either the current market price of the stock or Black-Scholes option valuation model, whichever is most appropriate. The Black-Scholes valuation model incorporates assumptions such as expected term of the instrument, volatility of the Company’s future share price, risk free rates, future dividend yields and estimated forfeitures at the initial grant date, by reference to the underlying terms of the instrument, and the Company’s experience with similar instruments. Changes in assumptions used to estimate fair value could result in materially different results.

The stock price of the Company has dropped significantly from the date of listing, based on which the Company has considered the expected volatility at 100% for the purpose of stock compensation. The risk-free interest rates are based on quoted U.S. Treasury rates for securities with maturities approximating the awards’ expected lives. The expected term of the options granted is calculated based on the simplified method by taking average of contractual term and vesting period of the awards. The expected dividend yield is zero as the Company has never paid dividends and does not currently anticipate paying any in the foreseeable future.

xv. Fair Value Measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 - Quoted prices for identical assets or liabilities in active markets.

Level 2 - Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 - Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

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xvi. Revenue Recognition

SHF recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Clients (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration to which SHF expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist. Revenue consists primarily of fees earned on deposit accounts such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees.

Revenue from account fee income is recognized when the Company fulfills its service obligations, which include fees charged for financial services such as account maintenance, transaction processing, and other related services.

Revenue from interest on loans is recognized over the loan period as earned. The Company utilizes a fixed percentage fee structure, under which financial institutions receive a share of interest income from CRB-related loans.

Revenue from investment income is recognized based on interest earned on daily deposit balances maintained with financial institutions.

In addition, the Company recognizes revenue from the Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program. The Safe Harbor Program has two performance obligations; an implementation fee recognized when the contract is effective and a service fee recognized ratable over the contract term as the compliance program is executed.

Amounts received in advance of the service being provided is recorded as a liability under deferred revenue on the consolidated balance sheets.

Clients consist of financial institutions providing services to CRBs. Revenues are concentrated in the United States of America.

xvii. Contract Assets / Contract Liabilities

A contract asset is the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer. Conversely, the Company recognizes a contract liability if the customer’s payment of consideration precedes the reporting entity’s performance.

As of December 31, 2024, the Company reported contract assets and contract liabilities of $0 and $28,335, respectively, from contracts with clients. As of December 31, 2023, the Company reported a contract asset and liability of $0 and $21,922, respectively.

xviii. Warrants Liabilities

The Company has four separate warrants including public, private, PIPE and Abaca and has evaluated each of the warrant arrangements separately in accordance with ASC 480 and 815, to determine classification as either equity instruments or liabilities based on the specific terms and features of each warrant. Warrants are recognized as equity if they are indexed to our own stock and meet the equity classification criteria in ASC 815-40. These warrants are recorded within stockholders’ equity at their issuance date and are not subsequently remeasured at fair value. Conversely, warrants that do not meet the criteria for equity classification under ASC 815-40 are classified as liabilities. Such warrants are initially recorded at fair value on the issuance date and are subject to remeasurement at each balance sheet date thereafter. Any changes in fair value are recognized in the statement of operations. None of our warrant contracts met criteria to be considered indexed to their own stock, and as a result, have each been accounted for as a liability financial instrument. The fair value of warrants classified as liabilities is determined using appropriate valuation models, such as the Black-Scholes model, which incorporates various inputs, including the current stock price, expected volatility, risk-free interest rate, and the expected term of the warrants.

xviii. Deferred consideration

In line with ASC Topic 815, “Derivatives and Hedging” (“ASC 815”), the Company treats the deferred consideration from the Abaca acquisition as a derivative liability, since it does not fulfill the equity classification criteria. As a result, this obligation is recognized as a liability on the balance sheet at fair value and is adjusted to reflect its fair value at the end of each reporting period. The liability will be reassessed at fair value on every balance sheet date until the obligation’s term concludes. Fluctuations in its fair value are recorded in the consolidated statements of operations.

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xxi. Forward purchase derivative

The Company accounted for the forward purchase derivative in the business combination in accordance with the guidance contained in ASC Topic 815, the Company classifies the forward purchase derivative as an asset or liability carried at fair value and adjusts the forward purchase derivative to fair value at each reporting period. Under the terms of the contract, the forward purchase derivative may be settled in either cash or stock upon maturity, at the discretion of management. This derivative asset or liability is subject to re-measurement at each balance sheet date until the conditions under the forward purchase agreement are exercised or expire, and any change in fair value is recognized in the consolidated statement of operations. On December 31, 2022, a Monte-Carlo Simulation within a risk-neutral framework was used to estimate the forward purchase derivative’s fair value, assuming Geometric Brownian Motion for future stock prices. Values from each simulation path were determined per contractual terms and discounted by a matching risk-free rate. In 2023 and 2024, no FPA holder sales occurred, and no significant risk factor changes affecting FPA derivative values were noted. Consequently, management retained the December 31, 2022 valuation for year-end 2023 and 2024.

xx. Earnings Per Share

Basic and diluted earnings per share are computed and disclosed in accordance with ASC Topic 260, Earnings Per Share. The Company utilizes the two-class method to compute earnings available to common stockholders. Under the two-class method, earnings are adjusted by accretion amounts to redeemable noncontrolling interests recorded at redemption value. The adjustments represent dividend distributions, in substance, to the noncontrolling interest holder as the holders have contractual rights to receive an amount upon redemption other than the fair value of the applicable shares. As a result, earnings are adjusted to reflect this in substance distribution that is different from other common stockholders. In addition, the Company allocates net earnings to each class of common stock and participating security as if all of the net earnings for the period had been distributed. The Company’s participating securities consist of share-based payment awards that contain a non-forfeitable right to receive dividends and therefore are considered to participate in undistributed earnings with common stockholders (Refer to Note 14). Basic earnings per common share excludes dilution and is calculated by dividing net earnings allocated to common shares by the weighted-average number of common shares outstanding for the period. Diluted earnings per common share is calculated by dividing net earnings allocable to common shares by the weighted-average number of common shares outstanding for the period, as adjusted for the potential dilutive effect of non-participating share-based awards.

xxi. Income Tax

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets and liabilities are adjusted through the provision for income taxes as changes in tax laws or rates are enacted.

A valuation allowance is established when it is determined that it is more likely than not that some portion or all of the deferred tax assets may not be realized .

ASC Topic 740 also prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

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xxii. Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective are not expected to have a material impact on the Company’s financial position or results of operations upon adoption.

Adopted Standards

Segment Reporting

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), requiring public entities to disclose significant segment expenses and other segment items. It also mandates that public entities provide, in interim periods, all disclosures related to a reportable segment’s profit or loss and assets that were previously required only annually.

Public entities with a single reportable segment must comply with all ASC 280 disclosure requirements, including significant segment expense disclosures. The guidance upon adoption has been applied retrospectively to all periods presented unless impractical.

This ASU applies to all public entities and is effective for fiscal years beginning after December 15, 2023, and for interim periods beginning after December 15, 2024. The Company has adopted ASU 2023-07, Segment Reporting (Topic 280) and applied disclosure requirements throughout the financial statements.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions

This Accounting Standard Update (ASU 2022-03) clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered when measuring fair value. Recognizing a contractual restriction on the sale of an equity security as a separate unit of account is not permitted. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company has prospectively adopted this standard during the year ended December 31, 2024, and the ASU has not had a material impact on the Company’s audited consolidated financial statements.

Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848

This Accounting Standard Update (ASU 2022-06) defers the Sunset Date of ASC Topic 848, Reference Rate Reform (Topic 848), which provides temporary optional relief in accounting for the impact of Reference Rate Reform. This ASU is effective upon issuance (December 21, 2022) and generally can be applied through December 31, 2024. The Company has prospectively adopted this standard during the year ended December 31, 2024, and the ASU has not had a material impact on the Company’s audited consolidated financial statements.

Investments-Equity Method and Joint Ventures

In March 2023, the FASB issued ASU 2023-02, Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures using the Proportional Amortization Method. The FASB issued final guidance allowing entities to apply the proportional amortization method to equity investments in all tax credit programs that meet the conditions in ASC 323-740, rather than just investments in qualified affordable projects that generate low-income housing tax credits, as was required under the legacy guidance. The guidance is effective for public business entities for fiscal years beginning after December 15, 2023 and interim periods within those fiscal years. The Company has prospectively adopted this standard during the year ended December 31, 2024, and the ASU has not had a material impact on the Company’s audited consolidated financial statements.

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Standards Pending to be Adopted

Income Taxes

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740). This ASU requires public business entities to disclose in their rate reconciliation table additional categories of information about income taxes paid, including certain disclosures that would be disaggregated by jurisdiction and other categories. This ASU is effective for fiscal years after December 15, 2024. Early adoption would be permitted. The Company does not expect this ASU to have a material impact on its audited consolidated financial statements.

In January 2024, the FASB issued ASU 2024-01, Compensation-Stock Compensation (Topic 718): Scope Application of Profits Interests and Similar Awards, which clarifies the scope and application of profits interest awards under ASC 718 by providing illustrative guidance. The amendments apply to all entities that account for profits interest awards as compensation for services provided by employees or non-employees. The amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those years, for public entities, and for fiscal years beginning after December 15, 2025, for all other entities, with early adoption permitted. The Company will adopt this standard prospectively and is currently assessing the impact of adopting this guidance on its financial statements and related disclosures.

In March 2024, the FASB issued ASU 2024-02, Codification Improvements: Amendments to Remove References to the Concepts Statements. Since the Concept Statements are not considered authoritative and do not establish Generally Accepted Accounting Principles (GAAP), the ASU eliminates references to these statements from the codification. The amendments are effective for public entities for fiscal years beginning after December 15, 2024, and for all other entities for fiscal years beginning after December 15, 2025, with early adoption permitted. The Company will adopt this ASU prospectively and does not anticipate a material impact on its financial reporting as a result of adopting this ASU.

ASU 2024-03, Disaggregation of Income Statement Expenses, was issued in November 2024 and requires public business entities to disaggregate certain income statement expense captions in the footnotes of the financial statements. Specifically, entities must provide disclosures that separately present expenses related to purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion (including depreciation, depletion, and amortization for oil and gas producing activities). While this ASU does not change the presentation of expense captions on the face of the income statement, it requires detailed disclosures in the notes to the financial statements. The amendments are effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company will adopt this ASU prospectively and does not anticipate a material impact on its financial reporting as a result of adopting this ASU.

In November 2024, the FASB issued ASU 2024-04, Debt-Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments, which provides clarification on the accounting treatment of convertible debt settlements that occur under terms differing from those of the original instrument. The amendments specify that if the settlement is considered an induced conversion, an entity must recognize an inducement expense at the offer acceptance date. Conversely, if the settlement is treated as a debt extinguishment, an entity must recognize a gain or loss at the extinguishment date. This ASU is effective for all entities for fiscal years beginning after December 15, 2025, including interim periods within those years, with early adoption permitted. The Company will adopt this ASU prospectively and does not anticipate a material impact on its financial reporting as a result of adopting this ASU.

In January 2025, the FASB issued ASU 2025-01, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40). The Board is issuing this Update to clarify the effective date of Accounting Standards Update No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The amendment in this Update applies to all public business entities but only potentially affects non-calendar year-end entities. The amendment in this Update amends the effective date of Update 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of Update 2024-03 is permitted. The Company will adopt this ASU prospectively and does not anticipate a material impact on its financial reporting as a result of adopting this ASU.

The Company will continue to monitor the development of these standards and intends to adopt them in accordance with their respective effective dates. Additional disclosures will be provided in future filings as the Company finalizes its assessment of these standards’ impacts.

F-16

Note 3. Deferred consideration

On November 11, 2022, as provided in Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2022, on November 11, 2022, the Company entered into the first Amendment to the Merger Agreement and Plan of Merger to that certain Agreement and Plan of Merger, dated as of October 29, 2022, by and among the Parent, SHF Merger Sub I, a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), SHF Merger Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of the Company Security Holders (the “Merger Agreement.”)

The Merger Agreement provided for payment of $30 million through a mix of cash and stock. The payment structure included $9 million in cash, distributed in three equal installments, with the first installment occurring at the merger closing and the other installments being paid on the first and second anniversaries of the merger closing. Additionally, the Class A Common Stock consideration was settled through 105,000 Class A Common Stock which represented a monetary equivalent calculated against the closing trading price, alongside deferred stock consideration calculated with a 10-day VWAP formula. Adjustments were made via amendments to redefine the terms and conditions of the deferred stock and cash considerations. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2022.

A Second Amendment to the Merger Agreement, dated October 26, 2023, by and among the Company, Merger Sub I, Merger Sub II, Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of the Abaca security holders as referenced in Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2023 (the “Second Amendment”) amends the Merger Agreement to provide for deferred stock consideration of 291,792 shares of Class A Common Stock to be issued at the first anniversary of the Second Amendment based on a recalculated value of $40.00 per share. No changes affected the scheduled cash payments under the Amended Second Amendment. Furthermore, a third-anniversary consideration of $1.5 million was introduced, payable in cash or Class A Common Stock at the Company’s discretion, alongside an issue of 250,000 stock warrants at an exercise price of $40.00 per share of Class A Common Stock. The adjustments and additional considerations have been valued and recorded according to ASC 815, reflecting changes in the fair value of deferred consideration in the consolidated statements of operations.

The change in the amount of deferred consideration from January 1, 2023, to December 31, 2024, is as follows:

	Stock Consideration	Cash Consideration	Third Anniversary Consideration Payment
January 1, 2023	$11,456,639	$5,650,775	$-
Less: Working capital adjustment	(108,691)	-	-
Less: Issuance of shares and payment to shareholders	(4,085,075)	(3,000,000)	-
Less: Issuance of Abaca warrants	(1,643,699)	-	-
Less: Issuance of third anniversary payment consideration	(430,000)	-	430,000
Less: Gain recognized in the consolidated statements of operations	(5,645,107)	-	-
Add: Fair value adjustment	455,933	239,017	380,000
December 31, 2023	-	2,889,792	810,000
Add: Fair value adjustment	-	126,551	(488,000)
December 31, 2024	$-	$3,016,343	$322,000

On October 17, 2024, the Company caused a Complaint to be filed in the District Court for the City and County of Denver, Colorado, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187 (Denver County District Court).  On November 21, 2024, in connection with the Company’s request, the Company caused the Merger Payment to be deposited into the Denver County District Court’s registry so that it can be distributed in accordance with the terms of the Merger Agreement. The Merger Payment has already been accounted for in the working capital deficit disclosed in the Liquidity and Going Concern section. On December 19, 2024, Daniel Roda, Gregory W. Ellis, and James R. Carroll caused an answer and counterclaim to be filed in response to the Company Complaint. For additional details, please refer to “Business––Involvement in Certain Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2024 and 2023––Litigation” above as well as the Company’s Current Reports on Form 8-K filed with the SEC on October 18, 2024 and December 19, 2024.

On November 20, 2024, the Company deposited $3,000,000 with the District Court of Denver, Colorado, for the court to determine the appropriate disbursement method to Abaca shareholders. This amount is recorded under “Other Current Assets” on the balance sheet.

F-17

Note 4. Goodwill and Finite-lived Intangible Assets

Goodwill

The Company’s goodwill was derived from the Abaca Merger, where the purchase price exceeded the fair value of the net identifiable assets acquired. Goodwill is tested for impairment at least annually, or more frequently if a triggering event occurs.

On December 31, 2024, the Company conducted its annual goodwill impairment test in accordance with ASC 350, utilizing a combination of the Discounted Cash Flow (DCF) Method and the Guideline Public Company (GPC) Method. The DCF method estimated the present value of projected future cash flows using an appropriate discount rate, while the GPC method compared key financial metrics against publicly traded comparable companies. To validate the results, the enterprise value approach was used as a cross-check. The impairment assessment incorporated an equally weighted enterprise value derived from both the DCF and GPC methods. As the fair value of the asset group was determined to be lower than its carrying amount, the Company recorded a full goodwill impairment charge of $6.06 million.

In 2023, the Company conducted an interim goodwill and intangible asset impairment assessment on June 30, 2023, which indicated that the carrying value of goodwill exceeded its fair value. As a result, the Company recognized a non-cash goodwill impairment charge of $13.21 million in its consolidated statements of operations. However, the annual impairment test conducted on December 31, 2023, did not result in any additional impairment charges, as the fair value remained at or above the carrying value.

The following presents a summary of the Company’s goodwill as of December 31, 2024, and December 31, 2023.

Year ended December 31,	2024	2023
Goodwill
Beginning balance	$6,058,000	$19,266,276
Acquisition	-	-
Impairment	(6,058,000)	(13,208,276)
Ending balance	$-	$6,058,000

Finite-lived intangible assets

The Company reviews its finite-lived intangible assets for impairment at least annually on December 31 unless any events or circumstances indicate it is more likely than not that the fair value of the finite-lived intangible assets is less than its carrying value.

In accordance with the Company’s established policy, an annual impairment review of finite-lived intangible assets was conducted on December 31, 2024. The recoverability test compared the sum of estimated undiscounted future cash flows of the asset group to its carrying amount. As the undiscounted cash flows were determined to be lower than the carrying amount, the Company performed a fair value assessment using a Discounted Cash Flow (DCF) analysis. The results indicated that the fair value of the asset group was below its carrying amount, leading to impairment charges of $0.05 million for market-related intangible assets, $0.05 million for customer relationships, and $2.99 million for developed technologies.

In 2023, following a triggering event in the second quarter, the Company performed an interim impairment assessment for goodwill and intangible assets. In addition, the Company conducted its annual impairment review on December 31, 2023, in line with its policy. The finite-lived intangible assets evaluated included market-related intangibles, customer relationships, and developed technologies. The interim assessment resulted in an impairment charge of $3.68 million, primarily related to market-related intangibles and customer relationships, as their carrying values exceeded their fair values. The annual review further identified an additional impairment charge of $2.02 million related to developed technologies.

F-18

The following presents a summary of the Company’s finite-lived intangible assets as of December 31, 2024, and December 31, 2023:

As of December 2024:

	Remaining Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Net Carrying amount
		(A)	(B)	(C)	(A-B-C)
Market related intangible assets	-	$2,100,000	$178,633	$1,921,367	$-
Customer relationships	-	2,000,000	134,848	1,865,152	-
Developed technology	-	6,700,000	1,696,172	5,003,828	-
Total intangible assets	-	10,800,000	2,009,653	8,790,347	-

As of December 31, 2023:

	Remaining Useful Life in Years	Gross Carrying Amount	Accumulated Amortization	Accumulated Impairment	Net Carrying amount
		(A)	(B)	(C)	(A-B-C)
Market related intangible assets	6.87 Years	$2,100,000	$169,116	$1,865,668	$65,216
Customer relationships	8.87 Years	2,000,000	128,430	1,814,795	56,775
Developed technology	5.87 Years	6,700,000	1,081,245	2,019,001	3,599,754
Total intangible assets	-	10,800,000	1,378,791	5,699,464	3,721,745

During the year ended December 31, 2024, amortization expense and impairment of finite-lived intangible assets were $630,863 and $3,090,881, respectively, compared to $1,199,878 and $5,699,464, respectively, for the year ended December 31, 2023.

Note 5. Loans Receivable

Commercial real estate loans receivable, net consist of the following:

	December 31, 2024	December 31, 2023
Commercial real estate loans receivable, gross	$392,186	$404,577
Allowance for credit losses	-	(10,723)
Commercial real estate loans receivable, net	392,186	393,854
Current portion	(13,332)	(12,391)
Noncurrent portion	$378,854	$381,463

F-19

Allowance for Credit Losses

The allowance for credit losses is maintained at a level believed to be sufficient to provide for estimated credit losses based on evaluating known and inherent risks in the loan portfolio. The Company’s estimated the allowance for credit losses on the reporting date in accordance with the credit loss policy described in Note 2.

The allowance for credit losses consists of the following activity for the year ended December 31, 2024 and 2023:

Year ended December 31,	2024	2023
Allowance for credit losses
Beginning balance	$10,723	$21,488
Cumulative effect from adoption of CECL	-	14,980
Charge-offs	-	-
Recoveries	-	-
Benefits	(10,723)	(25,745)
Ending balance	$-	$10,723

Loans receivable:
Individually evaluated for impairment	$392,186	$-
Collectively evaluated for impairment	-	404,577
	$392,186	$404,577
Allowance for credit losses:
Individually evaluated for impairment	$-	$-
Collectively evaluated for impairment	-	10,723
	$-	$10,723

As of December 31, 2024 and December 31, 2023, no loans were past due, or classified as non-accrual or considered impaired. Additionally, no loans were modified during the years ended December 31, 2024, or 2023.

Credit quality of loans:

As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management tracks credit quality indicators based on the loan payment status on monthly basis. The Company evaluated the credit quality of each indemnified loan by assessing the risk factors and assigning a risk rating based on a variety of factors. The detailed breakdown of risk factors described in Note 6.

The carrying value, excluding the CECL Reserve, of the Company’s loans held at carrying value within each risk rating is as follows:

Risk rating	Year ended. December 31, 2024	Year ended December 31, 2023
6	$392,186	$-
4	-	404,577
Grand total	$392,186	$404,577

Note 6. Indemnification Liability

As of December 31, 2024, the Company had no indemnified loans outstanding. However, as of December 31, 2023, the Company had indemnified a total of twenty loans, three of which individually represented more than 10% of the total balance of indemnified loans.

The schedule below details outstanding indemnified amounts funded by PCCU and categorized as either collateralized loans or unsecured loans and lines of credit as of December 31, 2024 and December 31, 2023.

	December 31, 2024	December 31, 2023
Secured term loans	$-	$55,215,013
Unsecured loans and lines of credit	-	431,640
Total loans funded by PCCU	$-	$55,646,653

As of December 31, 2023, secured loans carried interest rates ranging from 8.00% to 13.00%, while unsecured loans and lines of credit had interest rates between 10.00% and 12.50%. Additionally, unsecured lines of credit had an incremental availability of $996,958 as of December 31, 2023.

F-20

For the loans outstanding as of December 31, 2023, SHF had agreed to indemnify PCCU for losses on certain PCCU loans. The indemnity liability reflects SHF management’s estimate of probable credit losses inherent under the agreement as of the balance sheet date. The Company’s estimated indemnity liability on the reporting date was calculated in accordance with the allowance for credit loss and indemnity liability policies described in Note 2.

As per the Amended CAA, effective December 31, 2024, the Company no longer serves as a guarantor of credit losses to PCCU, accordingly reduced the indemnity liability on loans funded by PCCU to $0 at December 31, 2024.

The indemnity liability activity are as follows:

	Year ended December 31,
	2024	2023
Beginning balance	$1,382,408	$499,465
Cumulative effect from adoption of CECL	-	566,341
Charge-offs	-	-
Recoveries	-	-
(Benefit) expense	(1,382,408)	316,602
Ending balance	$-	$1,382,408

As of December 31, 2023, one loan had been classified as nonaccrual. On December 29, 2023, the Company successfully negotiated an amendment agreement to the nonaccrual loan agreement, resulting in the payment of all overdue amounts and restoring the loan to current status. During the second quarter of 2024, the company received the full principal amount of the loan, along with all accrued interest.

Credit quality of indemnified loans:

As part of the on-going monitoring of the credit quality of the Company’s indemnified loan portfolio, management tracks credit quality indicators based on the loan payment status on monthly basis. The Company continuously evaluates the credit quality of each indemnified loan by assessing the risk factors and assigning a risk rating based on a variety of factors. Risk factors include property type, geographic and local market dynamics, physical condition, projected cash flow, loan structure and exit plan, loan-to-value ratio, fixed charge coverage ratio, project sponsorship, and other factors deemed necessary. Based on a 10-point scale, the Company’s loans are rated “0” through “10,” from less risk to greater risk, which ratings are defined as follows:

Risk rating	Category	Description
0	Risk Free	Free of repayment risk. The loan is fully guaranteed by the full faith and backing of the US Government or entirely secured by cash controlled by SHF.
1	Highest Quality	High caliber loan with the lowest risk of default. Significant excess cash flow after debt service and moderate to low leverage.
2	Excellent	High quality loan that carry’s a low risk of default. Strong cash flow and relatively few negative individual risk factors.
3	Good	Loans with lower-than-average level of risk. Excess cash flow and other factors contributing to the overall low level of risk in the loan.
4	Average	Risk factors may be mixed with some negative and some positive aspects, but the overall rating will indicate an average level of risk.
5	Fair	Loans in this category have the maximum level of risk that can be accepted while still recommending a new loan for origination. The loan risk factors may contain multiple negative factors, but they are generally outweighed by the positive aspects of the loan.
6	Watch List	There is a temporary and curable condition resulting in a lower risk rating.
7	Special Mention	There is a potential weakness that may result in the deterioration of the prospect of repayment that are not temporary and may require additional collection or workout efforts.
8	Substandard	Loans in this category are inadequately protected by the current net worth and paying capacity of the obligors or of the collateral pledged and have well-defined weaknesses that jeopardize the liquidation of the debt with distinct possibility of loss. SHF may be required to advance additional funds to manage the loan. Escalated collection activities such as foreclosure have been scheduled with anticipated losses up to 20% of the outstanding balance.
9	Doubtful	Collection or liquidation in full highly questionable and improbable. Escalated collection activities such as foreclosure have commenced with anticipated losses from 20% to 50% of the outstanding balance.
10	Loss	Uncollectable loans. A complete write-off is imminent although a partial recovery may be affected in the future.

F-21

The carrying value, excluding the CECL Reserve, of the Company’s indemnified loans held at carrying value within each risk rating is as follows:

Risk rating	December 31, 2024	December 31, 2023
3	$-	$10,100,000
4	-	3,431,640
5	-	28,115,013
6	-	10,900,000
7	-	3,100,000
Grand total	$-	$55,646,653

The provision for credit losses (benefit) on the statements of operations consists of the following activity for the years ended December 31, 2024 and December 31, 2023:

	December 31, 2024			December 31, 2023
	Commercial real estate loans	Indemnity liability	Total	Commercial real estate loans	Indemnity liability	Total
Credit loss (benefit)	$(10,723)	$(1,382,408)	$(1,393,131)	$(25,745)	$316,602	$290,857

Note 7. Property and equipment, net

Property and equipment consist of the following:

	December 31, 2024	December 31, 2023
Equipment	$45,397	$45,397
Software	51,692	51,692
Improvement	71,635	71,635
Office furniture	215,504	215,504
	384,228	384,228
Less: accumulated depreciation	(381,074)	(300,008)
Property and equipment, net	$3,154	$84,220

Depreciation expense was $81,066 and $173,828 for the years ended December 31, 2024, and 2023, respectively.

Note 8. Related party transactions

PCCU is considered a related party as it holds a significant ownership interest in the Company, is our most significant financial institution customer, serves as the Company’s sole lending financial institution, is the counterparty to the PCCU Note, and is where we maintain the majority of our deposits. The agreements between PCCU and the Company are as follows:

F-22

Account Servicing Agreement

The Company had an Account Servicing Agreement with PCCU. SHF provides services as per the agreement to CRB accounts at PCCU. In addition to providing the services, SHF assumed the costs associated with the CRB accounts. These costs include employees to manage account onboarding, monitoring and compliance, rent and office expense, insurance and other operating expenses necessary to service these accounts. Under the agreement, PCCU agreed to pay SHF all revenue generated from CRB accounts. Amounts due to SHF were due monthly in arrears and upon receipt of invoice. This agreement was replaced and superseded in its entirety by the PCCU CAA, which was entered into on March 29, 2023, and later amended and restated on December 31, 2024.

Support Services Agreement

On July 1, 2021, SHF entered into a Support Services Agreement with PCCU. In connection with PCCU hosting the depository accounts and the related loans and providing certain infrastructure support, PCCU received (and SHF paid) a monthly fee per depository account. In addition, 25% of any investment income associated with CRB deposits is paid to PCCU. This agreement was replaced and superseded in its entirety by the PCCU CAA, which was entered into on March 29, 2023, and later amended and restated on December 31, 2024.

Loan Servicing Agreement

Effective February 11, 2022, SHF entered into a Loan Servicing Agreement with PCCU. The agreement sets forth the application, underwriting and approval process for loans from PCCU to CRB clients and the loan servicing and monitoring responsibilities provided by both PCCU and SHF. PCCU received a monthly servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each loan funded and serviced by PCCU. For the loans that are subject to this agreement, SHF originated the loans and performed all compliance analysis, credit analysis of the potential borrower, due diligence and underwriting and all administration, including hiring and incurring the costs of all related personnel or third-party vendors necessary to performed these services. Under the Loan Servicing Agreement, SHF agreed to indemnify PCCU from all claims related to default-related credit losses as defined in the Loan Servicing Agreement. This agreement was replaced and superseded in its entirety by the PCCU CAA, which was entered into on March 29, 2023, and later amended and restated on December 31, 2024.

Commercial Alliance Agreement (the “PCCU CAA”)

On March 29, 2023, the Company and PCCU entered into the PCCU CAA. This Agreement sets forth the terms and conditions of the lending and account-related services, governing the relationship between the Company and PCCU. The PCCU CAA replaces and supersedes, in their entirety, the following agreements entered into between the aforementioned parties: the Amended and Restated Loan Servicing Agreement (the “Loan Servicing Agreement”, dated September 21, 2022); the Second Amended and Restated Account Servicing Agreement (“the “Account Servicing Agreement,” dated May 23, 2022, effective February 11, 2022) and the Second Amended and Restated Support Services Agreement (the “Support Agreement,” dated May 23, 2022, effective February 11, 2022).

The PCCU CAA sets forth the application, underwriting, loan approval, and foreclosure process for loans from PCCU to borrowers that are cannabis-related businesses and the loan servicing and monitoring responsibilities provided by the Company and PCCU. In particular, the PCCU CAA provides for procedures to be followed upon the default of a loan to ensure that neither the Company nor PCCU will take title to or possession of any cannabis-related assets, including real property, that may be collateral for a loan funded pursuant to the PCCU CAA. Under the PCCU CAA, the PCCU has the right to receive monthly fees for managing loans. For SHF-serviced loans, which are CRB loans provided by the PCCU but primarily handled by SHF, a yearly fee of 0.25% of the remaining loan balance is applied. On the other hand, loans both financed and serviced by the PCCU are charged a yearly fee of 0.35% on their outstanding balance. These fees are calculated using the average daily balance of each loan for the preceding month. In addition, under the PCCU CAA the Company’s is obligated to indemnify PCCU from certain default-related loan losses.

F-23

Furthermore, the PCCU CAA provides for certain fees to be paid to the Company for certain identified account related services to include: all cannabis-related income, including all lending-related income (such as loan origination fees, interest income on CRB-related loans, participation fees and servicing fees), investment income, interest income, account activity fees, processing fees, flat fees, and other revenue generated from cannabis and multi-state hemp accounts that are hosted on PCCU’s core system for a monthly fee equal to $30.96 per account in 2022, $25.32-$27.85 per account in 2023, and $26.08-$28.69 in 2024. In addition, regarding CRB deposits held at PCCU, SHF pays PCCU a fee of 25% of the related income earned from investment and interest on these deposits, excluding interest income on loans funded by PCCU. Finally, under the PCCU CAA, PCCU will continue to allow its ratio of CRB-related deposits to total assets to equal at least 60% unless otherwise dictated by regulatory, regulator or policy requirements. The initial term of the PCCU CAA is for a period of two years, with a one-year automatic renewal unless a party provides one hundred twenty days’ written notice prior to the end of the term.

Up to the third quarter of 2023, our investment earnings were solely from interest on deposits at the Federal Reserve Bank, capped at the earnings accrued by PCCU from its reserves. However, a strategic shift in the fourth quarter of 2023 led us to adopt Federal Reserve’s interest rates applied to the daily average balance of SHF customer deposits, with certain exclusions. This method, applied retroactively from the beginning of 2023, resulted in incremental revenue of $549,000 recognized in the fourth quarter. Under our PCCU CAA, we are obligated to remit 25% of the investment hosting fees to PCCU based on this income.

The schedule below demonstrates the ratio of CRB related loans funded by PCCU to the relative lending limits:

	December 31, 2024 (Unaudited)	December 31, 2023 (Unaudited)
CRB related deposits	$116,064,487	$129,350,998
Capacity at 60%	69,638,692	77,610,599
PCCU net worth	82,400,677	81,087,746
Capacity at 1.3125	108,150,889	106,670,306
Limiting capacity	69,638,692	77,610,599
PCCU loans funded	56,794,446	55,660,039
Amounts available under lines of credit	1,131,708	525,000
Incremental capacity*	$11,712,538	$21,425,560

*	If the loans funded by PCCU exceed the limiting capacity, the PCCU CAA specifies that PCCU will be unable to fund additional loans until the incremental capacity is positive.

On December 31, 2024, the Company and PCCU entered into an Amended CAA, extending the term through December 31, 2028, with automatic two-year renewal periods unless a party provides written notice of non-renewal at least 12 months before the current term expires.

Key modifications under the Amended CAA include:

•	Elimination of Indemnification Obligations: The Company is no longer required to indemnify PCCU for any loan-related losses under either the original or future agreements.

•	Elimination of Prior Fees and Implementation of Asset Hosting Fee Structure: Under the previous agreement, the Company was required to pay various fees to PCCU, including per-account servicing fees, investment hosting fees, and loan servicing fees. The Amended CAA eliminates all these charges and replaces them with a fixed account servicing fee. Under the new structure, the Company will pay a single asset hosting fees which is calculated as 0.01 multiplied by the average daily balance of account relationships generated by the Company, divided by the number of days in the year, and multiplied by the number of days in the applicable month. This revised model aligns servicing costs with account balances rather than a flat per-account charge, offering a more scalable and efficient fee structure.

F-24

•	Investment Income Entitlement: Under the Amended CAA, the Company received all investment income earned on CRB funds invested on its behalf by PCCU, effectively eliminating the investment hosting fees that were previously payable to PCCU.

•	Loan Yield Allocation Formula: The Company’s interest income will be determined using a loan yield allocation formula incorporating the Constant Maturity US Treasury Rate and a proprietary risk rating formula for determining the fee split.

•	Loan-to-Share Ratio Compliance: The Amended CAA introduces penalties for the Company if it fails to maintain the agreed Loan-to-Share (LTS) Ratio. If the LTS Maximum (60%) is exceeded for over 90 days, the Asset Hosting Fee increases from 1.00% to 1.10% of the average daily balance (ADB) until compliance is restored. If the LTS Minimum (27.5%) is breached, SHF must pay a quarterly adjustment fee based on the shortfall. Additionally, if the LTS Ratio exceeds 100% for 90 days, SHF incurs an interest charge at the Federal Funds Rate + 120 bps, calculated daily and paid monthly.

The revenue from the PCCU CAA recognized in the statements of operations consists of the following for the years ended December 31, 2024, and December 31, 2023:

	Year ended December 31, 2024	Year ended December 31, 2023
Account servicing agreement	$-	$3,075,458
Commercial Alliance Agreement	12,601,271	10,761,245
Total	$12,601,271	$13,836,703

The operating expenses from the PCCU CAA recognized in the statements of operations consists of the following for the years ended December 31, 2024, and December 31, 2023:

	Year ended December 31, 2024	Year ended December 31, 2023
Support services agreement	$-	$378,730
Loan servicing agreement	-	11,929
Commercial Alliance Agreement	1,052,693	1,665,644
Total	$1,052,693	$2,056,303

The outstanding balances associated with the PCCU disclosed in the balance sheet are as follows:

	December 31, 2024	December 31, 2023
Accounts receivable	$968,023	$2,095,320
Accounts payable	75,608	577,315
Senior Secured Promissory Note (Refer to Note 9 to the financial statements below)	11,004,173	14,011,166

Of the $2.3 million and $4.9 million of cash and cash equivalents on December 31, 2024 and December 31, 2023, respectively, $2.2 million and $4.6 million of the cash and cash equivalents, respectively, were held in deposit accounts at PCCU.

Issuance of shares to PCCU

On March 29, 2023, the Company and PCCU entered into the following definitive transaction documents to settle and restructure the deferred obligation:

●	A five-year Senior Secured Promissory Note (the “PCCU Note”) in the principal amount of $14,500,000 bearing interest at the rate of 4.25% and a Security Agreement pursuant to which the Company will grant, as collateral for the Note, a first priority security interest in substantially all of the assets of the Company. The Company has repaid $3.5 million as of December 31, 2024.

●	A Securities Issuance Agreement, pursuant to which the Company issued 560,000 shares of the Company’s Class A Common Stock to PCCU. In connection with the Securities Issuance Agreement, the parties also entered into a Registration Rights Agreement and a Lock-Up Agreement. PCCU holds 1,080,807 shares of the company as of December 31, 2024, representing a 39% holding.

●	The Registration Rights Agreement requires the Company to register the Shares for resale pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and the Lock-Up Agreement restricts PCCU from transferring the Shares until the earlier of (i) six (6) months after the date of the Securities Issuance Documents or (ii) the consummation of a transaction with an unaffiliated third party in which all of the Company’s stockholders have the right to exchange their shares of Class A Common Stock for cash, securities, or other property; and

●	The PCCU CAA that sets forth the terms and conditions of the lending-related and account-related services governing the relationship between the Company and PCCU which supersedes the Loan Servicing Agreement, as well as the Amended and Restated Support Services Agreement and the Amended and Restated Account Servicing Agreement.

F-25

Note 9. Senior Secured Promissory Note

	December 31, 2024	December 31, 2023
Senior Secured Promissory Note (current)	$255,765	$3,006,991
Senior Secured Promissory Note (long term)	10,748,408	11,004,175
	$11,004,173	$14,011,166

On March 29, 2023, the Company and PCCU entered into definitive transaction documents to settle and restructure the deferred obligation following the Business Combination under which the Company has issued the five-year Senior Secured Promissory Note (the “PCCU Note”) in the principal amount of $14,500,000 bearing interest at the rate of 4.25% and a Security Agreement, as referenced in Exhibit 3 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2023, pursuant to which the Company will grant, as collateral for the PCCU Note, a first priority security interest in substantially all of the assets of the Company.

The PCCU Note amount was to be paid in 54 installments of $295,487 each, covering both principal and interest, starting from November 5, 2023. For the period between March 29, 2023, and October 5, 2023, the Company had paid only the interest portion.

On January 29, 2025, the Company and PCCU agreed to a Letter Agreement to defer principal payments on the PCCU Note for February and March 2025, with interest payments continuing. On March 1, 2025, the Company entered into the Amended PCCU Note, replacing the original note dated March 29, 2023 and the letter agreement. The Amended PCCU Note has a principal balance of $10,748,408, accruing interest at 4.25% annually, with interest-only payments until January 5, 2027, and full repayment by October 5, 2030. The agreement maintains PCCU’s first-priority security interest and enforces a DSCR of 1.4 to 1.0.

Upon the effective date of the Amended PCCU Note and as of December 31, 2024, the Company reflected on its Consolidated Balance Sheet the unpaid balance due to PCCU as a non-current liability

The repayment schedule for the outstanding principal balance as on December 31, 2024, is as follows:

Year
2025	$255,765
2026	-
2027	697,614
2028	790,592
2029	826,047
2030	8,434,155
Grand total	$11,004,173

During the first quarter of 2025, the Company identified that its 2024 Debt Service Coverage Ratio (DSCR), based upon payment terms under the PCCU Note, measured on the balance sheet date, fell below the required threshold, leading to a potential breach of the covenant under the terms of the PCCU Note. The DSCR covenant mandates that the Company maintain a minimum ratio of 1.4 to 1.0, assessed annually. PCCU waived the potential covenant breach prior to the Amended PCCU Note thus there was no event of default. Management is actively monitoring the Company’s financial performance and liquidity position to ensure compliance with all debt covenants in future periods. The Company continues to evaluate operational and financial strategies to strengthen its ability to meet its debt obligations.

Note 10. Deferred underwriter fee

As part of the reverse acquisition of the Company and NLIT, the Company executed a note on September 28, 2022 with EF Hutton related to PIPE financing under which the Company was obligated to pay the principal sum of $2,166,250 on the following schedule: (i) $715,750 on October 14, 2022, and (ii) $362,625 on each of October 31, 2022, November 30, 2022, December 31, 2022, and January 31, 2023.

The Company made the payment of its first installment of $715,750 and defaulted on the remaining outstanding amounts. On March 13, 2023, the Company and EF Hutton entered into a settlement agreement pursuant to which the Company paid $550,000 to EF Hutton in full settlement of the amount due and the difference of $900,500 has been accounted for in the “Consolidated Statements of Stockholders’ (Deficit) Equity”, as a component of additional paid in capital.

Note 11. Leases

The Company has non-cancellable operating leases for facility space with varying terms. All of the active leases for facility space qualified for capitalization under FASB ASC 842, Leases. These leases have remaining lease terms between one to seven years and may include options to extend the leases for up to ten years. The extension terms are not recognized as part of the right-of-use assets. The Company has elected not to capitalize leases with terms equal to, or less than, one year. As of December 31, 2024, and December 31, 2023, net assets recorded under operating leases were $703,524 and $859,861 respectively, and net lease liabilities were $874,834 and $1,007,993, respectively.

F-26

The Company analyzes contracts above certain thresholds to identify leases and lease components. Lease and non-lease components are not separated for facility space leases. The Company uses its contractual borrowing rate to determine lease discount rates when an implicit rate is not available. Total lease cost for the year ended December 31, 2024 and December 31, 2023, included in Consolidated Statements of Operations, is detailed in the table below:

	Year ended December 31, 2024	Year ended December 31, 2023
Operating lease cost	$-	$-
Short-term lease cost	258,477	315,615
Total Lease Cost	$258,477	$315,615

ROU assets that are related to lease properties are presented as follows:
Beginning balance	$859,861	$1,016,198
Additions to right-of-use assets	-	-
Amortization charge for the year	(156,337)	(156,337)
Lease modifications	-	-
Ending balance	$703,524	$859,861

Further information related to leases is as follows:
Weighted-average remaining lease term	2.42 Years	3.42 Years
Weighted-average discount rate	6.87%	6.87%

Future minimum lease payments as of December 31, 2024 and December 31, 2023 are as follows:

Year
2024	-	197,520
2025	217,925	217,925
2026	222,275	222,275
2027	226,705	226,705
2028	231,216	231,216
Thereafter	117,709	117,710
Total future minimum lease payments	$1,015,830	$1,213,351
Less: Imputed interest	140,996	205,358
Operating lease liabilities	$874,834	$1,007,993
Less: Current portion	161,952	132,546
Non-current portion of lease liabilities	$712,882	$875,447

Note 12. Revenue

Disaggregated revenue

Revenue by type are as follows:

	Year ended December 31
	2024	2023
Account fee income	$6,447,201	$8,614,945
Investment income	2,092,863	5,844,836
Loan interest income	6,625,576	2,972,434
Safe Harbor Program income	76,920	130,688
Total Revenue	$15,242,560	$17,562,903

F-27

Account fee income is generated from businesses maintaining accounts with the Company’s financial institution partners and includes deposit account fees, account activity fees, and onboarding income. These fees are recognized periodically in accordance with the fee schedule established with financial institution partners. The Company also earns income from outsourced support services provided to financial institutions offering banking solutions to the cannabis industry, with revenue recognized based on usage as specified in the agreements.

Loan interest income consists of interest earned on both direct and indemnified loans under the PCCU CAA. The Company utilizes a fixed percentage fee structure, under which financial institutions receive a share of interest income from CRB-related loans.

Investment income is derived from interest earned on the daily deposit balances of cannabis businesses held with the Company’s financial institution partners and is recognized monthly based on the average net daily deposit balance.

The Safe Harbor Program provides financial institutions with a non-exclusive, non-transferable right to implement and utilize the documented process for managing compliance requirements.

Revenue from account fee income, loan interest income, and investment income is recognized at a point in time, while revenue from Safe Harbor Program income is recognized over time. Payments for all revenue streams, except for Safe Harbor Program income, are collected on a monthly basis. Under the Safe Harbor Program, any difference between amounts collected and revenue recognized as of the reporting date is recorded as contract assets and contract liabilities. Refunds are applicable only to account fees collected from clients and are granted as part of the ongoing business relationship with the customer.

Under the Company’s PCCU CAA, the Company is obligated to remit as a fee, 25% investment hosting fees to PCCU based on income which is classified as “General and Administrative Expenses” in the Consolidated Statements of Operations. During the year ended December 31, 2024, PCCU’s contributions to the Company’s revenues included $4,565,545 from deposits, activities, and client onboarding, $1,903,422 from investment income, and $6,254,175 from loan interest income. The associated expenses for these revenues were $452,371 for account hosting, $457,105 for investment hosting fees, and $143,217 for loan servicing fees, all in accordance with the PCCU CAA, classified as “General and Administrative Expenses” in the Consolidated Statements of Operations. During the year ended December 31, 2023, PCCU’s contributions to the Company’s revenues included $5,150,397 from deposits, activities, and client onboarding, $5,803,114 from investment income, and $2,883,192 from loan interest income. The related expenses for these revenue streams were $529,209 for account hosting, $1,445,517 for investment hosting fees, and $81,577 for loan servicing fees, all in compliance with the Loan Servicing Agreement, classified as “General and Administrative Expenses” in the Consolidated Statements of Operations.

F-28

Note 13. Commitments and Contingencies

Contractual Commitments

In connection with the issuance of Class A Common Stock to Abaca shareholders, the Company commits to registering the stock upon the exercise of Abaca Warrants if required by law or regulation to ensure the shares can be sold without restrictive legends, known as the “Warrant Registration Requirement”. Should this requirement arise, the Company is obliged to file a registration statement with the SEC within 45 calendar days of notification of the Warrant Registration Requirement. The failure to file within this timeframe constitutes an event of default. Moreover, the Company is dedicated to making the registration statement effective as promptly as possible and maintaining its effectiveness, along with a current prospectus, until the Warrants expire according to this Agreement’s terms. In the event a registration statement triggered by a Warrant Registration Requirement is not declared effective by the SEC within one year from its filing date, Warrant holders are entitled to exercise their Warrants on a cashless basis from the 366th day post-filing until the statement becomes effective.

NASDAQ Listing Compliance

On April 8, 2024, the Company received a notification letter from the listing qualifications department staff of Nasdaq (the “Staff”) notifying the Company that for the last 30 consecutive business days, the Company did not maintain a minimum closing bid price of $1.00 per share for its common stock, and thus, the Company no longer met Nasdaq’s minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2), requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

On October 3, 2024, the Company received notice from the Staff advising that the Staff determined the Company is eligible for an additional 180 calendar day period, or until March 31, 2025, to regain compliance with the Minimum Bid Price Requirement based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If at any time before March 31, 2025, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the second compliance period, our common stock will become subject to delisting. In the event that the Company receives notice that our common stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Staff to a hearings panel.

In an effort to comply with the $1.00 Minimum Bid Requirement, on March 4, 2025, we filed an amendment to our Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse split of our issued and outstanding Class A Common Stock at a ratio of one for twenty.

On April 7, 2025, the Company was informed by the staff that they had determined the minimum closing bid price for the Company’s Class A common stock was at least $1.00 per share for 10 consecutive business days, from March 24, 2025, to April 4, 2025.

Accordingly, the Staff has determined that the Company has regained compliance with Minimum Bid Price Requirement, and, as such, the Staff has indicated that the matter of the Company’s compliance with Minimum Bid Price Requirement is now closed.

On April 7, 2025, the Company received a notice from Nasdaq indicating that it no longer meets the continued listing requirements for the Nasdaq Capital Market. Specifically, the Company’s stockholders’ equity as of December 31, 2024, was a deficit of $12,288,014, which is below the minimum required stockholders’ equity of $2.5 million as stipulated by Nasdaq’s Listing Rule 5550(b)(1). As a result, the Company does not comply with the Nasdaq Capital Market continued listing standards. Furthermore, the Company does not meet the alternative criteria for continued listing, which are based on the market value of listed securities or net income from continuing operations.

The Company has been granted 45 calendar days, until May 22, 2025, to submit a plan to regain compliance with Nasdaq’s listing requirements. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of this letter for the Company to meet the continued listing standards. The Company intends to timely submit a Compliance Plan to Nasdaq to regain compliance with the Shareholders’ Equity Requirement. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or maintain compliance with any other Nasdaq requirement in the future.

Legal and Related Matters

The Company is involved in, or has been involved in, arbitrations or various other legal proceedings that arise from the normal course of its business. The ultimate outcome of any litigation is uncertain, and either unfavorable or favorable outcomes could have a material impact on the Company’s results of operations, balance sheets and cash flows due to defense costs, and divert management resources. The Company cannot predict the timing or outcome of these claims and other proceedings. With respect to the cases, described below, we evaluate the associated developments on a regular basis and accrue a liability when we believe a loss is probable and the amount can be reasonably estimated.

Abaca legal case in Denver

On October 17, 2024, the Company caused a Complaint to be filed in the District Court for the City and County of Denver, Colorado, captioned SHF Holdings, Inc. v. Daniel Roda, Gregory W. Ellis, and James R. Carroll, Case No. 2024CV33187 (Denver County District Court).  On November 21, 2024, in connection with the Company’s request, the Company caused the Merger Payment to be deposited into the Denver County District Court’s registry so that it can be distributed in accordance with the terms of the Merger Agreement. The Merger Payment has already been accounted for in the working capital deficit disclosed in the Liquidity and Going Concern section. On December 19, 2024, Daniel Roda, Gregory W. Ellis, and James R. Carroll caused an answer and counterclaim to be filed in response to the Company Complaint. For additional details, please refer to “Business––Involvement in Certain Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2024 and 2023––Litigation” above as well as the Company’s Current Reports on Form 8-K filed with the SEC on October 18, 2024 and December 19, 2024.

Given the uncertainty of legal proceedings, the Company will continue to monitor the litigation and assess any potential financial impact in accordance with ASC 450, Contingencies. At this time, no loss contingency has been recorded, as the potential impact cannot be reasonably estimated.

F-29

Note 14. Earnings Per Share

Basic net income (loss) per common share is calculated by dividing the net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares and potentially dilutive securities outstanding for the period. For the Company’s diluted earnings per share calculation, the Company uses the “if-converted” method for preferred stock and convertible debt and the “treasury stock” method for Warrants and Options.

For year Ended December 31	2024	2023
Net loss	$(48,319,475)	$(17,279,847)
Weighted average shares outstanding - basic	2,772,867	2,128,728
Basic net loss per share	$(17.43)	$(8.12)
Weighted average shares outstanding - diluted	2,772,867	2,128,728
Diluted net loss per share	$(17.43)	$(8.12)

Weighted average shares calculation - basic	December 31, 2024	December 31, 2023
Company public shares	196,330	196,330
Company initial stockholders	170,159	170,159
PCCU stockholders	1,129,307	998,896
Issuance of Equity for Marketing Services	3,939	-
Shares issued for Abaca acquisition	396,790	157,762
Restricted stock units issued	65,404	49,980
Conversion of Preferred stock	810,938	555,601
Grand total	2,772,867	2,128,728

Certain share-based equity awards and warrants were excluded from the computation of dilutive earnings/ (loss) per share because inclusion of these awards would have had an anti-dilutive effect. The following table reflects the awards excluded.

For year Ended December 31	2024	2023
Warrants	601,829	639,329
Share based payments	113,673	132,164
Shares to be issued to Abaca shareholders	37,500	37,500
Conversion of preferred stock	4,440	44,040
Grand total	757,442	853,033

The holders of Series A Convertible Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series A Convertible Preferred Stock equal (on an as-if-converted-to-Class-A-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Class A Common Stock when, as and if such dividends are paid on shares of the Class A Common Stock. No other dividends shall be paid on shares of Series A Convertible Preferred Stock.

Note 15. Forward Purchase Agreement

On June 16, 2022, the Company entered into a Forward Purchase Agreement (“FPA”) with Midtown East Management NL, LLC (“Midtown East”), which subsequently assigned obligations to purchase 83,334 shares of Class A Common Stock each to Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”) through assignment and novation agreements. The collective acquisition involved 0.19 million shares of Class A Common Stock, with Midtown East, Verdun, and Vellar waiving their redemption rights. The Company incurred costs totaling $39.6 million, comprising $39.3 million for the shares and an additional $0.3 million in related expenses post-closing.

At the maturity of the FPA holders, the parties will receive the value of their shares multiplied by the Forward Price. The Forward Price is the Redemption Price, as defined in Section 9.2(a) of the Counterparty’s Amended and Restated Certificate of Incorporation, filed by the Counterparty with the Secretary of State of the State of Delaware on June 21, 2021. The FPA holders will also receive an additional amount in cash or shares, at the Company’s discretion.

An early termination clause allows for the shares to be sold on the open market, with any proceeds exceeding the Reset Price retained by the sellers. The Reset Price is initially the Redemption Price. The Reset Price shall be adjusted on the first Scheduled Trading Day of each month, commencing on the first calendar month following the closing of the Business Combination, to be the lowest of (a) the then-current Reset Price, (b) $200.00, and (c) the VWAP Price of the last ten (10) Scheduled Trading Days of the prior calendar month, but not lower than $100.00. However, if the Counterparty offers and sells Shares in a follow-on offering or series of related offerings at a price lower than, or upon any conversion or exchange price of currently outstanding or future issuances of any securities convertible or exchangeable for Shares being equal to a price lower than, the then-current Reset Price (the “Offering Price”), the Reset Price shall be further reduced to equal the Offering Price.

F-30

Following a price reset in 2022 to $25 per share, the FPA receivable was reduced from $37.9 million to $4.6 million. As of December 31, 2024, there have been no transactions by the FPA holders, and the value of the FPA receivable has remained unchanged. The reconciliation statement of the Class A Common Stock held by the parties is as follows:

		As of December 31, 2023		Shares sold during the year ended December 31, 2024		As of December 31, 2024
S.no	Name of the party	Opening Shares (a)	Amount	Shares (b)	Amount	Shares (c=a-b)	Rest price (iii)	Amount (c x iii)
1	Vellar	48,560	$1,214,005	-	$-	48,560	25	1,214,005
2	Midtown East	75,896	1,897,405	-	-	75,896	25	1,897,405
3	Verdun	58,912	1,472,811	-	-	58,912	25	1,472,811
Grand total		183,368	$4,584,221	-	$-	183,368	25	4,584,221

Note 16. Warrant Liabilities

Public and Private Placement Warrants

As of December 31, 2024, and December 31, 2023, the Company has 287,500 Public warrants and 13,205 Private Placement Warrants.

The Public and Private Placement Warrants may only be exercised for a whole number of Class A Common Stock.

The Public and Private Placement Warrants became exercisable on September 28, 2022, the date of the Business Combination and will expire on September 28, 2027, or earlier upon redemption or liquidation.

No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Redemption of warrants become exercisable when the price per share of Class A Common Stock equals or exceeds $360.00. Once the warrants become exercisable, the Company may redeem the warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $360.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Class A Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption rights; this is also the case if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

F-31

The private placement warrants are identical to the public warrants, except that the private placement warrants and the Class A Common Stock issuable upon the exercise of the private placement warrants were not transferable, assignable or saleable, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

PIPE Warrants

As of December 31, 2024 and December 31, 2023, the Company had 51,125 PIPE Warrants, as referenced in Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2022.

The PIPE Warrants have an adjusted exercise price of $100.00 per share of Class A Common Stock to be paid in cash except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants are exercisable for a period of five years following the Closing, or September 28, 2027. After exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Class A Common Stock within a specified period of time.

Abaca Warrants

As of December 31, 2024, and December 31, 2023, the Company issued 250,000 Abaca warrants, as referenced in Exhibit 2.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2023.

The 250,000 Abaca warrants have an exercise price of $40.00 per share of Class A Common Stock to be paid in cash. An Abaca Warrant may be exercised only during the period commencing 1 year of the Effective Date and terminating five (5) years from the effective date of the registration statement. The Company may, in its sole discretion, settle the Abaca Warrant when exercised, in whole or in part, in cash in lieu of issuing shares of common stock underlying the Warrant. The Company may elect to pay the Registered Holder in cash in the amount equal to the difference between the fair market value of the Company’s Class A Common Stock on the date of exercise and the warrant price $40.00 multiplied by the number of shares of Class A Common Stock. The Company commits to promptly registering shares of Class A Common Stock issued upon Abaca Warrant exercises if required by law, ensuring these shares can be sold without restrictions. This registration must be filed within 45 days of receiving a notification of such a requirement, with failure to do so constituting a default. The Company will endeavor to keep the registration effective until the Warrants expire. If the registration is not effective within one year, Abaca Warrant holders may exercise their Warrants on a cashless basis, receiving shares based on a defined fair market value calculation. This process aims to facilitate the straightforward and lawful exercise of the Abaca Warrants, ensuring the shares issued are readily tradable without the need for restrictive legends.

Note 17. Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value hierarchy ranks the inputs used in measuring fair value as follows:

○	Level 1 - Observable, unadjusted quoted prices in active markets
○	Level 2 - Inputs other than quoted prices included in Level 1 that are directly or indirectly observable for the asset or liability
○	Level 3 - Unobservable inputs with little or no market activity that require the Company to use reasonable inputs and assumptions

The Company uses fair value measurements to record adjustments to certain financial assets and liabilities on a recurring basis. The Company may be required to record certain assets at fair value on a nonrecurring basis in specific circumstances, such as evidence of impairment. Methodologies used to determine fair value might be highly subjective and judgmental in nature; therefore, valuations may not be precise. If the Company determines that a valuation technique change is necessary, the change is assumed to have occurred at the end of the respective reporting period.

Assets and Liabilities Reported at Fair Value on a Recurring Basis

Public Warrants:

Public warrants are recorded at fair value on a recurring basis. The Company obtains exchange traded price, of Level 1 inputs, based on observable data to value these warrants.

Private Placement Warrants:

Private Placement Warrants are recorded at fair value on a recurring basis based upon an internal Company assessed value of these derivatives with Level 3 inputs, which are derived from the Black-Scholes model.

F-32

PIPE Warrants:

PIPE Warrants are recorded at fair value on a recurring basis based upon an internal Company assessed value of these derivatives with Level 3 inputs, which are derived from the Black-Scholes model.

Abaca Warrants:

Abaca Warrants are recorded at fair value on a recurring basis. The Company assessed the value of these derivatives with Level 3 inputs. Level 3 inputs, based on unobservable data derived from the Black-Scholes model.

Third anniversary payment consideration:

Third anniversary payment consideration are recorded at fair value on a recurring basis. The Company values these derivatives based on third party reports for Level 3 inputs. Level 3 inputs are based on unobservable data The Company values these derivatives based on third party reports for Level 3 inputs. Level 3 inputs are based on unobservable data derived from the Monte Carlo Simulation model for 2024 and for 2023 the Black Scholes-Merton model.

Forward purchase option derivatives:

Forward purchase option derivatives are recorded at fair value on a recurring basis. In 2022, the Company values these derivatives based on third party reports for Level 3 inputs. In 2023 and 2024, no significant risk factors, such as volatility, expected term, reset price, or changes, were observed to affect the values of forward purchase option derivatives.

The following tables summarize financial assets and liabilities recorded at fair value on a recurring basis, by the level of valuation inputs in the fair value hierarchy on December 31, 2024 and December 31, 2023:

	December 31, 2024			December 31, 2023
	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Unobservable Inputs (Level 3)
Description
Liabilities:
PIPE warrants	$79,512	-	79,512	$273,124	-	273,124
Public warrants	$246,445	246,445	-	$481,850	481,850	-
Private placement warrants	$9,632	-	9,632	$25,070	-	25,070
Abaca warrant	$1,024,900	-	1,024,900	$3,384,085	-	3,384,085
Forward purchase derivative liability	$7,309,580	-	7,309,580	$7,309,580	-	7,309,580
Third anniversary payment consideration	$322,000	-	322,000	$810,000	-	810,000

Assets Measured at Fair Value on a Nonrecurring Basis

Assets that are measured at fair value on a nonrecurring basis primarily comprises of property, plant and equipment, right-to-use assets, finite lived intangible assets and goodwill. The Company does not record these at fair value on a recurring basis, however, the carrying value of the assets may be reduced to fair value when the Company determines that impairment has occurred.

As of December 31, 2024, each of the Company’s finite-lived intangible assets were measured at fair value on a nonrecurring basis as part of the annual impairment testing. To assess the fair value, the Company utilized the Discounted Cash Flow (DCF) Method and the Guideline Public Company (GPC) Method, incorporating an equally weighted enterprise value derived from both methods. In contrast, as of December 31, 2023, the Company’s developed technology assets were measured at fair value on a nonrecurring basis using the Relief from Royalty Method for the annual impairment test, providing an accurate reflection of market conditions and asset performance. (Refer to note 4 - Goodwill and Finite-lived intangible assets).

F-33

The following table presents the carrying amounts and fair values of financial instruments measured on a nonrecurring basis, by the level of valuation inputs in the fair value hierarchy, as of December 31, 2024, and December 31, 2023:

As on December 31, 2024
	Carrying amount	Fair value	Fair value measurement using
			Level 1	Level 2	Level 3
Assets
Market related intangible assets	-	-	-	-	-
Customer relationships	-	-	-	-	-
Developed technology	-	-	-	-	-

	As on December 31, 2023
	Carrying amount	Fair value	Fair value measurement using
			Level 1	Level 2	Level 3
Assets
Developed Technology	3,599,754	3,599,754	-	-	3,599,754

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the finite lived intangible assets as of their measurement dates:

As on December 31, 2024	Factor
Discount rate	15.00%
Risk-free Rate	4.90%
Tax rate	26.00%

As on December 31, 2023	Developed technology
Royalty rate	6.50%
Discount rate	14.25%
Estimated useful life	5.87 years
Tax rate	25%

Fair Value of Financial Instruments

The Company uses various methodologies and assumptions to estimate the fair value of certain financial instruments. With the exceptions of loans receivable, warrants and forward purchase option derivatives, the Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

The following tables present the carrying amounts and fair values of financial instruments, by the level of valuation inputs in the fair value hierarchy, as of the dates indicated:

	As on December 31, 2024
	Carrying amount	Fair value	Fair value measurement using
			Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$2,324,647	$2,324,647	$2,324,647	$-	$-
Forward purchase receivables	4,584,221	4,584,221	4,584,221	-	-
Loans	360,552	359,505	-	-	359,505
Liabilities
Deferred consideration	3,016,343	3,016,343	3,016,343	-	-
Senior Secured Promissory note	11,004,173	10,221,652	-	-	10,221,652
Public warrants	246,445	246,445	246,445	-	-
Private placement warrants	9,632	9,632	-	-	9,632
PIPE Warrants	79,512	79,512	-	-	79,512
Abaca Warrants	1,024,900	1,024,900	-	-	1,024,900
Third anniversary payment consideration	322,000	322,000	-	-	322,000
Forward purchase derivative	7,309,580	7,309,580	-	-	7,309,580

	As on December 31, 2023
	Carrying amount	Fair value	Fair value measurement using
			Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$4,888,769	$4,888,769	$4,888,769	$-	$-
Forward purchase receivables	4,584,221	4,584,221	4,584,221	-	-
Loans	330,579	363,561	-	-	363,561
Liabilities
Deferred consideration	2,889,792	2,889,792	2,889,792	-	-
Senior secured promissory note	14,011,166	12,750,204	-	-	12,750,204
Public warrants	481,850	481,850	481,850	-	-
Private placement warrants	25,070	25,070	-	-	25,070
PIPE warrants	273,124	273,124	-	-	273,124
Abaca warrants	3,384,085	3,384,085	-	-	3,384,085
Forward purchase derivative	7,309,580	7,309,580	-	-	7,309,580
Third anniversary payment consideration	810,000	810,000	-	-	810,000

F-34

The change in the assets measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value are presented in the following table:

	For the Year ended December 31, 2024
	PIPE Warrants	Abaca Warrant	Private Placement Warrants	Third anniversary payment consideration	Forward Purchase Derivative
Balance at the beginning of the period	$273,124	3,384,085	25,070	810,000	7,309,580
Fair value adjustment	(193,612)	(2,359,185)	(15,438)	(488,000)	-
Balance at the end of the period	$79,512	1,024,900	9,632	322,000	7,309,580

	For the Year ended December 31, 2023
	PIPE Warrants	Abaca Warrant	Private Placement Warrants	Third anniversary payment consideration	Forward Purchase Derivative
Balance at the beginning of the period	$286,300	-	19,110	-	7,309,580
Issued to Abaca shareholders	-	1,643,699	-	430,000	-
Fair value adjustment	(13,176)	1,740,386	5,960	380,000	-
Balance at the end of the period	$273,124	3,384,085	25,070	810,000	7,309,580

As of December 31, 2024 and on December 31, 2023, the valuation of Private Placement Warrants, PIPE warrants, and Abaca warrants was carried out using the Black-Scholes model, while the fair value of the Abaca third anniversary payment consideration was determined using the Black Scholes Merton Option pricing model. As of December 31, 2024 and December 31, 2023, these warrants were valued using Level 3 inputs.

As of December 31, 2024, the Company assessed the fair value of its Forward Purchase Agreement (FPA) derivative utilizing a Monte Carlo Simulation within a risk-neutral setting, which is a particular instance of the Income Approach, based on calculations from December 31, 2022 and December 31, 2023. Throughout the periods ended December 31, of 2023 and 2024, there were no notable alterations in risk factors such as volatility, expected term and reset price that would impact the valuation of the FPA derivative. Consequently, management retained the December 31, 2022, valuation for December 31, 2023 and December 31, 2024. The Company will continue to monitor the fair value of the forward option derivative each reporting period with subsequent revisions to be recorded in the Statements of Operations.

During the fiscal years 2023 and 2024, there were no changes in the classification of financial instruments within Level 2 and Level 3 of the fair value hierarchy.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the private placement warrants and public warrants as of their measurement dates:

		December 31, 2024			December 31, 2023
	PIPE Warrants	Private Warrants	Third Anniversary Payment Consideration	Abaca Warrants	PIPE Warrants	Private Warrants	Third Anniversary Payment Consideration	Abaca Warrants
Exercise price	$100.00	230.00	-	40.00	$100.00	230.00	-	40.00
Share Price	$9.00	9.00	9.00	9.00	$28.40	28.40	28.40	28.40
Expected term (years)	2.74	2.74	0.76	3.84	3.74	3.74	1.76	4.84
Volatility	103.00%	103.00%	103.00%	103.00%	62.95%	62.95%	62.95%	62.95%
Risk-free rate	4.26%	4.26%	4.26%	4.33%	4.25%	4.25%	4.25%	4.25%

F-35

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the forward purchase derivatives as of their measurement dates on December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023
Reset Price	$25.00	$25.00
Expected term (years)	0.74	1.74
Additional Maturity Consideration per share	$40.00	$40.00
Volatility	46%	46%
Risk-free rate	4.2%	4.2%
Risk-adjusted discount rate	13.4%	13.4%

Note 18. Tax

The major components of income tax expense (benefit) for the years ended December 31, 2024 and December 31, 2023:

For year ended December 31,	2024	2023
Current income tax:
Current tax on profits	$30,665	$-
Deferred tax:
Deferred taxation - current year	$43,829,019	$(1,829,701)
Income tax expense (benefit)	$43,859,686	$(1,829,701)

A reconciliation follows between tax expense (benefit) and the product of accounting loss multiplied by the United States domestic tax rate for the years ended December 31, 2024 and December 31, 2023:

For year ended December 31,	2024	2023
Accounting loss before tax from continuing operations	$(4,459,789)	$(19,109,548)
Accounting loss before income tax	(4,459,789)	(19,109,548)
At federal statutory income tax rate of 21%	(936,555)	(4,013,005)
State income tax benefit, net of federal benefit	(8,418)	(253,649)
Permanent differences, net	583,678	2,207,439
Valuation allowance charges affecting the provision for income taxes	44,277,923	-
Other	(56,942)	229,514
Total	43,859,686	$(1,829,701)

Deferred Tax Assets and Liabilities

As of December 31, 2024 and December 31, 2023, the significant component of the Company’s deferred tax assets and liabilities:

	December 31, 2024	December 31, 2023	Change
Deferred tax assets:
Loan loss reserve	$-	$340,982	$(340,982)
Capital loss carryover	70,627	72,914	(2,287)
Stock option expense	1,674,554	1,322,890	351,664
Deferred revenue	6,935	5,366	1,569
Property plant and equipment’s	23,992	20,866	3,126)
Transaction costs	942,062	1,014,922	(72,860)
Change in Forward Purchase Contract	8,155,953	8,155,953	-
Goodwill	28,404,108	30,631,880	(2,227,772)
NOL carryforward	5,030,672	3,210,838	1,819,834
Lease liabilities	214,125	246,716	(32,591)
Total deferred tax assets (A)	44,523,028	45,023,327	(500,299)
Deferred tax liabilities:
Right of use assets	(172,195)	(210,460)	38,265
Intangible assets	-	(910,934)	910,934
Total deferred tax liabilities (B)	(172,195)	(1,121,394)	949,199
Deferred tax assets (C=A-B)	44,350,833	43,901,933	448,900
Valuation allowance (D)	(44,350,833)	(72,914)	(44,277,919)
Deferred tax assets, net (C-D)	-	43,829,019	(43,829,019)

F-36

 Reconciliation of deferred tax asset, net:

	Year on year change	December 31, 2023
Opening balance	$43,829,019	$51,593,302
Tax (expense)/ income during the period recognized in the statement of operations	(43,829,019)	1,829,701
Acquisitions	-	(9,593,985)
Closing balance	$-	$43,829,019

The Company offsets tax assets and liabilities only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same tax authority. The Company does not consider their deferred tax assets to be realizable and has established full valuation allowance during the year ending December 31, 2024. The Company has US federal tax loss carryovers totaling $20.4 million arising from 2020 through 2022 which have an unlimited carryover period. The Company has State of Colorado loss carryovers arising in 2022 of $21.4 million which begin to expire in 2042. The Company currently has no tax examinations in progress. The Company has open years for examination from Federal and State of Arkansas for the years ending December 31, 2020 and forward and from State of Colorado from December 31, 2021 and forward. The Company does not have any uncertain tax positions as of December 31, 2023.

Note 19. 401(k) Plan

The Company offers to all employees a tax-qualified retirement contribution plan, with the Company’s 100% matching contribution up to 4% of a participant’s eligible compensation. The Company’s consolidated matching contributions for the year ended December 31, 2024, amounting to $119,942, and December 31, 2023, amounting to $62,785, respectively.

Note 20. Stockholders’ (Deficit) Equity

On January 28, 2025, the board of directors of the Company approved a reverse stock split of the Company’s Common Stock at a ratio of 1-for-20 shares, which reverse stock split became effective on March 14, 2025.

Preferred Stock

The Company is authorized to issue 1,250,000 shares of preferred stock, with a par value of $0.0001 per share, with such designation rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of December 31, 2024, there were 111 shares of Class A Preferred Stock issued and outstanding, and there were 1,101 shares of Class A Preferred Stock issued and outstanding on December 31, 2023. The holders of preferred stock shall be entitled to receive, and the Company shall pay, dividends on shares of preferred stock equal (on an as-if-converted-to-Class-A-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Class A Common Stock when, as and if such dividends are paid on shares of the Class A Common Stock. No other dividends shall be paid on the preferred stock. The terms of the preferred stock provide for an initial conversion price of $10.00 per share of Class A Common Stock, which conversion price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Class A Common Stock issuable upon conversion of the preferred stock to the lower of the Conversion Price and the greater of (i) 80% of the volume weighted average price of the Class A Common Stock for the prior five trading days and (ii) $50.00 (the “Floor Price”), provided that, so long as a preferred stock holders continues to hold any preferred shares, such preferred stock holder will be entitled to receive the aggregate shares of Class A Common Stock that would be issuable based upon its initial purchase of preferred stock at the adjusted Conversion Price. Additionally, on January 25, 2023, at a special meeting of the Company’s stockholders, the stockholders approved a reduction in the floor conversion price of the outstanding preferred stock from $40.00 per share to $25.00 per share.

Common Stock

The Company is authorized to issue up to 130,000,000 shares of Class A Common Stock, with a par value of $.0001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share. As of December 31, 2024 and December 31, 2023, there were 2,783,667 and 2,728,169 shares of Class A Common Stock issued and outstanding, respectively. As of December 31, 2024 and December 31, 2023, 183,369 Class A Common Stock are held by the purchasers under Forward Purchase Agreement dated June 16, 2022, by and among the Company and such purchasers.

2022 Equity Incentive Plan

Share-based compensation expense recognized in the year ended December 31, 2024 and December 31, 2023 totaled $1,575,952 and $3,739,156, respectively.

The 2022 Equity Incentive Plan was approved by the Company’s stockholders on June 28, 2022. The 2022 Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, and performance compensation awards. The Company has not issued stock appreciation rights, restricted stock, stock bonus awards, or performance compensation awards in the year ended December 31, 2024 and December 31, 2023.

Stock Options

Stock options are awarded to encourage ownership of the Company’s Class A Common Stock by employees and to provide increased incentive for employees to render services and to exert maximum effort for the success of the Company. The Company’s incentive stock options generally permit net-share settlement upon exercise. The option exercise price, vesting schedule and exercise period are determined for each grant by the administrator (person appointed by board to administer the stock plans) of the applicable plan. The Company’s stock options generally have a 10-year contractual term.

F-37

The assumptions used to determine the fair value of options granted in the year ended December 31, 2023, using the Black-Scholes-Merton model are as follows:

Dividend yield	-%
Risk-free interest rate	3.62 to 4.23%
Expected volatility (weighted-average and range, if applicable)	100%
Expected term	6 to 6.5 years

The expected term of the options granted is calculated based on the simplified method by taking average of contractual term and vesting period the awards. The shares and the redeemable warrants of the Company were listed on the stock exchange for a limited period of the time and the share price has also dropped significantly from the date of listing. Based on these factors Management has considered the expected volatility at 100% for the current period. The risk-free interest rate used is the current yield on U.S. Treasury notes with a term equal to the expected term of the options at the grant date. The expected dividend yield is based on annualized dividends on the underlying share during the expected term of the option.

A summary of the Company’s stock option activities and related information for the year ended December 31, 2024 is as follows:

Stock Option	No. of Stock Option	Weighted- Average Grant Date Fair Value Per Stock Option	Weighted- Average Remaining Contractual Life (in Years)
January 01, 2024	114,301	$108.62	1.65
Granted	-	-	-
Exercised	-	-
Expired	-	-	-
Cancelled / Forfeited	(9,211)	(76.60)	-
December 31, 2024	105,090	98.55	0.65

A summary of the Company’s stock option activities and related information for the year ended December 31, 2023 is as follows:

Stock Option	No. of Stock Option	Weighted- Average Grant Date Fair Value Per Stock Option	Weighted- Average Remaining Contractual Life (in Years)
January 01, 2023	108,500	$105.80	2.02
Granted	16,837	$20.54	1.28
Exercised	-	-	-
Expired	-	-	-
Cancelled / Forfeited	(11,036)	(53.46)	-
December 31, 2023	114,301	$108.62	1.65

F-38

The following options were outstanding at their respective exercise price:

Exercise price options outstanding	December 31, 2024	December 31, 2023
$31.20	18,265	18,826
$51.60	17,500	17,500
$80.00	6,825	15,475
$133.40	62,500	62,500
Total	105,090	114,301

Restricted Stock Units (“RSUs”)

A summary of the Company’s RSU activities and related information for the year ended December 31, 2024 is as follows:

Restricted Stock Units	No. of RSU	Weighted- Average Grant Date Fair Value Per RSU	Weighted- Average Remaining Contractual Life (in Years)
January 01, 2024	16,175	$26.20	2.00
Granted	-	-	-
Vested	(5,392)	26.20	-
Expired	-	-
Cancelled / Forfeited	(2,200)	26.20	-
December 31, 2024	8,583	26.20	1.00

A summary of the Company’s RSU activities and related information for the year ended December 31, 2023 is as follows:

Restricted Stock Units	No. of RSU	Weighted- Average Grant Date Fair Value Per RSU	Weighted- Average Remaining Contractual Life (in Years)
January 01, 2023	-	$-	-
Granted	80,001	19.72	2.00
Vested	(63,311)	(18.02)	-
Expired			-
Cancelled / Forfeited	(515)	(26.20)	-
December 31, 2023	16,175	$26.20	2.00

The following RSU were outstanding at their respective vest price:

Vest price RSU outstanding	December 31, 2024	December 31, 2023
$26.20	8,583	16,175
Total	8,583	16,175

F-39

Stock-Based Compensation to Vendor

On September 3, 2024, the Company issued 12,116 shares of common stock to Outside The Box Capital Inc. as compensation for marketing and distribution services under a Marketing Services Agreement. The fair value of the common stock issued was determined based on the market price of the Company’s stock on the grant date, which was $12.38 per share, resulting in a total fair value of $150,000. The fair value of the award is recorded as an expense under “General and administrative expenses” in the statement of operations, with the expense being recognized over the service period from September 4, 2024, to March 3, 2025, aligning with the period during which the services are rendered. In accordance with ASC 718, “Compensation-Stock Compensation,” as updated by ASU 2018-07, the stock award has been classified as equity as it is settled through the issuance of common stock and does not contain any terms requiring cash settlement or other liabilities.

Note 21. Subsequent events

The Company has evaluated events and transactions subsequent to December 31, 2024 through the date the consolidated financial statements were issued. Except as disclosed in the consolidated financial statements previously and items below, there are no other events to report:

●	Effective January 21, 2025, the Company appointed Terrance E. Mendez as Co-Chief Executive Officer (Co-CEO), alongside Sundie Seefried, whose title changed to Co-CEO. Mr. Mendez, age 49, has extensive leadership experience in cannabis-related businesses and financial management roles. The Company entered into a three-year employment agreement with Mr. Mendez, providing an annual salary of $360,000, eligibility for performance-based incentives, and stock options vesting over three years. The agreement includes a 10-month post-termination non-compete and non-solicitation clause.

●	On January 28, 2025, Sundie Seefried informed the Board of Directors of the Company of her decision to resign as Co-Chief Executive Officer, effective February 28, 2025. Ms. Seefried will continue to serve as a member of the Board. Her resignation was not due to any disagreement with the Company or concerns regarding its operations, policies, or practices. Upon her departure, Terrance E. Mendez transitioned from Co-Chief Executive Officer to the sole Chief Executive Officer of the Company.

●	On January 29, 2025, the Company and PCCU entered into a letter agreement to defer the principal payments on the Note for the months of February and March 2025 (the “Deferral Period”). The Company will remain responsible for payment of interest during the Deferral Period and will extend the Note repayment period for an additional two months.

●	On March 1, 2025, the Company and PCCU modified the PCCU Note. According to the terms of the Amended PCCU Note, the principal balance is $10,748,408, accruing interest at an annual rate of 4.25%. The Company will make interest-only payments until January 5, 2027, after which it will begin making both principal and interest payments until the maturity date on October 5, 2030. The Amended PCCU Note also includes provisions for early repayment, along with prepayment fees, such as a yield maintenance fee in the case of prepayment or acceleration. Furthermore, the agreement preserves PCCU’s first-priority security interest in the Company’s assets as outlined in the security agreement dated March 29, 2023. The Company executed the Amended PCCU Note to restructure its financial obligations and extend the repayment timeline.

●	On April 1, 2025, the Company received a letter from the Staff, indicating that the Company had not regained compliance with the Minimum Bid Price Requirement by March 31, 2025, and unless the Company requests a hearing and appeals the determination by April 8, 2025, the Company’s class A common stock and warrants would be delisted from The Nasdaq Capital Market and that trading of the Company’s securities will be suspended, effective at opening of business on April 10, 2025. Further, the Company was notified that on April 10, 2025, a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. On April 7, 2025, the Company was notified by the staff of The Nasdaq Stock Market LLC’s Listing Qualifications Department that the Staff has determined that for 10 consecutive business days, from March 24, 2025 to April 4, 2025, the minimum closing bid price for the Company’s Class A common stock was at least $1.00 per share or greater. Accordingly, the Staff has determined that the Company has regained compliance with Minimum Bid Price Requirement, and, as such, the Staff has indicated that the matter of the Company’s compliance with Minimum Bid Price Requirement is now closed.

●

On April 7, 2025, the Company received a letter from Nasdaq indicating that the Company was not in compliance with Nasdaq’s Listing Rule 5550(b)(1) because the Company’s shareholders’ equity for the year ended December 31, 2024, as reported in the Company’s Current Report on Form 8-K on April 1, 2025, was below the minimum shareholders’ equity requirement of $2,500,000 (the “Shareholders’ Equity Requirement”).

The Notice had no immediate effect on the Company’s continued listing on Nasdaq, subject to the Company’s compliance with the other continued listing requirements. In accordance with Nasdaq rules, the Company has been provided 45 calendar days, to submit a plan to regain compliance with the Shareholders’ Equity Requirement (the “Compliance Plan”). If the Compliance Plan is accepted, Nasdaq may grant up to 180 calendar days from the date of the Notice for the Company to regain compliance with the Shareholders’ Equity Requirement.

The Company intends to timely submit a Compliance Plan to Nasdaq to regain compliance with the Shareholders’ Equity Requirement. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or maintain compliance with any other Nasdaq requirement in the future.

F-40

PART I – FINANCIAL INFORMATION

SHF Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$247,318	$2,324,647
Accounts receivable – trade	50,935	134,609
Accounts receivable – related party	582,855	968,023
Prepaid expenses – current portion	403,556	659,536
Accrued interest receivable	2,105	16,319
Forward purchase receivable	-	4,584,221
Short-term loans receivable	-	13,332
Asset held for sale	385,642	-
Other current assets	3,286,192	3,000,000
Total Current Assets	4,958,603	11,700,687
Long-term loans receivable	-	378,854
Operating lease right-to-use asset	625,355	703,524
Prepaid expenses – long term portion	350,935	412,500
Other assets	20,684	22,722
Total Assets	$5,955,577	$13,218,287

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$627,541	$140,723
Accounts payable-related party	164,917	75,608
Accrued expenses	820,568	1,301,378
Contract liabilities	10,208	28,335
Operating lease liability – current	174,319	161,952
Senior secured promissory note – current portion	-	255,765
Deferred consideration	3,218,303	3,338,343
Forward purchase derivative liability	7,309,580	7,309,580
Other current liabilities	14,479	72,836
Total Current Liabilities	12,339,915	12,684,520
Warrant liabilities	106,251	1,360,491
Senior secured promissory note—long term portion	10,748,408	10,748,408
Operating lease liability – long term	620,174	712,882
Total Liabilities	23,814,748	$25,506,301
Commitment and Contingencies (Note 17)	-	-
Stockholders’ Deficit
Convertible preferred stock, $.0001 par value, 1,250,000 shares authorized, 111 and 111 shares issued and outstanding on June 30, 2025, and December 31, 2024, respectively	-	-
Class A Common Stock, $.0001 par value, 130,000,000 shares authorized, 2,826,468 and 2,783,667 issued and outstanding on June 30, 2025, and December 31, 2024, respectively	282	278
Additional paid-in-capital	104,654,006	108,467,253
Accumulated deficit	(122,513,459)	(120,755,545)
Total Stockholders’ Deficit	(17,859,171)	(12,288,014)
Total Liabilities and Stockholders’ Deficit	$5,955,577	$13,218,287

See accompanying notes to unaudited condensed consolidated financial statements.

F-41

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenue	$1,845,334	$4,037,535	$3,777,686	$8,088,334

Operating Expenses:
Compensation and employee benefits	1,583,051	2,264,931	2,955,532	4,544,969
General and administrative expenses	457,803	1,001,764	1,448,629	1,985,984
Professional services	712,337	503,727	2,211,871	964,677
Rent expense	63,185	64,198	124,191	133,635
Provision (benefit) for credit losses	-	(97,248)	-	(166,035)
Total operating expenses	2,816,376	3,737,372	6,740,223	7,463,230
Operating (loss) income	(971,042)	300,163	(2,962,537)	625,104
Other Income (Expenses)
Change in the fair value of deferred consideration	(40,960)	211,535	120,040	396,070
Interest expense	(115,341)	(168,830)	(228,127)	(323,002)
Change in fair value of warrant liabilities	138,158	1,086,286	1,254,240	2,341,773
Total other income (expenses)	(18,143)	1,128,991	1,146,153	2,414,841
Net (loss) income before income tax	(989,185)	1,429,154	(1,816,384)	3,039,945
Income tax benefit/(expense)	58,470	(487,627)	58,470	(48,742)
Net (loss) income	$(930,715)	$941,527	$(1,757,914)	$2,991,203
Weighted average shares outstanding, basic	2,826,468	2,771,550	2,806,841	2,766,086
Basic net (loss) income per share	$(0.33)	$0.34	$(0.63)	$1.08
Weighted average shares outstanding, diluted	2,826,468	2,824,273	2,806,841	2,818,809
Diluted (loss) income per share	$(0.33)	$0.33	$(0.63)	$1.06

See accompanying notes to unaudited condensed consolidated financial statements.

F-42

SHF Holdings, Inc.

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(Unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2025

	Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, March 31, 2025	111	$-	2,786,538	$278	$104,633,059	$(121,582,744)	$(16,949,407)
Issuance of shares resulting from reverse stock split	-	-	39,930	4	(4)	-	-
Stock compensation expense	-	-	-	-	20,951	-	20,951
Net loss		-	-	-	-	(930,715)	(930,715)
Balance, June 30, 2025	111	$-	2,826,468	$282	$104,654,006	$(122,513,459)	$(17,859,171)

FOR THE THREE MONTHS ENDED JUNE 30, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, March 31, 2024	111	$-	2,771,550	$277	$107,353,434	$(70,386,394)	$36,967,317
Issuance of restricted stock,	-	-	-	-	35,478	-	35,478
Stock compensation expense	-	-	-	-	516,659	-	516,659
Net income	-	-	-	-	-	941,527	941,527
Balance, June 30, 2024	111	$-	2,771,550	$277	$107,905,571	$(69,444,867)	$38,460,981

See accompanying notes to unaudited condensed consolidated financial statements.

F-43

SHF Holdings, Inc.

Condensed Consolidated Statements of Stockholders ‘Equity (Deficit)

(Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	111	$-	2,783,666	$278	$108,467,253	$(120,755,545)	$(12,288,014)
Issuance of shares resulting from reverse stock split	-	-	39,931	4	(4)	-	-
Issuance of restricted stock	-		4,292	-	8,768	-	8,768
Stock withheld for net share settlement	-		(1,421)	-	-		-
Stock compensation expense	-		-		762,210	-	762,210
Reclassification of forward purchase receivable	-	-	-	-	(4,584,221)	-	(4,584,221)
Net loss	-	-	-	-	-	(1,757,914)	(1,757,914)
Balance, June 30, 2025	111	$-	2,826,468	$282	$104,654,006	$(122,513,459)	$(17,859,171)

FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Preferred Stock		Class A Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2023	1,101	$-	2,728,168	$273	$105,924,859	$(71,569,821)	$34,355,311
Conversion of PIPE shares	(990)	-	39,601	4	866,245	(866,249)	-
Issuance of restricted stock, net of tax, net of share settlement	-	-	3,781	-	21,161	-	21,161
Stock compensation expense		-	-	-	1,093,306	-	1,093,306
Net income	-	-		-	-	2,991,203	2,991,203
Balance, June 30, 2024	111	$-	2,771,550	$277	$107,905,571	$(69,444,867)	$38,460,981

See accompanying notes to unaudited condensed consolidated financial statements.

F-44

SHF Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,757,914)	$2,991,203
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,518	390,499
Stock compensation expense	783,762	1,114,467
Amortization of deferred origination fees	-	(55,842)
Operating lease	(2,172)	18,594
Provision (benefit) for credit losses	-	(166,035)
Income tax (benefit)/expense	-	45,953
Change in the fair value of deferred consideration	(120,040)	(396,070)
Change in fair value of warrant	(1,254,240)	(2,341,773)
Changes in operating assets and liabilities:
Accounts receivable – trade	83,674	1,092,069
Accounts receivable – related party	385,168	(180,874)
Prepaid expenses	317,545	243,335
Accrued interest receivable	14,214	(9,469)
Other assets	(286,672)	82,206
Other current liabilities	(58,370)	25,203
Accounts payable	486,818	(62,950)
Accounts payable – related party	89,309	(474,057)
Accrued expenses	(480,811)	(59,296)
Contract liabilities	(18,127)	44,873
Net deferred indemnified loan origination fees	-	402,601
Net cash provided by (used in) operating activities	(1,815,338)	2,704,637
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Proceeds from loan repayment	6,545	6,083
Net cash provided by investing activities	6,545	6,083
CASH FLOWS USED IN FINANCING ACTIVITIES:
Net share settlement for stock compensation expense	(12,771)	-
Repayment of senior secured promissory note	(255,765)	(1,487,507)
Net cash used in financing activities	(268,536)	(1,487,507)
Net (decrease) increase in cash and cash equivalents	(2,077,329)	1,223,213
Cash and cash equivalents – beginning of period	2,324,647	4,888,769
Cash and cash equivalents – end of period	$247,318	$6,111,982
Supplemental disclosure of cash flow information
Interest paid	$228,901	$325,327
Supplemental disclosure of non-cash investing and financial activities
Reclassification of forward purchase receivable	$(4,584,221)	$-

See accompanying notes to unaudited condensed consolidated financial statements.

F-45

SHF Holdings, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Organization and Business Operations

Business Description

SHF Holdings, Inc., the “Company” or “SHF” is based in Golden, Colorado and specializes in providing financial solutions designed to facilitate compliant banking service on behalf of the financial institutions involved in the cannabis industry that partner with us.

The Company facilitates a range of financial services through its financial institution customers using a proprietary technology platform for deposit and ongoing deposit activity compliance with banking regulations and regulators. These include access to business checking and savings accounts, cash management, commercial lending, courier services, remote deposit services, ACH payments, and wire payments. These services enable cannabis businesses to manage their finances effectively. The Company generates revenue from fee income, investment income, loan interest income and by offering compliance services to certain financial institutions serving the cannabis industry.

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

Significant Accounting Policies

The accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and results of operations included in the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2024, filed with the SEC.

Refer to Note 2 to the Company’s Annual Report on Form 10-K and Form 10-K/A for a description of the Company’s significant accounting policies. The Company has included disclosures below regarding basis of presentation and other accounting policies that (i) are required to be disclosed quarterly, (ii) have material changes or (iii) the Company views as critical as of the date of this report.

Basis of Presentation

The accompanying unaudited condensed consolidated financial and do not include any adjustments that might result from the below mentioned going concern and liquidity matters.

The accompanying unaudited condensed consolidated financial statements contain all normal and recurring adjustments necessary to state fairly the consolidated financial condition, results of operations, statements of shareholders’ deficit, and cash flows of the Company for the interim periods presented. Except as otherwise disclosed, all such adjustments consist only of those of a normal recurring nature. Operating results for the three and six months ended June 30, 2025, are not necessarily indicative of the results that may be expected for the year ended December 31, 2025, or other interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC and the instructions to Form 10-Q.

Consolidation

The condensed unaudited consolidated financial statements include the accounts of SHF Holdings, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

F-46

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Material estimates that are particularly subject to change in the near term include the determination of the allowance for credit losses, allowance for deferred taxes, useful lives of intangibles and the fair value of financial instruments. Actual results could differ from the estimates.

Liquidity, Capital Resources and Going Concern

Liquidity refers to our ability to meet expected cash obligations, including operating costs, interest payments, and general business expenditures. As of June 30, 2025, we had cash and cash equivalents of $247,318 and a net working capital deficit of $7,381,312. We also had an accumulated deficit of $122,513,459 and cash used of $1,815,338 in operating activities during the six months ended June 30, 2025.

Pursuant to ASC 205-40, Presentation of Financial Statements – Going Concern, we evaluated whether there are conditions or events that raise substantial doubt about our ability to continue as a going concern for at least one year from the date of issuance of these unaudited condensed consolidated financial statements. Based on current financial projections, we believe substantial doubt exists regarding our ability to continue as a going concern.

Management projects that the Company will not have sufficient liquidity to continue operations, including making required interest payments under the Amended PCCU Note, see Note 9, beyond October 2025. The total outstanding balance under the Amended PCCU Note is $10,748,408. PCCU holds a senior security interest in all of the Company’s assets other than the NASDAQ listing. In the event of a payment default, and if such default is not cured within the applicable grace period, PCCU may exercise its rights under the security agreement, which could include accelerating the debt and pursuing remedies that could materially and adversely affect the Company’s operations and financial position.

The Company continues to experience reductions in depository activity, loan interest income, and fee revenue, as well as increased legal expenses related to ongoing shareholder and former employee litigation. These factors have further constrained liquidity and heightened the uncertainty surrounding our ability to sustain operations.

The Company entered into a purchase loan agreement with PCCU on July 31, 2025, for the sale of a loan receivable of $385,642 as of June 30, 2025 to PCCU. On July 31, 2025, the Company received $384,527 from PCCU for the sale of the loan, see Note 18, Subsequent Events.

Additionally, as of June 30, 2025, our stockholders’ deficit of approximately $17.9 million is $20.4 million below the $2.5 million minimum equity requirement for continued listing on The Nasdaq Capital Market under Rule 5550(b)(1). We received a deficiency notice from Nasdaq and submitted a compliance plan on May 22, 2025. Nasdaq confirmed receipt of our compliance plan but has provided no additional commentary as of the date of issuance of the financial statements. There is no assurance that the Company will regain compliance within the allowed period.

Notwithstanding these financial conditions, the Company does not anticipate any material impact to services provided to its cannabis-related business (“CRB”) clients, whose deposits are maintained with the Company’s contracted financial institutions. However, these developments could ultimately result in changes to the Company’s ownership structure.

F-47

Management’s Plan Related to Going Concern

In response to the liquidity challenges and the existence of substantial doubt about the Company’s ability to continue as a going concern, management has implemented and is pursuing a series of initiatives intended to improve the Company’s financial condition and operating flexibility.

The Company has undertaken several operational and financial restructuring measures, including:

●	Strategic partnerships aimed at expanding its service offerings to cannabis-related businesses;
●	Renegotiating terms under its Amended PCCU Note;
●	Offering stock-based compensation in lieu of cash to conserve liquidity while continuing to attract and retain key personnel and vendors;
●	Restructuring its employee base to align staffing with current operating needs; and
●	Adjusting Board of Directors’ compensation to further align interests with shareholders through equity incentives.

In addition, the Company is actively engaged in discussions with potential investors, lenders, acquirers, investment banks, and strategic partners to secure additional capital through debt and equity financing or other strategic alternatives. Management is also exploring the potential use of its Nasdaq listing as part of a broader strategy that may include digital assets or treasury-related partnerships. These discussions remain preliminary, and no assurance can be given that any such transaction will materialize.

While these plans are factored and heighted to alleviate the conditions giving rise to the going concern uncertainty, there can be no assurance that they will be successfully executed, or that any financing will be secured on acceptable terms, or at all. If the Company is unable to implement these plans or obtain sufficient funding, it may be required to curtail operations or pursue other strategic alternatives. The Company is closely monitoring its cash flows, reducing discretionary expenditures, and prioritizing liquidity preservation while continuing to assess all available strategic options.

Management remains committed to executing its business plan while addressing the Company’s liquidity needs in a timely and prudent manner.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, amounts due from financial institutions, and investments with maturities of three months or less.

F-48

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.

Revenue from investment income consists primarily of fees earned on deposit accounts such as bank account charges, onboarding income, account activity fee income and other miscellaneous fees. Revenue is recorded at a point in time when the performance obligation is satisfied, and no contingencies exist

Revenue from account fee income is recognized when the Company fulfills its service obligations, and include fees charged for financial services such as account maintenance, transaction processing, and other related services.

Revenue from interest on loans is recognized over the loan period as earned. PCCU utilizes a fixed percentage fee structure, under which the Company receives a share of interest income from CRB-related loans.

Revenue from investment income is generated based on interest earned on daily deposit balances maintained with financial institutions. In addition, revenue is recognized from the Company’s Master Program Agreement. The Master Program Agreement is a non-exclusive and non-transferable right to implement and utilize the Safe Harbor Program.

Stock Compensation

The Company measures all equity-based payment arrangements to employees and directors in accordance with ASC 718, Compensation–Stock Compensation. The Company’s stock compensation cost is measured based on the fair value at the grant date of the stock-based award. It is recognized as expense on a straight-line basis over the requisite service period. Forfeitures are recognized as they occur. The Company estimates the fair value of each stock-based award on its measurement date using either the current market price of the stock or the Black-Scholes option valuation model, whichever is most appropriate. The Black-Scholes valuation model incorporates assumptions such as expected term of the instrument, volatility of the Company’s future share price, risk-free interest rate, future dividend yields, by reference to the underlying terms of the instrument, and the Company’s experience with similar instruments. Changes in assumptions used to estimate fair value could result in materially different results.

F-49

The expected volatility is based upon the Company’s historical stock price. The risk-free interest rates are based on quoted U.S. Treasury rates for securities with maturities approximating the awards’ expected lives. The expected term of the options granted is calculated based on the simplified method by taking the average of contractual term and vesting period of the awards. The expected dividend yield is zero as the Company has never paid dividends and does not currently anticipate paying any in the foreseeable future.

Fair Value Measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 — Quoted prices for identical assets or liabilities in active markets.

Level 2 — Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

Segment Reporting

The Company operates as one reportable segment under Accounting Standards Codification “ASC” 280, Segment Reporting. The chief operating decision maker, the Company’s Chief Executive Officer, regularly reviews the financial information of the Company at a consolidated level in deciding how to allocate resources and in assessing performance.

Concentration of Risk

Customers consist of financial institutions providing services to cannabis related business “CRBs”. Revenues are concentrated in the United States of America.

Currently, substantially all deposits are maintained at PCCU, and all transmissions of funds to or from these deposit accounts are handled directly by PCCU. The Company intends to expand our relationships with other financial institutions that similarly hold the CRB deposit accounts and handle transmissions of funds to and from the accounts. Although we do not directly hold the deposit accounts, the Company believes that account retention is a measure of our ability to efficiently and compliantly onboard, validate and monitor CRB accounts.

F-50

Recently Issued Accounting Standards

Accounting Standards Adopted Standards Income Taxes

In December 2023, the Financial Accounting Standards Board “FASB” issued Accounting Standards Update “ASU” ASU 2023-09, Income Taxes (Topic 740). This ASU requires public business entities to disclose in their annual rate reconciliation table additional categories of information about income taxes paid, including certain disclosures that would be disaggregated by jurisdiction and other categories. This ASU is effective for the year after December 15, 2024. Early adoption would be permitted. The Company has prospectively adopted this standard as of January 1, 2025, and the ASU has not had a material impact on the Company’s unaudited condensed consolidated financial statements.

In March 2024, the FASB issued ASU 2024-02, Codification Improvements: Amendments to Remove References to the Concepts Statements. Since the Concept Statements are not considered authoritative and do not establish GAAP, the ASU eliminates references to these statements from the codification. The amendments are effective for public entities for the years beginning after December 15, 2024, and for all other entities for the year beginning after December 15, 2025, with early adoption permitted. The Company has prospectively adopted this standard as of January 1, 2025, and the ASU has not had a material impact on the Company’s unaudited condensed consolidated financial statements.

In March 2024, the FASB issued ASU 2024-01 - Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. This standard clarifies whether profits interests and similar awards fall within the scope of stock-based compensation guidance as defined in ASC Topic 718, introducing examples to demonstrate this. The ASU includes scenarios where profits interest awards are classified as equity instruments or liability awards and situations where they fall outside ASC Topic 718, being accounted for under ASC Topic 710. The ASU is effective for years beginning after December 15, 2024, but early adoption is permitted. The Company has prospectively adopted this standard as of January 1, 2025, and the ASU has not had a material impact on the Company’s unaudited condensed consolidated financial statements.

Standards Pending to be Adopted

In November 2024, ASU 2024-03, Disaggregation of Income Statement Expenses, was issued and requires business entities to disaggregate certain income statement expense captions in the footnotes of the financial statements. Specifically, entities must provide disclosures that separately present expenses related to purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion (including depreciation, depletion, and amortization for oil and gas producing activities). While this ASU does not change the presentation of expense captions on the face of the unaudited consolidated statements of operations, it requires detailed disclosures in the notes to the financial statements. The amendments are effective for the year beginning after December 15, 2026, and for interim periods within years beginning after December 15, 2027, with early adoption permitted. The Company will adopt this ASU prospectively and does not anticipate a material impact on its financial reporting as a result of adopting this ASU.

In November 2024, ASU 2024-04 — Debt — Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instrument. The amendments in this ASU are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in ASU 2020-06. If an entity early adopts in an interim reporting period, it must adopt as of the beginning of the annual reporting period that includes that interim reporting period. The Company will adopt this ASU prospectively and does not anticipate a material impact on its financial reporting as a result of adopting this ASU.

In January 2025, the FASB issued ASU 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). FASB issued this update to clarify the effective date of Accounting Standards Update No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The amendment in this update applies to all public business entities but only potentially affects non-calendar year-end entities. The amendment in this update amends the effective date of Update 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of update is permitted. The Company will adopt this ASU prospectively and does not anticipate a material impact on its financial reporting as a result of adopting this ASU.

The Company will continue to monitor the development of these standards and intends to adopt them in accordance with their respective effective dates. Additional disclosures will be provided in future filings as the Company finalizes its assessment of these standards’ impacts.

F-51

Note 3 - Deferred Consideration

On November 11, 2022, the Company entered into the first Amendment to the Merger Agreement with Rockview Digital Solutions, Inc. (“Abaca”) and other parties. The Merger Agreement included a $30 million payment through a mix of cash and stock, including $9 million in cash over three installments and 105,000 Class A Common Stock (“Common Stock”), alongside deferred stock considerations based on a 10-day volume weighted average price (“VWAP”) formula.

A Second Amendment to the Merger Agreement, dated October 26, 2023, introduced deferred stock consideration of 291,791 shares of Common Stock at a recalculated value of $40.00 per share. No changes were made to the cash payments. Additionally, 250,000 stock warrants at $40.00 per share were issued, and a third-anniversary consideration of $1.5 million was introduced, payable in cash or Common Stock with a floor value of $40.00 per share, at the Company’s discretion. Given the Company’s financial condition, the Company currently intends to issue 37,500 unregistered shares of Common Stock in lieu of cash, computed using the floor value.

Funds are being held by the registry of the Denver County District Court in accordance with a court-approved motion described further in Note 17 Commitments and Contingencies.

The adjustments and changes to deferred consideration have been valued and recorded according to ASC 815 in the Company’s unaudited condensed consolidated financial statements.

The change in the amount of deferred consideration from January 1, 2024, to June 30, 2025, is as follows:

	Cash Considerations	Third Anniversary Consideration Payment	Total
Balance, January 1, 2024	$2,889,792	$810,000	$3,699,792
Fair value adjustment	126,551	(488,000)	(361,449)
Balance, December 31, 2024	3,016,343	322,000	3,338,343
Fair value adjustment	114,960	(235,000)	(120,040)
Balance, June 30, 2025	$3,131,303	$87,000	$3,218,303

The fair market value of the Abaca third anniversary payment consideration was determined using the Monte Carlo Simulation. The valuation was performed by the Company as of June 30, 2025, and by a third-party prior for prior periods.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the private placement warrants, public warrants, third anniversary payment consideration and Abaca warrants as of their measurement dates:

	June 30, 2025	December 31, 2024

Stock price	$2.17	$4.29
Payment date	10/15/2025	10/15/2025
Third anniversary consideration	$1,500,000	$1,500,000
Risk free interest rate	4.4%	4.2%
Market discount rate	5.8%	5.8%
Remaining term in years	0.25	0.75
Expected volatility	82.8%	86.2%

F-52

Note 4 - Goodwill and Finite-lived Intangible Assets

Goodwill

The Company recorded a full impairment of its goodwill and Finite-lived intangible assets, derived predominately from the Abaca Merger, as of December 31, 2024. As a result, no impairment charges have been recognized for the three and six months ended June 30, 2025 and June 30, 2024, respectively.

Finite-lived intangible assets

The Company reviews its finite-lived intangible assets for impairment at least annually on December 31 unless any events or circumstances indicate it is more likely than not that the fair value of the finite-lived intangible assets is less than its carrying value.

As of June 30, 2024, the Company did not perform an interim impairment assessment of its assets, as no triggering events were identified. Accordingly, no additional impairment charges were recognized during the reporting period. During the year ended December 31, 2024, amortization expense and impairment of finite-lived intangible assets were $630,863 and $3,090,881, respectively,

In accordance with the Company’s established policy, an annual impairment review of finite-lived intangible assets was conducted on December 31, 2024. The recoverability test compared the sum of estimated undiscounted future cash flows of the asset group to its carrying amount. As the undiscounted cash flows were determined to be lower than the carrying amount, the Company performed a fair value assessment using a Discounted Cash Flow analysis. The results indicated that the fair value of the asset group was below its carrying amount, leading to full impairment charges of $0.05 million for market-related intangible assets, $0.05 million for customer relationships, and $2.99 million for developed technologies.

As a result, no amortization or impairment charges have been recognized for the three and six months ended June 30, 2025.

Note 5 - Loans Receivable

The Company’s loans receivable, which is classified as held for sale as of June 30, 2025, is comprised of a commercial real estate loan and is stated at the lower of cost or fair value. As of June 30, 2025, and December 31, 2024, the loan is performing, with no allowance for credit losses recorded.

The following table summarizes the commercial real estate loans receivable balances:

	June 30, 2025	December 31, 2024
Commercial real estate loans receivable, gross	$385,642	$392,186
Allowance for credit losses	-	-
Transferred to held for sale	(385,642)	-
Commercial real estate loans receivable, net	-	392,186
Current portion	-	(13,332)
Non-current portion	$-	$378,854

The Company’s loan receivable was sold to PCCU in July 2025. The Company reflected this asset as held for sale in the condensed consolidated unaudited balance sheet.

See Note 18, Subsequent Events for the sale of the commercial real estate loan to PCCU

F-53

Note 6 - Indemnification Liability

As per the Amended PCCU CAA, see Note 8 Related Party, effective December 31, 2024, the Company no longer serves as a guarantor of credit losses to PCCU, accordingly the indemnity liability on loans funded by PCCU was reduced to $0 as of December 31, 2024.

Prior to the Amended PCCA CAA, PCCU funded loans through a third-party vendor. SHF earned the associated interest and paid PCCU a loan hosting fee at an annual rate of 0.35% of the outstanding loan principal funded and serviced by PCCU, and 0.25% of the outstanding loan principal serviced by SHF. SHF had agreed to indemnify PCCU for losses on certain PCCU loans. The indemnity liability reflected SHF management’s estimate of probable credit losses inherent under the agreement as of the balance sheet date.

The provision for loan losses (benefit) consists of the following activity for the three months ended June 30, 2025 and June 30, 2024:

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	Commercial real estate loans	Indemnity liability	Total	Commercial real estate loans	Indemnity liability	Total
Credit loss (benefit)	$-	$-	$-	$(248)	$(97,000)	$(97,248)

The provision for loan losses (benefit) consists of the following activity for the six months ended June 30, 2025 and June 30, 2024:

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Commercial real estate loans	Indemnity liability	Total	Commercial real estate loans	Indemnity liability	Total
Credit loss (benefit)	$-	$-	$-	$(1,890)	$(164,145)	$(166,035)

Note 7 - Revenue

The Company disaggregated revenue by type for the three and six months ended June 30, 2025 and June 30, 2024 is as follows:

	Three Months Ended June 30
	2025	2024
Account fee income	$1,009,730	$1,681,596
Loan interest income	555,971	1,836,092
Investment income	260,403	500,617
Safe Harbor Program income	19,230	19,230
Total	$1,845,334	$4,037,535

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	Six Months Ended June 30
	2025	2024
Account fee income	$2,082,195	$3,302,590
Loan interest income	1,096,193	3,472,848
Investment income	560,838	1,274,436
Safe Harbor Program income	38,460	38,460
Total	$3,777,686	$8,088,334

Account fee income is generated from businesses maintaining accounts with the Company’s financial institution partners and includes deposit account fees, account activity fees, and onboarding income. These fees are recognized periodically in accordance with the fee schedule established with financial institution partners. The Company also earns income from outsourced support services provided to financial institutions offering banking solutions to the cannabis industry, with revenue recognized based on usage as specified in the agreements.

Loan interest income includes interest earned on both direct loans and loans under the PCCU CAA, which were indemnified until December 31, 2024. Following the elimination of the indemnification liability upon the execution of the amended PCCU CAA on December 31, 2024, the indemnified status was removed. Under the Amended PCCU CAA, the Company’s interest income on all loans with PCCU has been calculated using a loan yield allocation formula that incorporates the Constant Maturity US Treasury Rate from the Federal Reserve’s website, along with a proprietary risk rating formula to determine the fee split between the Company and PCCU.

Investment income is derived from interest earned on the daily deposit balances of cannabis businesses held with the Company’s financial institution partners and is recognized monthly based on the average net daily deposit balance.

Revenue from PCCU is as follows:

	Three Months Ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Deposit, activity, onboarding income	$808,848	$1,206,922	$1,565,275	2,424,598
Investment income	260,387	435,238	552,823	1,166,663
Loan interest income	506,233	1,836,092	1,046,455	3,472,848
Total	$1,575,468	$3,478,252	$3,164,553	$7,064,109

F-55

Account fees associated from revenue from PCCU were recorded under general and administrative expenses in the unaudited condensed consolidated statements of operations.

	Three Months Ended		Six Months ended
	June 30,		June 30,
	2 025	2024	2025	2024
Account hosting fees	$288,232	$121,108	$591,744	$225,367
Investment hosting fees	-	117,620	-	277,721
Loan servicing fees	-	36,156	-	72,057
Total	$288,232	$274,884	$591,744	$575,145

Note 8 - Related Party Transactions

PCCU is considered a related party as it holds a significant ownership interest in the Company, is our most significant financial institution customer, serves as the Company’s sole lending financial institution, is the counterparty to the PCCU Note, and is where we maintain the majority of our deposits. The agreements between PCCU and the Company are as follows:

Commercial Alliance Agreement (the “PCCU CAA”)

On March 29, 2023, the Company and PCCU entered into the PCCU CAA, which was subsequently amended and restated on December 31, 2024. This agreement sets forth the terms and conditions of lending and account-related services, governing the relationship between the Company and PCCU. The PCCU CAA outlined the application, underwriting, loan approval, and foreclosure processes for loans issued by PCCU to CRBs (as defined below), as well as the loan servicing and monitoring responsibilities of both parties.

The PCCU CAA includes procedures to be followed in the event of a loan default to ensure that neither the Company nor PCCU takes title to, or possession of, any cannabis-related assets, including real property that may have served as collateral for loans funded by PCCU under the agreement. A default by either the Company or PCCU occurs in the event of bankruptcy, insolvency, or an inability to pay debts in the ordinary course of business. If a default occurs, no services will be provided under the agreement.

Under the PCCU CAA, PCCU had the right to receive monthly fees for managing loans. For SHF-serviced loans (CRB loans provided by PCCU but primarily handled by SHF), a yearly fee of 0.25% of the remaining loan balance was applied. For loans both financed and serviced by PCCU, a yearly fee of 0.35% on the outstanding balance was charged. These fees were calculated based on the average daily balance of each loan for the preceding month.

Additionally, until December 31, 2024, the Company was obligated under the PCCU CAA to indemnify PCCU from certain default-related loan losses, as fully defined in the agreement.

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Furthermore, the PCCU CAA outlined certain fees to be paid to the Company for specified account-related services, including cannabis-related income such as loan origination fees, interest income on CRB-related loans, participation fees, servicing fees, investment income, account activity fees, processing fees, and other revenue. These fees were set at $26.08-$28.69 in 2024.

Regarding CRB deposits held at PCCU, investment and interest income earned on these deposits (excluding interest income on loans funded by PCCU) was shared at a ratio of 25% to PCCU and 75% to the Company. Additionally, PCCU maintained its CRB-related deposits to total assets ratio at 60%, unless otherwise dictated by regulatory, regulator, or policy requirements. The initial term of the PCCU CAA was two years, with a one-year automatic renewal, unless either party provided a one hundred twenty-day written notice prior to the end of the term.

The Amended PCCU CAA extends the term through December 31, 2028, with automatic renewals every two years unless terminated with 12 months’ notice.

The key changes under the Amended PCCU CAA compared to the CAA include:

●	The indemnification obligations have been eliminated, meaning the Company is no longer required to indemnify PCCU for any loan-related losses under either the original or future agreements.

●	The prior fee structure has been replaced by an asset hosting fee structure. Previously, the Company paid various fees to PCCU, including per-account servicing, investment hosting, and loan servicing fees. Under the new structure, the Company will pay a fixed asset hosting fee calculated as 0.01 multiplied by the average daily balance of account relationships generated by the Company, divided by the number of days in the year, and multiplied by the number of days in the applicable month.

●	Provides the Company with all investment income earned on CRB funds invested on its behalf by PCCU, effectively eliminating the investment hosting fees that were previously payable.

●	The Company’s interest income on all loans with PCCU are now calculated using a loan yield allocation formula that incorporates the Constant Maturity US Treasury Rate from the Federal Reserve’s website, along with a proprietary risk rating formula to determine the fee split between the Company and PCCU. Before the amendment, the Company received the entire interest income from the loan and was responsible for paying loan servicing fees of 0.25% of the loan balance. The amendment removes the loan servicing fees and indemnification liability, while introducing the interest income split between the Company and PCCU.

●	There are penalties charged to the Company if it fails to maintain the agreed Loan-to-Share (LTS) Ratio. If the LTS Maximum (60%) is over for over 90 days, the asset hosting fee increases from 1.00% to 1.10% of the average daily balance (ADB) until compliance is restored. If the LTS Minimum (27.5%) is breached, the Company must pay a quarterly adjustment fee based on the shortfall. Additionally, if the LTS Ratio exceeds 100% for 90 days, the Company incurs an interest charge at the Federal Funds Rate + 120 bps, calculated daily and paid monthly.

As of June 30, 2025, the Company’s incremental loan capacity was approximately $6.2 million. The lending capacity limit is based upon an average 30 day CRB daily average related deposits.

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The following represents related party balances due from and owed with PCCU as of June 30, 2025 and December 31, 2024 that are on the balance sheet are as follows:

	June 30, 2025	December 31, 2024
Accounts receivable	$582,855	$968,023
Accounts payable	164,917	75,608
Senior Secured
Promissory Note, see Note 9	10,748,408	11,004,173

Of the $247,318 and $2,324,647 of cash and cash equivalents on June 30, 2025 and December 31, 2024, respectively, $235,993 and $2,202,895 of the cash and cash equivalents, respectively, were held in deposit accounts at PCCU.

Note 9- Senior Secured Promissory Note

The Senior Secured Promissory Note is as follows:

	June 30, 2025	December 31, 2024
Senior Secured Promissory Note -current	$-	$255,765
Senior Secured Promissory Note -long-term	10,748,408	10,748,408
Total	$10,748,408	$11,004,173

On March 29, 2023, the Company and PCCU entered into definitive transaction documents to settle and restructure the deferred obligation following the Business Combination under which the Company has issued the five-year Senior Secured Promissory Note (the “PCCU Note”) in the principal amount of $14,500,000 bearing interest at 4.25% and a Security Agreement. PCCU has a security interest in substantially all of the Company’s assets.

The PCCU Note amount was to be paid in 54 installments of $295,487 each, covering both principal and interest, starting from November 5, 2023. For the period between March 29, 2023, and October 5, 2023, the Company had paid only the interest portion.

On January 29, 2025, the Company and PCCU agreed to a Letter Agreement to defer principal payments on the PCCU Note for February and March 2025, with interest payments continuing. On March 1, 2025, the Company entered into the Amended PCCU Note, replacing the original note dated March 29, 2023, and the letter agreement. The Amended PCCU Note has a principal balance of $10,748,408, accruing interest at 4.25% annually, with interest-only payments until January 5, 2027, and full repayment by October 5, 2030. The agreement maintains PCCU’s first-priority security interest and on an annual basis a covenant for debt-service coverage ratio of 1.4 to 1.0.

On an annual basis, the Company is required to assess debt covenants. In the event of a payment default, and if such default is not cured within the applicable grace period, PCCU may exercise its rights under the security agreement, which could include accelerating the debt and pursuing remedies that could materially and adversely affect the Company’s operations and financial position.

The repayment schedule for the outstanding principal balance as on June 30, 2025, is as follows:

For The Year Ended December 31,	Amount
2025	$-
2026	-
2027	697,614
2028	790,592
2029	826,047
2030	8,434,155
Total	$10,748,408

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Note 10. - Leases

The Company has a non-cancellable operating lease for its corporate office space in Golden, Colorado which qualifies for capitalization under ASC 842 Leases. The Company did not renew the lease, for Little Rock, Arkansas location. As of June 30, 2025, the Golden, Colorado lease has a remaining term of approximately four years and includes an option to extend for up to ten additional years; however, the extension option is not recognized as part of the right-of-use asset as it is not reasonably certain to be exercised. The Company has elected not to capitalize leases with terms of one year or less. As of June 30, 2025, and December 31, 2024, the net right-of-use asset “ROU” recorded under the operating lease was $625,355 and $703,524, respectively, and the corresponding lease liability was $794,493 and $874,834, respectively.

The Company analyzes contracts above certain thresholds to identify leases and lease components. Lease and non-lease components are not separated for facility space leases. The Company uses its contractual borrowing rate to determine lease discount rates when an implicit rate is not available. Total lease cost for the three and six months ended June 30, 2025 and June 30, 2024, included in unaudited condensed consolidated statements of operations, is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating lease cost	$63,185	$64,198	$124,191	$133,635

The following represents the activity for the Company’s operating lease:

	June 30, 2025	December 31, 2024
ROU assets that are related to lease properties are presented as follows:
Beginning balance	$703,524	$859,861
Amortization charge for the period	(78,169)	(156,337)
Ending balance	$625,355	$703,524

Other information relating to the operating lease is as follows:

Weighted average remaining lease term in years	4.0	2.4
Weighted average discount rate	6.9%	6.9%

Future minimum lease payments as of June 30, 2025 and December 31, 2024 are as follows:

Year	June 30, 2025	December 31, 2024
2025	$109,143	$217,925
2026	222,275	222,275
2027	226,705	226,705
2028	231,216	231,216
2029	117,709	117,709
Total future minimum lease payments	907,048	1,015,830
Less: Imputed interest	112,555	140,996
Operating lease liabilities	794,493	874,834
Less: current portion	174,319	161,952
Non-current portion of lease liability	$620,174	$712,882

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Note 11 - Earnings Per Share

Basic net income (loss) per common share is calculated by dividing the net income attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. Diluted net income per share is computed by dividing the net income (attributable to common stockholders) by the weighted average number of common shares and potentially dilutive securities outstanding for the period. For the Company’s diluted income per share calculation, the Company uses the “if-converted method” method for preferred stock and convertible debt and the “treasury stock method” method for warrants and options. If the Company has a net loss, dilutive securities have been excluded from the computation of diluted net loss per share.

For The Three Months Ended June 30.	2025	2024
Net (loss) income	$(930,715)	$941,527
Weighted average shares outstanding – basic	2,826,468	2,771,550
Basic net (loss) income per share	$(0.33)	$0.34
Net (loss) income	$(930,715)	$941,527
Weighted average shares outstanding – diluted	2,826,468	2,824,273
Diluted net (loss) income per share	$(0.33)	$0.33

For the Six Months Ended June 30,	2025	2024
Net (loss) income	$(1,757,914)	$2,991,203
Weighted average shares outstanding – basic	2,806,841	2,766,086
Basic net (loss) income per share	$(0.63)	$1.08
Net (loss) income	$(1,757,914)	$2,991,203
Weighted average shares outstanding – diluted	2,806,841	2,818,809
Diluted net (loss) income per share	$(0.63)	$1.06

Weighted Average Shares Calculation – Basic	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Weighed average shares	2,826,468	2,771,550	2,806,841	2,766,086

Weighted Average Shares Calculation – Diluted	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Shares used in computation of basic (loss) income per share	2,826,468	2,771,550	2,806,841	2,766,086
Shares to be issued to Abaca shareholders	-	37,500	-	37,500
Restricted stock	-	10,783	-	10,783
Conversion of preferred stock	-	4,440	-	4,440
Total	2,826,468	2,824,273	2,806,841	2,818,809

Certain share-based equity awards and warrants were excluded from the computation of dilutive earnings per share because inclusion of these awards would have had an anti-dilutive effect. The following table reflects the awards that were excluded.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Shares to be issued to Abaca shareholders	37,500	-	37,500	-
Stock options	160,841	114,204	160,841	114,204
Restricted stock	1,448		1,448
Conversion of preferred stock	4,440		4,440
Warrants	639,329	639,329	639,329	639,329
Total	843,558	753,533	843,558	753,533

Excluded from the computation of income (loss) per share is the Series A Convertible Preferred Stock. The shareholders are entitled to receive dividends on shares of Series A Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series A Convertible Preferred Stock.

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Note 12 - Forward Purchase Agreement

On June 16, 2022, the Company entered into a Forward Purchase Agreement (“FPA”) with Midtown East Management NL, LLC (“Midtown East”), which subsequently assigned obligations to purchase in aggregate 190,243 shares of Common Stock each to Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”) through assignment and novation agreements (collectively the “FPA Holders”). Under the FPA, the FPA Holders agreed not to exercise their stock redemption rights in exchange for $7.6 million payable in stock or cash at the option of the Company on or before September 28, 2025 (the “FPA Liability”). The current value of the FPA Liability is reflected on the unaudited condensed consolidated balance sheet as the “forward purchase derivative liability,” and is reduced by certain pre-maturity sales of the Common Stock executed by the FPA Holders.

The FPA provides the Company with the right to receive the Reset Price, which is $25.00 per share as of June 30, 2025, if the FPA Holders elect to sell their shares prior to the agreement’s maturity on September 28, 2025. Upon sale, the FPA Holders are required to remit the Reset Price per share sold to the Company, and they retain any proceeds in excess of the Reset Price. If the shares are not sold before maturity, the Company will receive the shares back. The Company does not have control over the timing of any share sales and does not share in any price appreciation.

The Reset Price is subject to monthly downward adjustment to the lowest of (a) the prior Reset Price, (b) $200.00, and (c) the volume-weighted average price (“VWAP”) of the Company’s shares over the ten most recent trading days of the prior month, but not below $100.00. Additionally, if the Company issues shares or convertible securities at a price lower than the then-current Reset Price, the Reset Price is adjusted to match that lower offering price. As of June 30, 2025, the Reset Price is $25.00.

If the FPA Holders sell shares prior to maturity, the Company will receive $25.00 per share sold. On March 31, 2025, the Company’s stock closed at $4.2945 per share. No shares have been sold by the FPA Holders during the six months ended June 30, 2025. Management now believes it is highly improbable that the FPA Holders will sell any shares prior to the September 28, 2025, settlement date, as selling is not in their best interest. During the three months ended March 31, 2025, the Company reclassified the forward purchase receivable balance to additional paid-in capital, as the arrangement met the conditions for equity classification under ASC 815-40 and ASC 480.

The reconciliation statement of the Common Stock held by the FPA holders is as follows:

	Vellar		Midtown East		Verdun		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
As on December 31, 2024	48,560	$1,214,005	75,896	$1,897,405	58,912	$1,472,811	183,368	$4,584,221
Less: Shares sold during the six months ended June 30, 2025	-	-	-	-	-	-	-	-
Less: Reclassification to additional paid-in capital for the six months ended June 30, 2025	-	(1,214,005)	-	(1,897,405)	-	(1,472,811)	-	(4,584,221)
Total	48,560	$-	75,896	$-	58,912	$-	183,368	$-

Note 13 -Warrant Liabilities

Public and Private Placement Warrants

As of June 30, 2025, and December 31, 2024, the Company had 287,500 public warrants and 13,205 private placement warrants, outstanding, respectively, each with an adjusted exercise price of $230 per share.

The public and private placement warrants may only be exercised for a whole number of Common Stock.

The public and private placement warrants are exercisable and expire on September 28, 2027, or earlier upon redemption or liquidation.

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No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Redemption of warrants will become effective when the price per share of Common Stock equals or exceeds $360.00, per share. Once the warrants become redeemable, the Company may redeem the warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $360.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and certain issuances of Common Stock and equity-linked securities) for any 20 trading days within a 30-trading day period commencing no earlier than the date the warrants become exercisable and ending on the third business day before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrant becomes redeemable by the Company, the Company may exercise its redemption rights; this is also the case if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for the issuance of Common Stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

The private placement warrants are identical to the public warrants, except that the private placement warrants and the Common Stock issuable upon the exercise of the private placement warrants were not transferable, assignable or saleable, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

PIPE Warrants

As of June 30, 2025 and December 31, 2024, the Company had 51,125 PIPE warrants outstanding.

The PIPE warrants have an adjusted exercise price of $100.00 per share of Common Stock to be paid in cash except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants are exercisable for a period of five years following the Closing, or September 28, 2027. After the exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Common Stock within a specified period of time.

Abaca Warrants

As of June 30, 2025, and December 31, 2024, the Company had 250,000 Abaca warrants to purchase common stock.

F-62

The 250,000 Abaca warrants have an exercise price of $40.00 per share of Common Stock to be paid in cash. An Abaca Warrant may be exercised only during the period commencing 1 year of the Effective Date and terminating five (5) years from the effective date of the registration statement. The Company may, in its sole discretion, settle the Abaca Warrant when exercised, in whole or in part, in cash in lieu of issuing shares of common stock underlying the Warrant. The Company may elect to pay the Registered Holder in cash in the amount equal to the difference between the fair market value of the Company’s Common Stock on the date of exercise and the warrant price of $40.00 multiplied by the number of shares of Common Stock. The Company commits to promptly registering shares of Common Stock issued upon Abaca Warrant exercises if required by law, ensuring these shares can be sold without restrictions. This registration must be filed within 45 days of receiving a notification of such a requirement, with failure to do so constituting a default. The Company will endeavor to keep the registration effective until the Warrants expire. If the registration is not effective within one year, Abaca Warrant holders may exercise their Warrants on a cashless basis, receiving shares based on a defined fair market value calculation. This process aims to facilitate the straightforward and lawful exercise of the Abaca Warrants, ensuring the shares issued are readily tradable without the need for restrictive legends.

Note 14 - Financial Instruments

The Company uses fair value measurements to record adjustments to certain financial assets and liabilities on a recurring basis. The Company may be required to record certain assets at fair value on a nonrecurring basis in specific circumstances, such as evidence of impairment. Methodologies used to determine fair value might highly be subjective and judgmental in nature; therefore, valuations may not be precise. If the Company determines that a valuation technique change is necessary, the change is assumed to have occurred at the end of the respective reporting period.

There were no assets or liabilities recorded at fair value on a nonrecurring as of June 30, 2025 and December 31,2024

The following tables present the carrying amounts and fair values of financial instruments on a non-recurring basis, by the level of valuation inputs in the fair value hierarchy, as of June 30, 2025 and December 31, 2024:

	June 30, 2025
	Carrying amount	Fair value	Fair value measurement using
			Level 1	Level 2	Level 3
Assets
Cash	$247,318	$247,318	$247,318	$-	$-
Assets held for sale	385,642	384,527	384,527	-	-
Liabilities
Deferred consideration	3,131,303	3,131,303	3,131,303	-	-
Senior Secured Promissory note	10,748,408	6,063,400	-	-	6,063,400
Public warrants	6,354	6,354	6,354	-	-
Private placement warrants	384	384	-	-	384
PIPE Warrants	4,440	4,440	-	-	4,440
Abaca Warrants	95,073	95,073			95,073
Third anniversary payment consideration	87,000	87,000	-	-	87,000
Forward purchase derivative	7,309,580	7,309,580	-	-	7,309,580

	December 31, 2024
	Carrying amount	Fair value	Fair value measurement using
			Level 1	Level 2	Level 3
Assets
Cash	$2,324,647	$2,324,647	$2,324,647	$-	$-
Forward purchase agreement	4,584,221	4,584,221	4,584,221	-	-
Loans	360,552	359,505	-	-	359,505
Liabilities
Deferred consideration	3,016,343	3,016,343	3,016,343	-	-
Senior Secured Promissory note	11,004,173	10,221,652	-	-	10,221,652
Public warrants	246,445	246,445	246,445	-	-
Private placement warrants	9,632	9,632	-	-	9,632
PIPE Warrants	79,512	79,512	-	-	79,512
Abaca Warrants	1,024,900	1,024,900	-	-	1,024,900
Third anniversary payment consideration	322,000	322,000	-	-	322,000
Forward purchase derivative	7,309,580	7,309,580	-	-	7,309,580

The change in the liability measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value are presented in the following table:

	For the Six Months Ended June 30, 2025
	PIPE Warrants	Abaca Warrant	Private Placement Warrants	Third anniversary payment consideration	Forward Purchase Derivative
Balance, January 1, 2025	$79,512	$1,024,900	$9,632	$322,000	$7,309,580
Fair value adjustment	(75,072)	(929,827)	(9,248)	(235,000)	-
Balance, June 30, 2025	$4,440	$95,073	$384	$87,000	$7,309,580

	For the Year ended December 31, 2024
	PIPE Warrants	Abaca Warrant	Private Placement Warrants	Third anniversary payment consideration	Forward Purchase Derivative
Balance, January 1, 2024	$273,124	$3,384,085	$25,070	$810,000	$7,309,580
Fair value adjustment	(193,612)	(2,359,185)	(15,438)	(488,000)	-
Balance, December 31, 2024	$79,512	1,024,900	9,632	$322,000	$7,309,580

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As of June 30, 2025 and on December 31, 2024, the fair market of the private placement warrants, PIPE warrants, and Abaca warrants were based on Black-Scholes Merton option pricing model. As of June 30, 2025, the fair market value of the Abaca third anniversary payment consideration was determined using a Monte Carlo Simulation. The valuation was performed by the Company as of June 30, 2025, and by a third-party prior for prior periods.

During the three and six months ended June 30, 2025, and June 30, 2024, there were no changes in the classification of financial instruments within Level 2 and Level 3 of the fair value hierarchy.

The following table provides quantitative information regarding Level 3 fair value measurements inputs as it relates to the private placement warrants, public warrants, third anniversary payment consideration and Abaca warrants as of their measurement dates:

	June 30, 2025			December 31, 2024
	PIPE Warrants	Private Warrants	Third Anniversary Payment Consideration	Abaca Warrants	PIPE Warrants	Private Warrants	Third Anniversary Payment Consideration	Abaca Warrants
Exercise price	$100.00	230.00	-	40.00	$100.00	230.00	-	40.00
Share Price	$2.17	$2.17	$2.17	$2.17	$9.00	$9.00	$9.00	$9.00
Expected term (years)	2.3	2.3	0.3	3.3	2.74	2.74	0.76	3.84
Volatility	113.3%	113.3%	82.8%	104.3%	103.00%	103.00%	103.00%	103.00%
Risk-free rate	3.7%	3.7%	3.7%	3.7%	4.26%	4.26%	4.26%	4.33%

The forward purchase derivative liability fair value, as of June 30, 2025, and December 31, 2024, was based upon the additional consideration payment of $40 per share and 183,369 shares due the holders. The reset price is $25 per share and there is a remote chance that the Company’s stock will be higher than such price.

Note 15 - Income Taxes

As of June 30, 2025, and December 31, 2024, the Company has net operating loss “NOL” of approximately $22.9 million and $20.4 million, respectively. The Company has fully reserved its deferred tax assets of $44.9 million and $44.4 million as of June 30, 2025, and December 31, 2024, respectively. The NOL can be carried forward indefinitely but limited to offset 80% of taxable income.

Pursuant to Section 382 of the Internal Revenue Code, changes in the Company’s ownership may limit the amount of its NOL carryforwards that could be utilized annually to offset future taxable income, if any. This limitation would generally apply in the event of a cumulative change in ownership of the Company of more than 50% within a three-year period. The Company has not performed a NOL limitation study. All of the Company’s income tax returns are subject to examination by the taxing authorities.

The Company recognizes income tax benefits from uncertain tax positions where the realization of the ultimate benefit is uncertain. As of both December 31, 2024 and June 30, 2025, the Company has no unrecognized income tax benefits.

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Note 16 - Stockholders’ Deficit

The Board of Directors of the Company approved a reverse stock split of the Company’s Common Stock at a ratio of 1-for-20 shares, that became effective on March 14, 2025.

Preferred Stock

The Company is authorized to issue 1,250,000 shares of preferred stock, with a par value of $0.0001 per share, with such designation rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of June 30, 2025, there were 111 shares of Convertible Preferred Stock issued and outstanding, and there were 111 shares of Convertible Preferred Stock issued and outstanding on December 31, 2024. The holders of preferred stock shall be entitled to receive, and the Company shall pay, dividends on shares of preferred stock equal (on an as-if-converted-to-Class-A-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on the preferred stock. The terms of the preferred stock provide for an initial conversion price of $200.00 per share of Common Stock, which conversion price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Common Stock issuable upon conversion of the preferred stock to the lower of the Conversion Price and the greater of (i) 80% of the volume weighted average price of the Common Stock for the prior five trading days and (ii) $50.00 (the “Floor Price”), provided that, so long as a preferred stock holders continues to hold any preferred shares, such preferred stock holder will be entitled to receive the aggregate shares of Common Stock that would be issuable based upon its initial purchase of preferred stock at the adjusted Conversion Price. Additionally, on January 25, 2023, at a special meeting of the Company’s stockholders, the stockholders approved a reduction in the floor conversion price of the outstanding preferred stock from $40.00 per share to $25.00 per share.

Common Stock

The Company is authorized to issue up to 130,000,000 shares of Common Stock, with a par value of $.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each share. As of June 30, 2025 and December 31, 2024, there were 2,826,648 and 2,783,667 shares of Common Stock issued and outstanding, respectively. As of June 30, 2025 and December 31, 2024, 183,369 shares of Common Stock are held by the purchasers under the Forward Purchase Agreement dated June 16, 2022, by and among the Company and such purchasers.

2022 Equity Incentive Plan

The 2022 Equity Incentive Plan “the Plan” was approved by the Company’s stockholders on June 28, 2022. The 2022 Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock units, stock bonus awards, and performance compensation awards. The Company has not issued stock appreciation rights, restricted stock, stock bonus awards, or performance compensation awards in the six months ended June 30, 2025 and June 30, 2024. As of June 30, 2025, a total of 351,857 shares of common stock were authorized for issuance under the Company’s Plan, of which 179,884 shares remained available for future issuances. See Note 18, Subsequent Events, for a discussion on changes to the authorized shares under the Plan approved at the July 8, 2025, annual general meeting and stock options granted to the Audit Committee chairmen.

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Stock Options

Stock options are awarded to encourage ownership of the Company’s Common Stock by employees and to provide incentives for employees to render services and to exert maximum effort for the success of the Company. The Company’s incentive stock options generally permit net-share settlement upon exercise. The option exercise price, vesting schedule and exercise period are determined for each grant by the administrator (person appointed by board to administer the stock plans) of the applicable plan. The Company’s stock options generally have a 10-year contractual term.

The assumptions used to determine the fair value of options granted in the six months ended June 30, 2025 using the Black-Scholes-Merton option model are as follows:

Dividend yield	-%
Risk-free interest rate	4.0 to 4.5%
Expected volatility	93.4 to 105.1%
Expected term in years	5.0 to 6.0

The assumptions used to determine the fair value of options granted in the six months ended June 30, 2024 using the Black-Scholes-Merton model are as follows:

Dividend yield	-%
Risk-free interest rate	3.62 to 4.23%
Expected volatility	100%
Expected term in years	6 to 6.5

A summary of the Company’s stock option activities and related information for the six months ended June 30, 2025 is as follows:

Stock Option	No. of Stock Option	Weighted-Average Grant Date Fair Value Per Stock Option	Weighted-Average Remaining Contractual Life (in Years)
Balance, January 1, 2025	105,090	$98.6	7.8
Granted	150,934	7.8	9.7
Forfeited	(95,183)
Balance, June 30, 2025	160,841	$32.7	9.0
Vested and expected to vest June 30, 2025	160,841	$32.7	9.0

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The following options were outstanding as of June 30, 2025, at their respective exercise price:

Exercise Price Options Outstanding	June 30, 2025
$2.22	23,781
$6.30	5,731
$6.40	7,326
$8.00	32,700
$9.68	46,512
$31.20	10,466
$62.54	6,825
$133.40	27,500
Total	160,841

Stock compensation expense recognized for stock options for the three and six months ended June 30, 2025 was $23,666 and $764,914 Stock compensation expense recognized for stock options for the three and six months ended June 30, 2024 was $516,659 and $1,114,467, respectively.

As of June 30, 2025, there was $261,971 of unrecognized stock compensation expense related to stock options. The unrecognized compensation expense is expected to be recognized over a weighted-average period of approximately 1.8 years based on vesting under the award service conditions.

Restricted Stock Units (“RSUs”)

A summary of the Company’s RSU activities and related information for the six months ended June 30, 2025 is as follows:

Restricted Stock Units	No. of RSU	Weighted-Average Grant Date Fair Value Per RSU	Weighted-Average Remaining Contractual Life (in Years)
Balance, January 1, 2025	8,583	$26.20	1.0
Exercised	(4,292)
Forfeited	(2,843)
Balance, June 30, 2025	1,448	$26.20	0.5

Stock compensation expense for RSU for the three and six months ended June 30, 2025 was $(2,702) $ and $21,550, respectively. Stock compensation expense for RSU for the three and six months ended June 30, 2024, was $35,478 and $70,955, respectively.

For the six months ended June 30, 2025 and June 30, 2024, the Company completed a net share settlement for 4,292 and 5,392, restricted shares on behalf of certain employees that participate in the Plan upon the vesting of the restricted shares pursuant to the terms of the Plan, respectively.  The net share settlement was in connection with income taxes incurred on restricted shares that vested and were transferred to the employees during the six months ended June 30, 2025 and June 30, 2024 which created taxable income for the employees.  At the employees’ request, the Company has paid these taxes on behalf of the employees in exchange for the employees returning an equivalent value of restricted shares to the Company.  These transactions resulted in a decrease of $12,771 and $49,802 for the six months ended June 30, 2025 and June 30, 2024, to shareholders’ deficit on the unaudited consolidated balance sheets as the cash payment of the taxes effectively was a repurchase of the restricted shares granted in previous years.

As of June 30, 2025, there was $19,098 of unrecognized stock compensation expense related to RSU. This unrecognized compensation expense is expected to be recognized over a weighted-average period of approximately six months based on vesting under the award service conditions.

Note 17- Commitments and Contingencies

Contractual Commitments

The Company has an employment agreement with its Chief Executive Officer. Under the terms of the agreement, if the contract is not renewed or is terminated without cause, the Company is obligated to pay severance equal to the CEO’s then-current annual base salary, which is $360,000 as of June 30, 2025. The agreement also provides for an annual cash bonus opportunity of up to 100% of base salary, and for long-term incentive compensation, the terms of which are to be determined by the Board of Directors.

The Company is party to contractual obligations, including lease liabilities related to operating leases, and stipulated cash bonus arrangements with employees. These obligations are time-based and are reflected in the accompanying unaudited condensed consolidated financial statements. The Company expects to meet these commitments in the ordinary course of business.

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Nasdaq Listing Compliance

The Company does not comply with the Nasdaq Capital Market “Nasdaq” continued listing standards. Furthermore, the Company does not meet the alternative criteria for continued listing, which are based on the market value of listed securities or net income from continuing operations. On April 7, 2025, the Company received a notice from Nasdaq indicating that it no longer meets the continued listing requirements. Specifically, the Company’s stockholders’ equity is below the minimum required stockholders’ equity of $2.5 million as stipulated by Nasdaq’s Listing Rule 5550(b)(1). A compliance plan was submitted to Nasdaq on May 22, 2025; Nasdaq confirmed receipt of our compliance plan but has provided no additional commentary as of the date of issuance of the financial statements. Management is making progress towards regaining compliance, however, there is no assurance that Management will be successful.

There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with Listing Rule 5550(b)(1) or maintain compliance with any other Nasdaq requirement in the future.

Legal and Related Matters

The Company is involved in, or has been involved in, arbitrations or various other legal proceedings that arise from the normal course of its business. The ultimate outcome of any litigation is uncertain, and either unfavorable or favorable outcomes could have a material impact on the Company’s results of operations, balance sheets and cash flows due to defense costs, and divert management resources. The Company cannot predict the timing or outcome of these claims and other proceedings. With respect to the cases described below, the Company evaluates the associated developments on a regular basis and accrues a liability when we believe a loss is probable and the amount can be reasonably estimated.

Abaca legal case in Denver

On October 17, 2024, the Company filed a declaratory judgment action in the Denver County District Court, Case No. 2024CV33187, against Daniel Roda, Gregory W. Ellis, and James R. Carroll (the “Defendants”), each of whom is a former shareholder of Rockview Digital Solutions, Inc. (d/b/a Abaca), which the Company acquired in October 2022. The action relates to a $3.0 million contingent merger consideration payment due under the merger agreement and its subsequent amendments. The Company initiated litigation to clarify the appropriate party authorized to receive the payment following internal disputes among the former Abaca shareholders.

On November 21, 2024, the Company deposited the $3.0 million payment into the registry of the Denver County District Court in accordance with a court-approved motion, and the funds remain held by the court pending resolution of the dispute.

On December 19, 2024, the Defendants filed a counterclaim against the Company alleging breach of contract and related causes of action, and a third-party claim was asserted against a member of the Company’s board of directors. As of the date of these financial statements, no trial date has been set, and the case remains in the pleading stage.

On January 16, 2025, the Company filed a motion to dismiss all counterclaims filed against the Company.

On April 18, 2025, the District Court for the City and County of Denver, Colorado (i) dismissed Gregory W. Ellis as a counter-plaintiff and third-party plaintiff because Mr. Ellis lacked standing to bring any claim, and (ii) denied a third-party’s request to intervene in the litigation. The remainder of the case will proceed to the discovery phase of litigation.

The Company is vigorously defending against the counterclaims and continues to monitor the proceedings and potential financial exposure. Based on the current status of the litigation, and in consultation with legal counsel, the Company has determined that no accrual for loss is required under ASC 450-20 as of June 30, 2025.

The Company made a settlement offer to a former employee related to certain employment matters and accrued $300,000 as of March 31, 2025. The settlement offer was accepted and finalized in the third quarter of 2025. Under the terms of the agreement the Company will pay $100,000 in cash over a 12-month period beginning in the third quarter of 2025. In addition, the Company issued 89,308 shares of Common Stock to the former employee, representing a $200,000 portion of the total settlement. Accordingly, in the third quarter of 2025, the Company expects to reduce the accrued liability by $200,000 to reflect the settlement of that portion through equity issuance.

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Note 18 - Subsequent Events

The Company has evaluated events and transactions subsequent to June 30, 2025, through the date the unaudited condensed consolidated financial statements were issued. Except as disclosed in the unaudited condensed consolidated financial statements previously and items below, there are no other events to report:

On July 7, 2025, in connection with the settlement with a former employee for $300,000, the Company issued 89,308 Common Stock, valued at $200,000, or $2.24 per share, see Note 17 Commitments and Contingencies.

On July 8, 2025, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated – 2022 Equity Incentive Pan (the “Plan”), which amended the Plan to (i) increase the number of shares that may be issued under the Plan from 351,857 to 626,749, (ii) provide for the annual automatic increase of such reserve in order to maintain an authorized amount of 15% of the total outstanding shares, and (iii) provide for an automatic increase of such reserve in the event of a Dilution Event (as defined in the Plan) in order to maintain an authorized amount of 10% of the total outstanding shares.

On July 31, 2025, Company entered into a purchase loan agreement with PCCU, for the sale of a $385,642 loan receivable recognized as an asset held for sale in the unaudited condensed consolidated balance sheet as on June 30, 2025. On July 31, 2025, the Company received $384,527 from PCCU.

In July 2025, the One Big Beautiful Bill Act (“OBBBA”) was signed into law, which enacts significant changes to U.S. tax and related laws. Some of the provisions of the new tax law affecting corporations include, but are not limited to, current deduction of domestic research expenses, increasing the limit of the interest expense deduction to thirty percent of EBITDA, and one hundred percent bonus depreciation on eligible property acquired after January 19, 2025. The Company is currently evaluating the impact the new tax law will have on its financial condition and results of operations. Preliminarily, the Company does not anticipate a change to its effective income tax rate and its net deferred federal income tax assets as the Company maintains a full valuation allowance. The impact of the tax law changes from the OBBBA will be included in the Company’s financial statements beginning in the quarter ending September 30, 2025.

On August 7, 2025, the Board of Directors of the Company approved a grant of stock options to its Audit Committee Chair for 53,144 shares of common stock at an exercise price of $2.40 per share. The stock options vests immediately. Additionally, the Board of Directors approved a grant of stock options to Terrence Mendez for 91,751 shares of common stock at an exercise price of $2.40 per share. The stock option vests 100% on upon the Company’s successful completion of an equity financing that results in gross proceeds to the Company of at least $4 million.

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On August 27 and September 9, 2025, the Company issued Convertible Promissory Notes totaling $687,500, which were exchanged on September 30, 2025 for 825 shares of Series B Convertible Preferred Stock and related warrants.

On September 17, 2025, the Company entered into a Common Stock Purchase Agreement with CREO Investments LLC permitting sales of up to the lesser of $150 million of Class A common stock or 582,899 shares (19.99% of outstanding shares), subject to Nasdaq rules. The agreement was amended on September 30, 2025 to apply 25% of proceeds toward redemption of Series B Preferred Stock.

On September 30, 2025, the Company entered into a Securities Purchase Agreement to issue 31,052 shares of Series B Preferred Stock and warrants to purchase 1,999,544 shares of common stock for aggregate consideration of approximately $28.8 million, including $6.3 million in cash. Certain directors and officers participated, subject to stockholder approval.

Also on September 30, 2025, the Company (i) exchanged $10.7 million of debt owed to Partner Colorado Credit Union for 13,436 shares of Series B Preferred Stock and warrants to purchase 865,200 shares of common stock, and (ii) terminated its Forward Purchase Agreement through issuance of 5,002 shares of Series B Preferred Stock and warrants to purchase 322,111 shares of common stock..

On October 14, 2025, the Series B Warrants were amended and restated to correct the exercisability date and changed it from six months and one day after the Issuance Date (as defined in the Series B Warrant) to six months and one day after the Applicable Date (as defined in the Series B Warrant). There were no other changes to the Series B Warrant.

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SHF HOLDINGS, INC.

52,280,646 Shares of Class A Common Stock

Prospectus

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$26,713.83
Legal fees and expenses	311,000.00
Accounting fees and expenses	29,000
Transfer agent fees and expenses	3,500
Miscellaneous fees and expenses	45,000.00
Total	$415,213.83

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

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Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, liabilities, fines, penalties and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

On August 27, 2025, the Company closed an offering of Convertible Promissory Notes (the “Notes”) that were issued to certain accredited investors with a maturity date of September 9, 2026, a 20% original issue discount and an aggregate principal sum of $562,500. On September 9, 2025, the Company issued an additional Note to an accredited investor (the “Investor”) in the principal sum of $125,000 (the “September Note”). The September Note is identical to the Notes.

On September 30, 2025, the Company entered into a Securities Purchase Agreement (the “Series B SPA”) with the investors party thereto (the “Buyers”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell to the Buyers an aggregate of 31,052 shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”) and related warrants (the “Series B Warrants”) initially to acquire an aggregate of 1,999,544 shares of the Company’s Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events. The exercise price per warrant share is $7.7644, subject to adjustment as provided therein. Subject to the terms of the Warrant, each Warrant is exercisable at any time on or after the six month and one day anniversary of the Applicable Date (as defined in the Series B SPA). The Warrants expire upon the third anniversary of such Initial Exercisability Date. Subject to the terms and conditions of the Certificate of Designation (as defined below), the Series B Preferred Stock is convertible immediately upon issuance, and the conversion price is $7.7644 per share, subject to adjustment as provided therein. The aggregate purchase price paid by the Buyers to the Company pursuant to the Series B SPA was approximately $28.8 million, resulting in approximately $6.3 million in additional cash to the Company. This purchase price includes certain Buyers that paid for the securities acquired pursuant to the Series B SPA, in whole or in part, by (i) cancelling outstanding Indebtedness (as defined in the Series B SPA) or securities of the Company, (ii) cancelling amounts owed to such Buyer by the Company, and/or (iii) transferring assets, including third-party securities, to the Company. Certain members of the Company’s management and board participated in the transaction as Buyers, however the issuance to such members of management of the shares of Common Stock underlying the Series B Preferred Stock and Warrants is subject to stockholder approval under Nasdaq Listing Rule 5635(c). The Company received net proceeds of approximately $6.1 million in connection with the transactions contemplated by the Series B SPA.

On September 30, 2025, the Company entered into a Debt Cancellation Agreement (the “Debt Cancellation Agreement”) with Partner Colorado Credit Union (“PCCU”). As previously disclosed, the Company and PCCU entered into a Senior Secured Promissory Note and Security Agreement (the “Loan Agreements”) on March 29, 2023 whereby PCCU agreed to make loans to the Company in the aggregate principal amount of $14.5 million. Pursuant to the terms of the Debt Cancellation Agreement, the outstanding principal amount of all loans made to the Company under the Loan Agreements, or approximately $10.7 million, was deemed repaid and the obligations of the Company represented thereby with respect to such principal amount was deemed to be satisfied in full and cancelled in exchange for 13,436 shares of Company’s Series B Preferred Stock and a Series B Warrant to purchase 865,200 shares of Stock, subject to adjustment as provided in the Series B Warrant.

On September 30, 2025, the Company entered into Exchange and Cancellation Agreements (each, an “Exchange and Cancellation Agreement”) with each of Verdun Investments LLC (“Verdun”), Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”), and Midtown East Management NL,LLC (“Midtown” and, together with Verdun and Vellar, the “Sellers”). As previously disclosed, on June 16, 2022 the Company and Midtown entered into a Forward Purchase Agreement (the “FPA”), which was subsequently assigned by Midtown to each of Vellar and Verdun. Pursuant to the terms of the Exchange and Cancellation Agreement, the Company issued a certain number of shares of Series B Preferred Stock and Warrants to the Sellers in exchange for each Seller agreeing to irrevocably cancel, waive and forego all of its rights under the FPA and to terminate the FPA. The Company issued (i) 1,607 shares of Series B Preferred Stock and a Warrant to purchase 103,485 shares of Common Stock to Verdun, (ii) 2,070 shares of Series B Preferred Stock and a Warrant to purchase 133,301 shares of Common Stock to Midtown, and (iii) 1,325 shares of Series B Preferred Stock and a Warrant to purchase 85,325 shares of Common Stock to Vellar. The number of shares of Common Stock purchasable under the Warrants is subject to adjustment as provided therein.

On September 30, 2025, the Notes were exchanged for an aggregate of 825 shares of Series B Preferred Stock and Series B Warrants to purchase an aggregate of 53,127 shares of Common Stock, subject to adjustment as provided in the Series B Warrant.

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Item 16. Exhibits.

No.	Description of Exhibit
2.1 †	Unit Purchase Agreement dated February 11, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 14, 2022).
2.2	First Amendment to Unit Purchase Agreement dated September 19, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2022).
2.3	Second Amendment to Unit Purchase Agreement dated September 22, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 23, 2022).
2.4	Third Amendment to Unit Purchase Agreement dated September 28, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 29, 2022).
2.5†	Agreement and Plan of Merger, dated October 29, 2022, by and among SHF Holdings, Inc., Merger Sub I, Merger Sub II, Rockview Digital Solutions, Inc. d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of Abaca security holders (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on October 31, 2022).
2.6	Amendment to Agreement and Plan of Merger, dated November 11, 2022, by and among SHF Holdings, Inc., Merger Sub I, Merger Sub II, Rockview Digital Solutions, Inc. d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of the Abaca security holders (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on November 15, 2022).
2.7	Second Amendment to Agreement and Plan of Merger, dated October 26, 2023, by and among SHF Holdings, Inc., Merger Sub I, Merger Sub II, Rockview Digital Solutions, Inc. d/b/a Abaca and Dan Roda, solely in such individual’s capacity as the representative of the Abaca security holders (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on October 27, 2023).
2.8	First Amendment to Second Amendment to Agreement and Plan of Merger, Warrant Agreement, and Lock-up Agreement dated February 27, 2024 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on March 4, 2024).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on September 29, 2022).
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed March 20, 2025.
3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1, filed on June 2, 2021).
3.4	Certificate of Designation of Series B Preferred Stock of SHF Holdings, Inc., dated September 30, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on October 3, 2025).

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4.7	Description of Registered Securities (incorporated by reference to Exhibit 4.6 of the Company’s Annual Report on Form 10-K, filed on April 1, 2024).
5.1*	Opinion of Duane Morris LLP.
10.13	Amended and Restated Commercial Alliance Agreement, dated December 30, 2024, between the Company and Partner Colorado Credit Union (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on January 7, 2025).
10.15	Amended and Restated - 2022 Equity Incentive Plan (incorporated by reference to Exhibit 3 of the Company’s Annual Report on Form 10-K, filed on April 1, 2024).
10.16	Form SHF Holdings, Inc. Stock Option Agreement (incorporated by reference to Exhibit 4 of the Company’s Annual Report on Form 10-K, filed on April 1, 2024).
10.17	Form of SHF Holdings, Inc. Restricted Stock Unit Agreement (incorporated by reference to Exhibit 5 of the Company’s Annual Report on Form 10-K, filed on April 1, 2024).
10.18	Security Agreement, dated March 29, 2023, by and between the Company and Partner Colorado Credit Union (incorporated by reference to Exhibit 3 of the Company’s Quarterly Report on Form 10-Q, filed May 15, 2023).
10.20	Letter Agreement dated January 29, 2025 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K, filed on February 3, 2025).
10.21	Amendment to Employment Agreement, dated April 2, 2024, between the Company and James Dennedy (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 8, 2024).
10.22	Amendment to Employment Agreement, dated April 2, 2024, between the Company and Donald Emmi (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 8, 2024).
10.23	Amendment to Employment Agreement, dated August 1, 2024, between the Company and Sundie Seefried (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 4, 2024).
10.24	Amendment to Employment Agreement, dated August 1, 2024, between the Company and Dan Roda (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 27, 2024).
10.25	Amendment to Employment Agreement, dated August 1, 2024, between the Company and Tyler Beuerlein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on August 27, 2024).
10.26	Executive Employment Agreement, dated January 21, 2025, between the Company and Terrance Mendez (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 27, 2025).
10.27	Common Stock Purchase Agreement, dated September 17, 2025, between the Company and CREO Investment LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 23, 2025).
10.28	Registration Rights Agreement, dated September 17, 2025, between the Company and CREO Investment LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 23, 2025).
10.29	Amendment No. 1 to Common Stock Purchase Agreement, dated September 30, 2025, by and between SHF Holdings, Inc. and CREO Investments LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed on October 3, 2025).
10.30	Form of Securities Purchase Agreement, dated September 30, 2025, by and between SHF Holdings, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 3, 2025).
10.31	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on October 3, 2025).
10.32	Form of Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on October 3, 2025).
10.33	Debt Cancellation Agreement, dated September 30, 2025, by and between SHF Holdings, Inc. and Partner Colorado Credit Union (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on October 3, 2025).
10.34	Form of Exchange and Cancellation Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on October 3, 2025).
10.35	Form of Amendment No. 1 to Securities Purchase Agreement, dated October 14, 2025, by and among SHF Holdings, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-k, filed on October 17, 2025).
10.36	Form of Amended and Restated Warrant (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-k, filed on October 17, 2025).
14	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 1 of the Company’s Annual Report on Form 10-K, filed on April 1, 2024).
19	Insider Trading Policies and Procedures (incorporated by reference to Exhibit 19 of the Company’s Annual Report on Form 10-K, filed on April 10, 2025).
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed on April 10, 2025).
23.1*	Consent of Marcum LLP, independent registered public accounting firm.
23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
97	Clawback policy (incorporated by reference to Exhibit 97 of the Company’s Annual Report on Form 10-K, filed on April 1, 2024).
107*	Calculation of Filing Fee Table.
101.INS*	Inline XBRL Instance Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to o be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, on October 20, 2025.

SHF HOLDINGS, INC.

/s/ Terrance Mendez
Name:	Terrance Mendez
Title:	Chief Executive Officer, Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terrance Mendez as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Terrance Mendez	Chief Executive Officer, Interim Chief Financial Officer, Director (Principal Financial Officer)	October 20, 2025
Terrance Mendez

/s/ Douglas Beck	Principal Accounting Officer, Senior Vice President of Finance (Principal Accounting Officer)	October 20, 2025
Douglas Beck

/s/ Sundie Seefried	Director	October 20, 2025
Sundie Seefried

/s/ Jonathon F. Niehaus	Director	October 20, 2025
Jonathon F. Niehaus

/s/ Francis A. Braun III	Director	October 20, 2025
Francis A. Braun III

/s/ Richard Carleton	Director	October 20, 2025
Richard Carleton

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